Confidential - WinStar/Williams


                                  IRU AGREEMENT

                                     BETWEEN

                             WINSTAR WIRELESS, INC.

                                       AND

                          WILLIAMS COMMUNICATIONS, INC.


                             Dated December 17, 1998


                                   (Long-Haul)

                                TABLE OF CONTENTS

1.   DEFINITIONS...........................................................1

2.   CONVEYANCE OF DARK FIBER IRUS AND GRANT OF OPTION.....................7
2.1.   Grant of Network IRU................................................7
2.2.   Option..............................................................8
2.3.   Financing Arrangements..............................................8
2.4.   Preferred Provider Status...........................................8
2.5.   Most Favored Customer Provision.....................................9
2.6.   No Title to Realty or Personalty....................................9

3.   CONSIDERATION FOR IRUS................................................10
3.1.   Contract Price......................................................10
3.2.   Exercise Price......................................................10

4.   CONSTRUCTION..........................................................10
4.1.   Construction Representations, Warranties and Covenants..............10
4.2.   Delivery of System Segments.........................................10
4.3.   Renewal of Required Rights..........................................11
4.4.   As-Built Drawings...................................................11
4.5.   Third-Party Consents................................................11

5.   ORDERING AND PROVISIONING.............................................12
5.1.   Provision of Interim Service........................................12
5.2.   Service Orders for Interim Services.................................12
5.3.   Changes in Service Parameters.......................................14
5.4.   Assignment and Assumption of Backbone Agreements....................15

6.   CONNECTION TO THE SYSTEM AND COLLOCATION..............................17
6.1.   Collocation.........................................................17
6.2.   Interconnection.....................................................17
6.3.   Ancillary Services..................................................18

7.   ACCEPTANCE AND TESTING OF FIBERS......................................18
7.1.   Overview............................................................18
7.2.   SSPFAT by Williams..................................................19
7.3.   SSPFAT by WinStar...................................................19
7.4.   Failure Notice......................................................20
7.5.   Correction..........................................................20
7.6.   Testing by Third Party..............................................20
7.7.   System Segment Fiber Acceptance Testing and Acceptance Date.........21
7.8.   Testing of Option Fibers............................................21

8.   USE OF THE SYSTEM.....................................................21
8.1.   Use of WinStar Fibers...............................................21
8.2.   Notice of Damage....................................................21
8.3.   Precautions.........................................................21
8.4.   Use of Equipment....................................................22
8.5.   Liens...............................................................22

9.   TERM..................................................................22
9.1.   Agreement Term......................................................22
9.2.   IRU Terms...........................................................22
9.3.   Effect of Termination...............................................22

10.  OPERATION, MAINTENANCE, AND REPAIR OF THE SYSTEM......................23
10.1.  Routine Maintenance.................................................23
10.2.  Non-Routine Maintenance.............................................23
10.3.  Subcontractors......................................................23
10.4.  Continued Breach of  Routine Maintenance Obligations................23
10.5.  WinStar Equipment...................................................23
10.6   Access to Systems...................................................23

11.  RELOCATION............................................................24
11.1.  Relocation..........................................................24
11.2.  Cost of Relocation..................................................24
11.3.  Updated As-Built Drawings...........................................24

12.  INVOICING AND PAYMENT.................................................25
12.1.  Due Date and Invoice................................................25
12.2.  Form of Payment.....................................................25
12.3.  Disputed Charges....................................................25
12.4.  Late Interest.......................................................26
12.5.  Adjustments.........................................................26

13.  DISCLAIMER OF WARRANTIES..............................................26
13.1.  Parties.............................................................26
13.2.  Facility Owners/Lenders.............................................26

14.  AUDIT RIGHTS..........................................................26

15.  INDEMNIFICATION.......................................................27
15.1.  Indemnification.....................................................27
15.2.  Third Party Claims..................................................27
15.3.  Indemnification of Providers........................................28
15.4.  WinStar Customers...................................................28

16.  LIMITATION OF LIABILITY...............................................28
16.1.  General Intent......................................................28
16.2.  Liability Restrictions..............................................28
16.3.  Released Parties....................................................29

17.  INSURANCE.............................................................29
17.1.  Insurance...........................................................29
17.2.  Documentation.......................................................30
17.3.  Certificates........................................................30
17.4.  Blanket Policies....................................................30

18.  TAXES AND GOVERNMENTAL FEES...........................................30
18.1.  Payment by WinStar..................................................30
18.2.  Payment by Williams.................................................31
18.3.  Reimbursement.......................................................31
18.4.  Cooperation.........................................................31
18.5.  Services............................................................31

19.  NOTICE................................................................31

20.  CONFIDENTIALITY.......................................................32
20.1.  Confidential Information............................................32
20.2.  Obligations.........................................................32
20.3.  Exclusions..........................................................33
20.4.  No Implied Rights...................................................34

21.  DEFAULT...............................................................34

22.  FORCE MAJEURE.........................................................34
22.1.  Excusable Delay.....................................................34
22.2.  Notice and Remedy...................................................35

23.  REMEDIES AND DISPUTE RESOLUTION.......................................35
23.1.  Dispute Resolution..................................................35
23.2.  Cumulative Remedies.................................................35
23.3.  Informal Dispute Resolution.........................................35
23.4.  Arbitration.........................................................36
23.5.  Continued Performance...............................................38
23.6.  Immediate Injunctive Relief.........................................38

24.  GENERAL...............................................................38
24.1.  Rules of Construction...............................................38
24.2.  Assignment..........................................................40
24.3.  Relationship of the Parties.........................................42
24.4.  Prohibition on Improper Payments....................................42
24.5.  Entire Agreement; Amendment; Execution..............................42

25.  REPRESENTATIONS, WARRANTIES AND COVENANTS.............................43
25.1.  Representations and Warranties......................................43
25.2.  Additional Williams Covenants.......................................43
25.3.  Infringement of Intellectual Property Rights........................44

26.  USE OF TELECOMMUNICATIONS AND OTHER SERVICES..........................44
26.1.  Condition to Provision of Services..................................44
26.2.  Intrastate Interexchange Services...................................44
26.3.  WinStar Responsibilities............................................45
26.4.  Consents............................................................45
26.5.  Restriction of Transmissions........................................45
26.6.  Reasonableness, Consents and Approval...............................45

                                    EXHIBITS

Exhibit A     Williams System
              Part 1 -- Route Map
              Part 2 -- System Segments
Exhibit B     Williams Network Pricing Schedules and Technical Specifications
Exhibit C     Collocation Provisions
              Part 1 - Transmission Sites
              Part 2 - POPs
Exhibit D     Fiber Splicing, Testing, and Acceptance Standards
Exhibit E     Fiber Specifications
Exhibit F     Cable Installation Specifications
Exhibit G     Transmission Site Specifications
Exhibit H     As-Built Drawing Specifications
Exhibit I     Operations Specifications
Exhibit J     Intentionally omitted
Exhibit K     Payment Terms
Exhibit L     Intentionally Omitted
Exhibit M     Intentionally Omitted
Exhibit N     Intentionally Omitted
Exhibit O     Williams Cities and Location of POPs

                                  IRU AGREEMENT
                                   (Long-Haul)

         THIS IRU AGREEMENT (including the Exhibits and Schedules attached hereto, this "Agreement") is made as of the Effective Date (hereafter defined) by and between WINSTAR WIRELESS, INC. ("WinStar"), a Delaware corporation having its principal office at 230 Park Avenue, New York City, New York, and WILLIAMS COMMUNICATIONS, INC. ("Williams"), a Delaware corporation, having its principal office at One Williams Center, Tulsa, Oklahoma 74172.


                              W I T N E S S E T H:


         WHEREAS, Williams has constructed or will construct or obtain rights of use in a fiber optic communication system (the "System") located approximately along the routes depicted in Exhibit A, Part 1 (the "Route") and consisting of the System Segments, as defined below; and


         WHEREAS, WinStar desires to acquire from Williams, and Williams desires to provide to WinStar, the Network IRU as defined below upon the terms and conditions set forth below;


         NOW, THEREFORE, in consideration of the mutual promises set forth below and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.       DEFINITIONS
         Capitalized terms and phrases used in this Agreement shall have the following meanings:

          (a)  "Acceptance Date" means the date defined in Section 7.7 below.

          (b)  "Acceptance Standards" means the standards set forth in Exhibit D
               with  respect  to  the  testing  of  the  WinStar   Fibers.

          (c) "Additional Services" means telecommunications services in excess of the Minimum Commitment, such excess is not included in the Contract Price.

          (d) "Affiliate" means, with respect to any entity, any other entity Controlling, Controlled by or under common Control with such entity, whether directly or indirectly through one or more intermediaries.

          (e) "Agreement" has the meaning set forth in the preamble to this document.

          (f) "Ancillary Collocation Services" has the meaning set forth in Exhibit C, Part 1, Section 1(d).

          (g)  "Ancillary Services" has the meaning set forth in Section 6.3.

          (h) "Assignment Agreement Effective Date" has the meaning set forth in Section 5.4(a).

          (i) "Assumed Backbone Agreement" means a Backbone Agreement that WinStar assigns to Williams in accordance with Section 5.4.

          (j) "Backbone Agreements" means the agreements designated by WinStar that WinStar is a party to as of the Effective Date and which WinStar intends to assign to Williams or have Williams act as a payment agent.

          (k) "Backbone Agreement Service Provider" means each provider of telecommunications services (other than WinStar) who is a party to a Backbone Agreement.

          (l) "Cable" means fiber optic cable installed pursuant to this Agreement as part of the System (including any replacement cable) and fibers contained therein, including the WinStar Fibers, and associated splicing connections, splice boxes and vaults, and conduit.

          (m)  "Circuit" means a communications path with a specified bandwidth.

          (n) "Claim" means any claim, action, dispute, or proceeding of any kind between WinStar (or any of its Affiliates, successors or assigns) and Williams (or any of its Affiliates, successors, or assigns) and any other claim, transaction, occurrence, loss, liability, expense or other matter arising out of, in connection with, or in any way related to, the Network IRU, the System, this Agreement or any other instrument, arrangement or understanding related to the Network IRU.

          (o)  "Claimant" has the meaning set forth in Section 15.1.


          (p)  "Collocation  Service"  has the  meaning  set forth in Exhibit C,
               Part 2.


          (q) "Connecting Point" means a point where the network or facilities of WinStar will connect to the System.

          (r)  "Contract Price" has the meaning set forth in Section 3.1.

          (s) "Control" and its derivatives mean legal, beneficial or equitable ownership, directly or indirectly, of more than fifty percent (50%) of the outstanding voting capital stock (or other ownership interest, if not a corporation) of an entity or management or operational control over such entity.

          (t) "Costs" means actual, direct costs incurred and computed in accordance with the established accounting procedures used by Williams to bill third parties for reimbursable projects. All Costs shall be computed in accordance with generally accepted accounting principles. Such actual, direct costs include the following:

               (i) Labor costs, including wages and salaries, and benefits, plus the overhead allocable to such labor costs (overhead allocation percentage shall not exceed the lesser of: (i) the percentage Williams allocates to its internal projects; or (ii) thirty percent (30%)); and

               (ii) Other   direct  costs  and   out-of-pocket   expenses  on  a
                    pass-through basis (such as equipment, materials, supplies, contract services, costs of capital, Required Rights, sales, use or similar taxes, etc.) plus ten percent (10%) of such expenses; but,

               (iii) Less any cost or expense reimbursed by a third party.

          (u) "CPNIP" has the meaning set forth in Part I, Section 2.1 of Schedule B, Williams Network Technical Specifications.

          (v)  "Deadline Date" has the meaning set forth in Section 4.2.

          (w)  "Deduction  Sections"  has  the  meaning  set  forth  in  Section
               24.1(l).

          (x)  "Dispute Notice" has the meaning set forth in Section 23.4(a).

          (y)  "Disputing Party" has the meaning set forth in Section 23.4.

          (z)  "Due Date" has the meaning set forth in Section 12.1.

          (aa) "Effective Date" means December 17, 1998.

          (bb) "Equipment" has the meaning set forth in Section 1.1 of Schedule C, Part 2.

          (cc) "Exercise Date" means the date on which WinStar exercises its Option in accordance with Section 2.2.

          (dd) "Exercise Price" has the meaning set forth in Section 3.2.

          (ee) "Facility Owners/Lenders" means any entity (other than Williams) that: (a) owns any portion of the System or any property or security interest therein, (b) leases to Williams, or provides an IRU to Williams in, any portion of the System, or (c) is a Lender with respect to Williams or any Affiliates of Williams.

          (ff) "FCC" means the Federal Communications Commission.

          (gg) "Fiber Acceptance Testing" means the fiber acceptance testing described in Exhibit D and in Article 7.

          (hh) "Fiber Collocation Provisions" means the provisions set forth in Exhibit C, Part 1.


          (ii) "Fibers" means any optical fibers contained in the System including the WinStar Fibers, the fibers of Williams and the fibers of any third party in the System excluding, however, any fibers granted (whether through ownership, IRU, lease, or otherwise) to governmental entities in exchange for the use of streets, rights of way, or other property under the jurisdiction of such entity.

          (jj) "Force Majeure Events" has the meaning set forth in Article 22.

          (kk) "Indefeasible Right of Use" or "IRU" means an exclusive, indefeasible right to use the specified property or capacity in the manner contemplated by this Agreement; provided, however, that the grant of an IRU shall not convey title, ownership, or rights of possession in the System, the WinStar Fibers, the Cable, the Right-of-Way Agreements, or any other real or personal property.

          (ll) "Indemnitor" has the meaning set forth in Section 15.1.

          (mm) "Initial  WinStar  Fibers"  has the  meaning set forth in Section
               2.1.

          (nn) "Intellectual   Property   Rights"   means   patent,   copyright,
               trademark, trade secret or other proprietary rights with respect to any work product in which such rights could inure.

          (oo) "Interconnect/Collocation Notice" has the meaning set forth in Exhibit C, Part 1, Section 3.

          (pp) "Interconnect  Facility"  has the meaning set forth in Exhibit C,
               Part 1, Section 2(a).

          (qq) "Interconnection"  has the meaning set forth in Section 6.2.

          (rr) "Interim IRU" has the meaning set forth in Section 2.1(b).

          (ss) "IRU Term" has the meaning set forth in Section 9.2.

          (tt) "LEC" means a local exchange carrier.

          (uu) "Lender" has the meaning set forth in Section 2.3.

          (vv) "Losses" means all liabilities, damages and related costs and expenses (including fines, levies, assessments, reasonable legal fees and disbursements and costs of investigation, litigation, settlement, judgment, interest and penalties) directly incurred by a party.

          (ww) "Material Improvements" has the meaning set forth in Section 10 of Exhibit C, Part 2.

          (xx) "Mean Time to Restore" has the meaning set forth in Exhibit B.

          (yy) "Minimum Commitment" means One Hundred Twenty Million Dollars ($120,000,000), which is the minimum amount of On-Net Telecommunications Services in United States dollars to be purchased by WinStar pursuant to the terms hereof prior to the expiration of the fifth anniversary of the Effective Date. Such amount is included in the Contract Price.

          (zz) "Minimum Term Liability" has the meaning set forth in Section 5.3(b).

          (aaa)"NCC" means Network  Control  Center,  as set forth in Exhibit I,
               Section  1(A).

          (bbb) "Network IRU" has the meaning set forth in Section 2.1.

          (ccc)"Notice  of  Election"  has the  meaning  set  forth  in  Section
               15.2(a).

          (ddd)"OOS"  means  Out-of-Spec,  as set forth in  Exhibit  D,  Section
               1(B).

          (eee) "Off Net" means a Circuit that is not On Net.

          (fff)"On Net" means a Circuit traversing the Williams Network between two Williams points of presence.

          (ggg) "Option Fibers" has the meaning set forth in Section 2.1.

          (hhh) "Option" has the meaning set forth in Section 2.2.

          (iii)"OTDR" means optical time domain reflectometer, as set forth in Exhibit D, Section 1(A).

          (jjj)"Other Services" means local access, Interconnection, Ancillary Services and Collocation Services.


          (kkk)"Payment  Deductions"  has  the  meaning  set  forth  in  Section
               24.1(l).

          (lll) "Payment Terms" has the meaning set forth in Section 3.1.

          (mmm)"Point of Presence" means a specified location at which Williams originates or terminates services.

          (nnn) "Premises" has the meaning set forth in Exhibit C, Part 2.

          (ooo)"Prime Rate" means, with respect of any period, the rate published as Chase Manhattan's prime rate in the Wall Street Journal, or any successor publication thereto, from time to time during such period.

          (ppp)"Pro-Rata Share" means a proportion equal to a fraction, the numerator of which is the number of WinStar Fibers and the denominator of which is all Fibers in the relevant System Segment Portion(s). If this fraction varies over different System Segment Portions, then the Pro Rata Share shall be equal to the weighted average (weighted by length as set forth in Williams' as-built drawings) of the relevant System Segment Portions. For example, if the fraction for 100 feet of the relevant System Segment Portion is 0.1 and the fraction for the remaining 50 feet of the relevant System Segment Portion is 0.07, the weighted average for the entire System Segment Portion would be 0.09.

          (qqq)"Released Party" means each of the following (but excludes Williams and WinStar):

               (i) Any Affiliates or Lenders of the other party and any Facility Owners/Lenders;

               (ii) Any  employee,  officer,  director,  stockholder,   partner,
                    member, or trustee of the other party or of its Affiliates, Lenders, or Facility Owners/Lenders; or

               (iii)Assignees   of  the   entities   included   in   the   above
                    subparagraphs (a) or (b) and any employee, officer, director, stockholder, partner, member, or trustee of such assignees.

          (rrr)"Renegotiated Backbone Agreement" means an Assumed Backbone Agreement that Williams has renegotiated as set forth in Section 5.4(b).

          (sss) "Representatives" has the meaning set forth in Section 20.2.

          (ttt)"Requested  Start  Date" has the  meaning  set  forth in  Section
               5.2(b).

          (uuu) "Required Rights" has the meaning set forth in Section 4.1.

          (vvv) "Restricted Fiber" has the meaning set forth in Section 26.1.

          (www)"Right-of-Way Agreements" means rights, licenses, authorizations, easements, leases, fee interests, or agreements that provide for the occupancy by the System of real property or fixtures (such as conduit, bridges, river crossings, or transmission towers).

          (xxx) "Route" has the meaning set forth in the Recitals above.

          (yyy) "Routine Maintenance" has the meaning set forth in Section 10.1.


          (zzz)"Service  Orders" has the  meaning  set forth in Section  5.2(a).


          (aaaa) "Service Term" means with respect to the provision of Telecommunications Services, Additional Services or Other Services, the length of time specified in the applicable Service Order during which Williams will provide such Telecommunications Services, Additional Services or Other Services.

          (bbbb) "Space" has the meaning set forth in Section 1.1 of Schedule C,
               Part 2.


          (cccc) "Start Date" means, with respect to any Telecommunications Services or Other Services WinStar requests Williams to provide hereunder, the first day on which such services are provided.


          (dddd) "Start of Service Notice" or "SOSN" has the meaning set forth in Section 5.2(e) .

          (eeee) "System" shall have the meaning set forth in the Recitals above.

          (ffff) "System Segment" means one of the System Segment Portions identified as a System Segment in Exhibit A, Part 2.

          (gggg) "System Segment Portion" means a discrete portion of the System and may refer to a span (a portion of the System between two Transmission Sites or between a Transmission Site and a point of presence or System end point), a portion between two points of presence or a point of presence and a System end point, or a portion of the System affected by a relocation or other circumstance.

          (hhhh) "Telecommunications Services" means interexchange telecommunications capacity on Williams' Network (or third parties' telecommunications facilities) at the DS-3, OC-3, OC-12 and OC-48 levels but excluding Other Service.

          (iiii) "Term" has the meaning set forth in Section 9.1.

          (jjjj) "Third Party Service Provider" means any third party provider, operator or maintenance repair contractor of facilities employed by Williams in connection with the provision of the Network IRU, Telecommunications Services or Other Services.

          (kkkk) "Transmission Sites" means the optical amplifier, regenerator, and junction sites along each System Segment.

          (llll) "Williams" means Williams Communications, Inc., a Delaware corporation, formerly known as Vyvx, Inc.

          (mmmm) "Williams Network" means the telecommunications facilities owned or operated by Williams and used to provide services between the cities listed on Exhibit O, as such may be added to as Williams grows its network during the Term.

          (nnnn) "WinStar" has the meaning set forth in the first paragraph of this document.

          (oooo) "WinStar Equipment" means optronic (opto-electrical), electronic, or optical equipment, or materials, facilities, or other equipment (other than the System) owned, possessed, or utilized by WinStar.

          (pppp) "WinStar Facilities" has the meaning set forth in Section 26.3.

          (qqqq) "WinStar Fibers" means the Initial WinStar Fibers and, upon WinStar's exercise of the Option in accordance with Section 2.2, the Option Fibers.

          (rrrr) "WinStar IRU" has the meaning set forth in Section 2.1.

2.   CONVEYANCE OF DARK FIBER IRUS AND GRANT OF OPTION

     2.1. Grant of Network IRU.

     Williams hereby grants the "Network IRU" to WinStar for the purposes described herein and on the terms and subject to the conditions set forth herein. The Network IRU comprises:

     (a) An exclusive Indefeasible Right of Use (the "WinStar IRU"), effective as of the Acceptance Date for each System Segment, in:

          (i) Four (4) strands of optical fiber (the "Initial WinStar Fibers"), as identified by Williams in each System Segment, throughout the length of the Route; and

          (ii) If the Exercise Date occurs, two (2) additional strands of optical fiber (the "Option Fibers"), as identified by Williams in each System Segment, throughout the length of the Route; and

     (b) An exclusive Indefeasible Right of Use in On-Net Telecommunications Services (the "Interim IRU"), effective as of the Effective Date, which is further defined in Article 5.

     2.2. Option.

     (a) WinStar is hereby granted an option (the "Option") to an exclusive Indefeasible Right of Use in the Option Fibers in all System Segments. The Option is not divisible (i.e. it may not be exercised in part) by System Segment or strand of Option Fiber. If not exercised, the Option shall expire on the seventh (7th) anniversary of the Effective Date.


     (b) WinStar may exercise the Option only by delivery of an irrevocable written notice to that effect by an authorized representative. If WinStar so exercises the Option:

          (i) The Option Fibers will be deemed to be WinStar Fibers (except for purposes of Article 7, for which separate treatment is indicated in Section 7.8) and will be deemed to be subject to the WinStar IRU; and

          (ii) WinStar's rights to use the Option Fibers shall begin upon the initial payment of the Exercise Price (or, if later, the Acceptance Date for each System Segment) and shall continue until the last day of the IRU Term of the corresponding System Segment.


     2.3. Financing Arrangements.

     Each party may, directly or through an Affiliate, enter into financing arrangements (including secured loans, leases, sales with lease-back, leases with lease-back arrangements, purchase-money or vendor financing, conditional sales transactions or other arrangements) with one or more financial institutions, vendors, suppliers or other financing sources (each a "Lender"), that, with respect to Williams, relate to the System and, with respect to WinStar, relate to the Network IRU (and not to any physical property right in the System), subject to Williams' rights pursuant to the Payment Terms.

     2.4. Preferred Provider Status.

     (a) During the Term, WinStar shall first seek to obtain its domestic interexchange telecommunications requirements (including dark fiber, data, voice and video circuits) from Williams. WinStar will fulfill such requirements with Williams' telecommunications products if Williams is responsive to WinStar's requests and those products, when compared to similar offerings in the marketplace, are of equivalent or better quality, availability and price.

     (b)  Within 180 days after the  Effective  Date,  the parties  will jointly establish a benchmarking measurement and comparison process (the "Benchmarking Process") designed to objectively evaluate whether the Williams Telecommunications Services, Additional Services or Other Services, as applicable, are of equivalent or better quality, availability and price as compared to similar services generally available in the market for similar size and scope requirements ("Market Level Charges"). The Benchmarking Process will take into consideration relevant factors such as quality and delivery terms.

     2.5. Most Favored Customer Provision.

     During the Term, if Williams sells On-Net Telecommunications Services, On-Net Additional Services, and/or Other Services (but not including any local access or dark/dim fiber) to a third party on Financial Terms (as hereinafter defined) that are not Comparable (as hereinafter defined) to those provided hereunder, WinStar shall be entitled to an adjustment of the amounts paid with regard to the On-Net Telecommunications Services, On-Net Additional Services, and/or Other Services in question. Williams shall promptly notify WinStar in writing of such more favorable Financial Terms. Williams shall be under no obligation to disclose to WinStar the identity of any such third party or any other provisions of such a contract that are not more favorable than those provided to WinStar. Such adjustment shall be equal to the aggregate amount necessary to make the Financial Terms Comparable (pro rated to follow the cash timing of this Agreement). Upon payment or credit of such adjustment to WinStar, the Financial Terms of this Agreement shall be deemed to be those more favorable Financial Terms for the purpose of future applications of this Section. Nothing in this Section shall be deemed to require Williams to sell more than the Minimum Commitment contained herein. "Comparable" means not less than the price, after adjustments to take into account all differences attributable to volume, terms and conditions, advances in technology, passage of time, market conditions or strategic relationship value. "Financial Terms" means the overall pricing of services to the third-party.

     2.6      No Title to Realty or Personalty.

     Neither this Agreement nor the grant of the Network IRU effected hereby conveys any form or type of title in any real or personal property, including the System or any portion thereof or in any transmission or other facilities and equipment related to the provision of Telecommunications Services, Other Services, or Additional Services. Williams and WinStar intend that this Agreement constitutes a true lease of the WinStar Fibers and not a sale of the WinStar Fibers. Notwithstanding such express intent of the parties, if a court of competent jurisdiction determines that this Agreement is not a true lease, but a security interest in the WinStar
     Fibers, then solely in that event and solely for the limited purpose thereof, WinStar shall be deemed to have granted Williams a security interest as described in Section 7 of Exhibit K hereto. WinStar shall provide an inventory of any equipment to be located on Williams' sites.

3.   CONSIDERATION FOR IRUS

     3.1. Contract Price.

     As consideration for the Network IRU, WinStar shall pay Williams Five Hundred and Fifty Million Dollars ($550,000,000) (the "Contract Price") in accordance with the payment and other terms set forth in Exhibit K hereto (the "Payment Terms"), plus the Exercise Price if the Option is exercised.

     3.2. Exercise Price.

     The price payable if WinStar exercises the Option (the "Exercise Price") shall be Fifty-One Million Eight Hundred Thirty-Four Thousand One Hundred Dollars ($51,834,100), allocated to each System Segment as set forth in Exhibit A, Part 2. The Exercise Price for each System Segment shall be chargeable upon the later of (a) the date WinStar exercises the Option or
     (b) the  Acceptance  Date of that  System  Segment.

4.  CONSTRUCTION

     4.1. Construction Representations, Warranties and Covenants.

     (a) Williams represents, warrants and covenants that, as of the Acceptance Date for each System Segment, it (or the underlying facility owner on Williams' behalf) shall have obtained the following rights (collectively, the "Required Rights"):

          (i) All Right-of-Way Agreements necessary for the installation and use of that System Segment;

          (ii) The rights to use those System Segment Portions it does not own and the right to grant the Network IRU with respect to such System Segment Portions;

     (b) Williams represents, warrants and covenants that, for each System Segment,

          (i) That System Segment has been designed, engineered, installed, and constructed in accordance with the specifications set forth in Exhibits D, E, F and G; and

          (ii) Throughout the relevant IRU Term, the exercise of rights by or on behalf of Williams' Facilities Owners/Lenders shall not deprive WinStar of the peaceful and quiet enjoyment of the WinStar IRU in that System Segment.

     4.2. Delivery of System Segments.

     (a) Deadline Date. The planned Acceptance Date for each System Segment shall be the date sixty (60) days after the Planned Construction Date set forth as such in Exhibit A, Part 2. The "Deadline Date" shall be sixty (60) days after the later of (a) such planned Acceptance Date or
          (b) the planned Acceptance Date as extended due to unforseen events not in the reasonable control of Williams (other than as due to Williams' negligence), Force Majeure Events or as expressly permitted by this Agreement. Williams shall implement each System Segment so that it achieves its Acceptance Date by the Deadline Date. Williams shall give WinStar as much prior notice as reasonably possible if , to the best of Williams' knowledge, there is a forseeable risk that it may miss a Deadline Date for any System Segment.

     (b) Failure to Meet Deadline Date. If Williams does not meet the Deadline Date for any System Segment, and the parties are unable, in good faith, to agree to an alternative Deadline Date, WinStar's sole and exclusive monetary remedy for such failure shall be to obtain Cover (as hereinafter defined) beginning on the Deadline Date for the System Segments not made available. Such "Cover" shall be satisfied by Williams' providing, at Williams' expense: (a) such capacity as is required for WinStar to carry those Circuits it would have migrated to the WinStar Fibers, and (b) such other capacity as is needed to fulfill WinStar's increase in usage (based on actual orders of its customers), until Williams delivers the WinStar Fibers. In any event, Williams will provide such Cover capacity in ATM, private line, or frame relay formats, at WinStar's option.

     4.3.  Renewal of Required Rights.

          Williams shall renew or replace existing Required Rights for each System Segment through at least the applicable IRU Term.

     4.4. As-Built Drawings.

          Within six (6) months after the Acceptance Date for any System Segment, Williams shall provide WinStar with as-built drawings for that System Segment, in compliance with the specifications for as-built drawings set forth in Exhibit H.

     4.5. Third-Party Consents.

          WinStar acknowledges that Williams requires the consent of a third party in order to grant WinStar an IRU with respect to the Washington-Houston and Houston-Dallas System Segments. WinStar shall not unreasonably withhold consent to changes to this Agreement required by such third party that do not adversely affect WinStar's rights and obligations under this Agreement and do not require payment of additional consideration by WinStar. If WinStar consents to such changes, the parties shall execute an appropriate amendment. If WinStar does not consent to such changes, or the Required Consents cannot be obtained for other reasons, then the Contract Price and Exercise Price shall each be reduced by the corresponding amount allocated to the affected System Segment(s) in Exhibit A, Part 2.

5.   ORDERING AND PROVISIONING

     5.1. Provision of Interim Service.

     (a) Inasmuch as the deployment of the System does not currently reach all locations set forth in Part 1 of Exhibit A, Williams shall provide, subject to availability and on a non-discriminatory basis, Telecommunications Services on the Williams Network in accordance with the terms of this Agreement. Such Telecommunications Services may be part of the Minimum Commitment or may be Additional Services.

     (b) At the request of Williams, WinStar shall pay for Other Services or Additional Services requested by WinStar in accordance with the terms of this Agreement.

     (c) Within ninety (90) days after each of the first five (5) anniversaries of the Effective Date, Williams shall determine WinStar's actual use of Minimum Commitment for the year ending on such anniversary and shall send such information to WinStar for review. Irrespective of any shortfall in Minimum Commitment actually used by WinStar during any period, in no event shall any refund, rebate or reduction in the Contract Price be granted or paid to WinStar as a result of any such shortfall. Williams shall be obligated to accept any conforming Service Orders issued by WinStar for On-Net Telecommunications Services up to the Minimum Commitment during the first five anniversaries of the Effective Date. Williams shall permit WinStar to take up to two (2) months beyond the fifth anniversary beyond the Effective Date to use Telecommunications Services requested and paid for under a Service Order for On-Net Telecommunications Services issued prior to the end of the fifth anniversary of the Effective Date to enable WinStar to meet the Minimum Commitment. Notwithstanding the foregoing, WinStar shall have additional time beyond the foregoing five year period to meet the Minimum Commitment to the extent WinStar's failure to meet the Minimum Commitment is due to delays by Williams' in providing any of the On-Net Telecommunications Services by the firm order commitment date issued by Williams during such five year period.

     5.2. Service Orders for Interim Services.

     (a) Telecommunications Services, Additional Services, and Other Services requested by WinStar hereunder shall be requested on Williams Service Order forms in effect from time to time ("Service Orders"). Each Service Order shall reference this Agreement. Williams reserves the right not to accept a Service Order that does not conform with the terms and conditions of this Agreement and such non-conforming Service Order shall have no force or effect hereunder.

     (b) Each Service Order will indicate a requested due date (the "Requested Start Date") for the Circuit, the desired term of the Circuit, specific city pairs, applicable bandwidth, whether the Circuit(s) are to be expedited or provided in normal intervals and any other parameters required. Williams shall acknowledge receipt of the Service Order, on average, within forty-eight (48) hours (an "Acknowledgement"). Within four (4) business days of the Acknowledgement, Williams will advise WinStar as to network availability. With respect to On-Net Circuits, when WinStar requests to order its own local loops Williams will provide a Letter of Agency within seven to ten business days after Williams' receipt of the Service Order. Within twenty-four (24) hours after Williams' receipt of the Design Layout Record (as provided by the applicable local access provider), Williams will provide a firm order commitment for On-Net Circuits. All Service Order intervals for Off-net Circuits or Backbone Agreement Circuits are on an individual case basis. Williams will use reasonable efforts to assist WinStar in obtaining a Letter of Agency and delivering service from a Third-Party Provider. All On-Net DS-3/OC-3 Circuits ordered by WinStar pursuant to Service Orders under this Agreement will be provisioned by Williams within a target timeframe of forty-five (45) days from the date of the Service Order for POP to POP service.

     (c) Once a Service Order is placed, WinStar may cancel it only by notice of cancellation not less then ten days prior to delivery of the corresponding Circuit, and payment of any specified cancellation fee. WinStar agrees that the actual damages in the event of such cancellation would be difficult or impossible to ascertain, and that the cancellation charge set forth in herein is consequently intended
          to  establish   liquidated   damages  and  not  a  penalty.

     (d) Any conflicting, different or additional terms and conditions contained in WinStar's acknowledgment or Service Order or elsewhere are deemed objected to by Williams and shall not constitute part of this Agreement. No action by Williams (including fulfillment of such Service Order) shall be construed as binding or estopping Williams with respect to such conflicting, different or additional term or condition, unless the Service Order containing said term or condition has been signed by an authorized representative of Williams.

     (e) Williams shall make reasonable efforts to provide Telecommunications Services, Other Services and Additional Services within its standard service implementation interval, as set forth herein or on WinStar's Requested Start Date. Telecommunications Services, Other Services or Additional Services, as applicable, shall begin on the date Williams issues a notice that service is available (the "Start of Service Notice" or "SOSN"), indicating the service has been tested by Williams in accordance with Williams' standard specifications and that the service meets or exceeds those specifications.

     (f) WinStar may reasonably request one or more delays in the Requested Start Date of a Service Order, a move, or rearrangement if Williams receives the delay request at least fifteen (15) days prior to the Requested Start Date and the requested delay does not extend the Requested Start Date more than thirty (30) days from the original date thereof. If WinStar delays the Requested Start Date (or as gauged by the SOSN, if issued for a date after the Requested Start Date) by more than thirty (30) days, WinStar has the option to (a) accept the billing for the Service Order, (b) in the case of On-Net Telecommunications Services, Other Services, or Additional Services, cancel the Service Order and pay the applicable cancellation charges for the facilities ordered, or (c) in the case of Off-Net Telecommunications Services, Other Services, or Additional Services, cancel the Service Order and pay any charges or other costs Williams incurs as a result of such cancellation. The billing or cancellation will be effective thirty (30) days after the Requested Start Date. If WinStar elects to accept billing, the installation will be completed as soon as reasonably practical after WinStar advises Williams that the installation can be completed.

     (g) Subject to the terms of Section 24.1(l), if, after the relevant Start Date, Williams is in material breach of its obligation to issue a SOSN for On-Net Telecommunications Services (excluding any breach arising from delays in obtaining or failures to obtain or maintain service such as local access or Off-Net service, but excluding POP-to-POP On-Net service) for a period of more than one hundred twenty (120) consecutive days after WinStar provides written notice of such breach, WinStar may deduct from each succeeding monthly invoice, so long as that breach continues, the amount by which such Telecommunications Services would otherwise have contributed toward the Minimum Commitment during any month following such one hundred twenty (120) day period. Upon Williams' issuance of the corresponding SOSN, no further deductions shall be available to WinStar for such Telecommunications Services.

     5.3. Changes in Service Parameters.

     (a) WinStar may disconnect Off-Net Telecommunications Service, Other Services, or Additional Services provided by a Third-Party Service Provider pursuant to a Service Order by providing sixty (60) days' prior written notice and paying any and all amounts properly due that Provider for the affected Service Order.

     (b) Following the relevant Start Date for any On-Net service, WinStar may disconnect or reconfigure that service upon sixty (60) days' prior written notice. If that action relates to a Circuit that has not been in place for at least one (1) year from its Start Date, (i) WinStar shall pay Williams an amount equal to the total of the monthly charges for one year of service of such Circuit, less the amount of monthly charges actually paid at the time of service disconnection (the "Minimum Term Liability") and (ii), WinStar shall also pay Williams the additional charges set forth in this Agreement that are associated with that disconnection or reconfiguration. Subsection (ii) shall also apply in the event of a cancellation in accordance with Section 5.2(c).

     5.4. Assignment and Assumption of Backbone Agreements.

     (a) Assumption. Subject to subsection (i) below and WinStar obtaining any necessary required consents, WinStar will assign to Williams pursuant to a mutually acceptable assignment and assumption agreement, all Backbone Agreements that can be assigned, to the extent that Williams has the requisite intrastate or international authority to provide the services encompassed by such Backbone Agreements. The date of the assignment shall be the "Assignment Agreement Effective Date". After such assumption, the terms and conditions of such Assumed Backbone Agreements or such Renegotiated Backbone Agreement, as applicable, (including all technical standards and service provisioning intervals) shall prevail solely with regard to services provided by Williams to WinStar thereunder, except as to any Circuit which has been migrated on Williams Network as provided below.

     (b) Renegotiation. Williams shall renegotiate the Assumed Backbone Agreements, as it is reasonably able, to improve on the terms and pricing thereof. Any such renegotiated terms shall only be applicable to WinStar to the extent it improves the terms and pricing of the Backbone Agreement as assigned to Williams. Once an Assumed Backbone Agreement is renegotiated, it shall be considered a Renegotiated Backbone Agreement for all purposes herein. Williams will only pass through to WinStar, and WinStar shall be entitled to, its pro-rata share of such cost savings achieved in any Renegotiated Backbone Agreement. WinStar's pro-rata share will be determined by dividing the then current WinStar Circuit or billing volumes by the total new Circuit or billing volume under the Renegotiated Backbone Agreement.


     (c) Payment Agent. WinStar shall designate Williams as its payment agent with respect to all Backbone Agreements that cannot be assigned to Williams pursuant to subsection (a) above.

     (d) Payment and Minimum Commitments. WinStar shall pay Williams for services rendered under the Assumed Backbone Agreements and Renegotiated Backbone Agreements at the rates therein and shall also remain responsible for meeting the associated minimum revenue or volume commitments, if any (the "Minimums"). With respect to any Renegotiated Backbone Agreement, WinStar shall abide by the renegotiated terms and conditions, including paying the reduced price as set forth in subsection (b) above. WinStar shall, in all instances and to the extent such amounts are pre-calculated, pay the non-recurring and monthly recurring charges to Williams in immediately available funds at least one billing cycle prior to the date that payment is due from Williams to the Backbone Agreement Service Provider under an Assumed Backbone Agreement or a Renegotiated Backbone Agreement.

     (e) Administration. The parties will work together to identify the Circuits related to each Backbone Agreement and, after assignment, minimum revenue or volume commitments of WinStar, if any, associated with the Assumed Backbone Agreements and Renegotiated Backbone Agreements. In no event shall WinStar be responsible for any minimum revenue or volume commitments under a Renegotiated Backbone Agreement beyond such commitments agreed to by WinStar prior the Effective Date. Subject to WinStar's confidentiality obligations, WinStar will provide Williams reasonable access to its records, books and other documents and data related to each Backbone Agreement, Assumed Backbone
          Agreement and Renegotiated Backbone Agreement. WinStar will also cooperate with Williams in the administration of such agreements. Williams is not obligated to assume any Circuit until such Circuit is identified by the parties.

     (f) WinStar Disputes. Williams will endeavor to resolve, on behalf of WinStar and at WinStar's expense, any back-billing dispute which accrued prior to the applicable Assignment Agreement Effective Date (provided that notice of any such dispute is received by Williams before any such Assignment Agreement Effective Date) and WinStar will cooperate fully in any such effort.

     (g) Orders Under Assumed and Renegotiated Backbone Agreements. Unless otherwise permitted by Williams, WinStar will place orders under Assumed Backbone Agreements and Renegotiated Backbone Agreements through Williams. Williams will not be obligated to accept any Circuit arranged by WinStar in contravention of this provision and such Circuit will not become subject to the Assignment and Assumption Agreement unless otherwise agreed to by Williams, such agreement not to be unreasonably withheld.


     (h) Relationship to the Minimum Commitment and Migration. Provision of service under any Backbone Agreement (including the Assumed Backbone Agreements and Renegotiated Backbone Agreements) will not count toward satisfaction of the Minimum Commitment until such time as such Circuits are migrated onto the Williams Network. Subject to WinStar's prior approval in each instance, Williams shall migrate Circuits provided under any Assumed Backbone Agreements or Renegotiated
          Backbone Agreements as soon as reasonably possible, taking into account any Circuit terms, early termination fees or Minimums.

     (i) Assumption Proviso. Williams shall not be obligated to assume any Backbone Agreement that would materially conflict with another Williams contract, have a materially adverse effect on Williams, or that contains any material usage commitment based upon a percentage of WinStar's telecommunications needs. In the event Williams does not assume such Backbone Agreement, Williams will act as a payment agent as provided in Section 5.4(c).

6.  CONNECTION  TO THE  SYSTEM AND COLLOCATION

     6.1. Collocation.

     (a) WinStar shall have the right to use Transmission Sites along the Route pursuant to the Fiber Collocation Provisions. Such Transmission Sites shall meet or exceed the power and building requirements specified in Exhibit G. WinStar shall provide, maintain, and for all purposes be solely responsible for all WinStar Equipment at Transmission Sites or other locations.


     (b) Collocations in Williams Points of Presence will be provided in accordance with the terms contained in Exhibit C, Part 2.

     (c) Subject to the terms of Section 24.1(l), if, after the Acceptance Date for any System Segment, Williams is in material breach of its obligation to provide the rack space or square footage specified by the Collocation Provisions at any Transmission Site (excluding Transmission Sites on the Dallas-Houston System Segment) for a period of more than one hundred twenty (120) consecutive days after WinStar provides written notice of such breach, WinStar may deduct the following amount from its monthly invoice, pro-rated for partial months, so long as that material breach continues beyond such one hundred twenty (120) day period: (i) Five Thousand Dollars ($5,000) per month prior to the eighth anniversary of the relevant Acceptance Date, (ii) one thousand dollars ($1,000) per month from the the eighth anniversary of the relevant Acceptance Date up to but not including the tenth anniversary of the relevant Acceptance Date, and (iii) five hundred dollars ($500) per month thereafter. The preceding provision shall apply on a per-Transmission Site basis for each relevant Transmission Site.

     6.2. Interconnection.

     (a) With respect to each of the cities served by the WinStar Fibers, the parties shall mutually determine the most efficient manner of providing the required connectivity ("Interconnection") between the WinStar and Williams points of presence, whether through then-existing installed capacity, implementation of new capacity or third party arrangements. In addition, the parties shall set and periodically review the schedule (timing and priority) of implementation of those Interconnection facilities and shall adhere to that schedule in implementing such facilities.

     (b) The parties shall allocate the costs of each Interconnection facility as follows:

          (i) The parties shall mutually agree upon a forecast of each party's usage of that Interconnection facility during the first year after implementation (the "Forecast"). The non-recurring costs associated with the implementation of that facility and the recurring cost thereof in the first month of operation (in aggregate, the "Start-up Costs") will be allocated pro rata between the parties based upon the Forecast. One year thereafter the parties shall re-calculate the allocation of the Start-up Costs by substituting actual usage during the preceding year in place of the Forecast. Based upon that recalculation, Williams shall pay or receive a refund, in either case equal to the difference between the initial allocation of the Start-up Costs and the recalculated amount, plus interest at the Prime Rate for the applicable period.

          (ii) On a quarterly basis, the parties shall allocate the periodic recurring costs of that Interconnection facility pro rata between the parties based upon actual usage during the preceding quarter.

          (iii)Following the Effective Date, the parties will mutually develop appropriate procedures to implement the foregoing.

     6.3. Ancillary Services.

          Williams may also provide other services to WinStar for reasons including, but not limited to: (a) WinStar's request to expedite Telecommunications Services availability to a date earlier than Williams' published installation interval or a previously accepted Start Date; (b) Telecommunications Services redesign or other activity occasioned by receipt of inaccurate information from WinStar; (c) WinStar's request for use of routes or facilities other than those selected by Williams for provision of the Telecommunications Services; and (d) other circumstances in which extraordinary costs and expenses are generated at the written request of WinStar and incurred by Williams (collectively, "Ancillary Services").

7.  ACCEPTANCE  AND TESTING OF FIBERS

     7.1. Overview.

          Fiber Acceptance Testing of the WinStar Fibers shall be conducted for each System Segment Portion ("System Segment Portion Fiber Acceptance Testing" or "SSPFAT"). The provisions set forth below address the acceptance procedures and provisions regarding failure notices, corrections, third party testing and testing of the Option Fibers.

     7.2. SSPFAT by Williams.

          Williams shall perform SSPFAT of the WinStar Fibers in accordance with Exhibit D. SSPFAT shall progress System Segment Portion by System Segment Portion along the Route of each System Segment as cable splicing progresses, so that test results may be reviewed in a timely manner. WinStar shall have the right, but not the obligation, to have an individual present to observe Williams' SSPFAT or to conduct its own SSPFAT in accordance with Section 7.3 below (except, in either case, to the extent Williams' System Segment Portion Fiber Acceptance Testing takes place prior to the period ending twenty (20) days after the Effective Date). Williams shall provide WinStar at least ten (10) days prior notice of Williams' testing schedule or any change thereto. Within twenty (20) days after the conclusion of any SSPFAT of the WinStar Fibers conducted by Williams in any given System Segment Portion, Williams shall provide WinStar with a copy of the test results provided that in no case shall Williams be obligated to provide copies of such test results before January 11, 1999.

     7.3. SSPFAT by WinStar.

          WinStar shall have the right, but not the obligation, at its sole expense, to conduct its own SSPFAT of the WinStar Fibers to verify that they meet the Acceptance Standards. If WinStar elects to conduct its own SSPFAT of the WinStar Fibers, it shall notify Williams of its intent to do so (including dates and locations) at least three (3) days prior to the date of Williams' scheduled commencement of the SSPFAT of a particular System Segment Portion as specified in
          Williams'  ten day prior  written  notice to  WinStar as  provided  in
          Section 7.2. WinStar may elect to perform such testing (i) itself subsequent to the Williams testing or (ii) concurrently with Williams' testing (except to the extent Williams' testing take place prior to the period ending twenty (20) days after the Effective Date), in which case both parties shall reasonably cooperate with the other to facilitate such concurrent testing. If WinStar elects to perform the testing itself subsequent to Williams' testing, WinStar will complete such testing within ten (10) days after Williams completes its SSPFAT of the relevant System Segment Portion (except to the extent such Williams testing takes place prior to the period ending twenty (20) days after the Effective Date in which case WinStar shall complete such SSPFAT by January 25, 1999). Williams shall have the right, but not the obligation, to have an individual present to observe WinStar's SSPFAT. Within twenty (20) days after the conclusion of WinStar's SSPFAT of the WinStar Fibers, WinStar shall provide Williams with a copy of the test results. WinStar's exercise or non-exercise of its right to conduct SSPFAT shall not extend or shorten the time periods for WinStar to determine, pursuant to Section 7.4, if the System Segment Portion meets the Acceptance Standards. Williams shall reasonably cooperate with WinStar to facilitate SSPFAT. Changes in testing schedules may be mutually agreed upon by the Parties.

     7.4. Failure Notice.

          If, within fourteen (14) days after the later of (i) receipt by WinStar from Williams of the test results referred to in Section 7.2 or of the results of re-testing as set forth below and (ii) WinStar conclusion of its own testing as provided in Section 7.3, WinStar reasonably determines that Williams' or WinStar's test results show that the System Segment Portion of the WinStar Fibers do not meet the Acceptance Standards, WinStar shall, within such fourteen (14) day period, notify Williams of such determination and shall identify in writing the specific data that indicate such failure to meet the Acceptance Standards. Notwithstanding the foregoing, if the fourteen
          (14) day period ends prior to January 25, 1999 for any System Segment Portion, WinStar will have until January 25, 1999 to give Williams notice of failures of the System Segment Portion to meet the Acceptance Standard.

     7.5. Correction.

     (a) Upon receiving notice pursuant to Section 7.4 that a System Segment Portion of the WinStar Fibers do not meet the Acceptance Standards, Williams shall either:

          (i) Expeditiously take such action as reasonably necessary to cause such System Segment Portion to meet the Acceptance Standards and then re-test in accordance with the provisions of this Article; or

          (ii) Notify WinStar that Williams disputes WinStar's determination that the System Segment Portion of the WinStar Fibers do not meet the Acceptance Standards.

     (b) After taking corrective actions and re-testing the WinStar Fibers (if appropriate), Williams shall provide WinStar with a copy of the new test results and WinStar shall again have all rights provided in this Article with respect to such new test results. The cycle described above of testing, taking corrective action and re-testing shall take place until the WinStar Fibers meet the Acceptance Standards; provided, however, repeating this cycle shall not in any manner whatsoever limit any other right or remedy WinStar may have under this Agreement.

     7.6. Testing by Third Party.

          If Williams provides notice to WinStar pursuant to Subsection 7.5(a)(ii), and the parties are unable to otherwise mutually agree, the parties shall appoint a mutually acceptable fiber optic testing company and such company shall re-test the applicable System Segment Portion of the WinStar Fibers. If that test demonstrates that the tested System Segment Portion of the WinStar Fibers meet the Acceptance Standards without any changes to such portion by Williams as tested by WinStar, then WinStar shall pay the testing company's charges and shall be deemed to have accepted the relevant System Segment Portion of the WinStar Fibers. If that test demonstrates that the relevant System Segment Portion of the WinStar Fibers do not meet the Acceptance Standards or that they do meet the Acceptance Standards due to changes made by Williams following WinStar's acceptance testing, then Williams shall pay the testing company's charges for performing the testing and shall perform the corrective action and re-testing set forth in Subsection 7.5(a)(i).

     7.7.  System  Segment Fiber Acceptance Testing and Acceptance Date.

          If the Fiber Acceptance Testing for all System Segment Portions of a System Segment shows that the WinStar Fibers meet the Acceptance Standards and WinStar does not object to the results of any SSPFAT by written notice within the time periods specified in Section 7.4, WinStar shall be deemed to have accepted the particular System Segment. The date of WinStar's notice accepting the System Segment of the WinStar Fibers or the date of deemed acceptance under this Article for the last of all of the System Segment Portions for a System Segment to be accepted shall be the "Acceptance Date" of the WinStar Fibers for that System Segment. The provisions of this Section shall not be deemed to relieve Williams of its obligation to provide Routine Maintenance or non-Routine Maintenance as set forth in this Agreement.

     7.8. Testing of Option Fibers.

          Williams shall include the Option Fibers in the SSPFAT of each System Segment. Upon WinStar's exercise of the Option, Williams shall provide copies of the results of all SSPFAT of the Option Fibers. The provisions above shall be applicable to the Option Fibers if WinStar exercises its Option.

8.       USE OF THE SYSTEM

     8.1. Use of WinStar Fibers.

          WinStar may use the WinStar Fibers for any lawful purpose.

     8.2. Notice of Damage.

          WinStar shall promptly notify Williams of any matters pertaining to any damage or impending damage to or loss of System that are actually known to it and that could reasonably be expected to adversely affect the System.

     8.3. Precautions.

          WinStar shall take all reasonable precautions against any damage proximately caused by WinStar to the System or to fibers used or owned by Williams or third parties.

     8.4. Use of Equipment.

          Neither   party  shall  use,  or  allow  others  to  use,   equipment,
          technologies, or methods of operation that adversely affect the Williams Network or the System or the permitted use of the Williams Network or the System by Williams or third parties or their respective Fibers, equipment, or facilities associated therewith. If WinStar uses equipment, technologies, and methods of operation that are collectively either in accord with Williams' practices or generally accepted industry standards, Williams shall have the burden of demonstrating that WinStar has breached the requirements of the preceding sentence.

     8.5. Liens.

          WinStar shall not, directly or indirectly, cause any part of the System to become subject to any mechanic's lien, materialman's lien, vendor's lien, or any similar lien whether by operation of law or otherwise. If WinStar becomes aware that it has breached its obligations under this Section, it shall promptly: notify Williams in writing, cause such lien to be discharged and released of record without cost to Williams and indemnify Williams against all costs and expenses (including reasonable attorneys' fees and court costs at trial and on appeal) incurred in discharging and releasing such lien.

9.       TERM

     9.1. Agreement Term.

          The term of this Agreement (the "Term") shall begin on the Effective Date and shall end upon expiration of the last IRU Term to expire, provided that, with respect to the Interim IRU, the Term shall extend twenty-five years from the Effective Date.

     9.2. IRU Terms.

          The term of this Agreement in respect of each System Segment (the "IRU Term") shall begin on the applicable Acceptance Date and shall end on the twenty-fifth (25th) anniversary of such Acceptance Date.

     9.3. Effect of Termination.

          No termination of this Agreement, an IRU Term, or of the Interim IRU shall affect the rights or obligations of any party hereto:

     (a) With respect to any payment hereunder for services rendered during the Term; or

     (b) Pursuant to Articles 14, 15, 16, 17, 18, 20, 23 and 24.1 entitled Audit Rights; Indemnification; Limitation of Liability; Insurance; Taxes and Governmental Fees; Confidentiality; Remedies and Dispute Resolution; and Rules of Construction, respectively.

10. OPERATION, MAINTENANCE, AND REPAIR OF THE SYSTEM

     10.1. Routine Maintenance.

          During the IRU Term, Williams shall perform all required Routine Maintenance at no additional cost to WinStar. "Routine Maintenance" means the work specifically identified as Routine Maintenance in
          Exhibit I, provided that Routine Maintenance excludes work for which WinStar is obligated to reimburse Williams for all or a portion of the Costs incurred pursuant to other Articles of this Agreement (including the Fiber Collocation Provisions).

     10.2. Non-Routine Maintenance.

          WinStar shall pay its Pro-Rata Share of Williams' direct Costs of non-Routine Maintenance of the System, if the Cost of such work relating to any single event or multiple related events is greater than five thousand dollars ($5,000.00).

     10.3. Subcontractors.

          Williams may subcontract provisioning, testing, maintenance, repair, restoration, relocation, or other operational and technical services it is obligated to provide hereunder or may have the underlying facility owner or its contractor perform such obligations. Such subcontracting shall not relieve Williams of any obligations under this Agreement.

     10.4. Continued  Breach  of  Routine  Maintenance Obligations.

          Subject to the terms of Section 24.1(l), if, after the Acceptance Date for any System Segment, Williams is in material breach of its obligation to provide Routine Maintenance for a period of more than one hundred twenty (120) consecutive days after WinStar provides written notice of such breach, WinStar may deduct the following amount per month, pro-rated for partial months, per each relevant Route mile from its monthly invoice so long as that material breach continues beyond such one hundred twenty (120) day period: (i) seventy dollars ($70) per month prior to the eighth anniversary of the relevant
          Acceptance Date, (ii) ten dollars ($10) per month from the eighth anniversary of the relevant Acceptance Date up to but not including the tenth anniversary of the relevant Acceptance Date, and (iii) five dollars ($5) per month thereafter.

     10.5. WinStar Equipment.

          Williams' maintenance and repair obligations under this Agreement shall not include maintenance, repair or replacement of WinStar Equipment.

     10.6 Access to Systems.

          WinStar shall not access any physical part of any System Segment (other than pursuant to the Fiber Collocation Provisions) without the prior written consent of Williams, and then only upon the terms and conditions specified by Williams.

11. RELOCATION

     11.1. Relocation.

          If, following the Acceptance Date for any System Segment, Williams determines for bona fide operational reasons, or is required by a third party acting pursuant to condemnation or similar authority or by a governmental entity, to relocate all or any portion of such System Segment or any of the facilities used or required in providing WinStar with the WinStar IRU, Williams shall, to the extent practicable, provide WinStar sixty (60) days' prior notice of any such relocation and shall proceed with such relocation. Williams shall have the right to direct such relocation, including the right to determine the extent of, the timing of, and methods to be used for such relocation, provided that any such relocation:

          (a)  Shall  be   constructed   and  tested  in  accordance   with  the
               specifications and requirements set forth in this Agreement and applicable Exhibits;

          (b)  Shall  not  result  in  a  materially   adverse   change  to  the
               operations, performance, Connecting Points with the network of WinStar, or end points of the System Segment; and

          (c)  Shall not unreasonably interrupt service on the System Segment.

          For purposes of this Section, a Williams' relocation shall be for bona fide operational reasons if it is undertaken in good faith (i) to settle or avoid a bona fide threatened or filed condemnation action or order by a governmental authority to relocate, (ii) to reduce the likelihood of physical damage to the System, (iii) as the result of a Force Majeure Event, or (iv) for other operational reasons to which WinStar has consented, provided that WinStar shall not unreasonably withhold such consent. Williams shall use reasonable efforts to contest any exercise of condemnation authority that would require a relocation that would require WinStar to reimburse Williams pursuant to this Article 11.

     11.2. Cost of Relocation.

          Unless such relocation is necessitated by a breach of Williams' obligations under this Agreement, any Costs Williams incurs shall not be Routine Maintenance Costs, and WinStar shall reimburse Williams for the Costs incurred in the same manner and to the same extent as is set forth for reimbursement of non-Routine Maintenance Costs in Section 10.2.

     11.3. Updated As-Built Drawings.

          At WinStar's written request, Williams shall deliver to WinStar updated as-built drawings with respect to a relocated portion of the System Segment within the later of one-hundred eighty (180) days following the completion of such relocation or thirty (30) days after receipt of WinStar's request.

12. INVOICING AND PAYMENT

     12.1. Due Date and Invoice.

          (a) Payments of the Contract Price and Exercise Price shall be made in accordance with the Payment Terms.

          (b) All amounts stated on each monthly invoice are due and payable thirty (30) days from WinStar's receipt of the invoice ("Due Date"). WinStar agrees to remit payment to Williams at the remittance address set forth in the applicable invoice.

     12.2. Form of Payment.

          WinStar shall pay the Contract Price and Exercise Price by wire transfer of immediately available funds to the United States account or accounts designated by Williams. All other payments to be made pursuant to this Agreement may be made by check or draft of immediately available funds delivered to the address designated in writing by the other party (e.g., in a statement or invoice) or, failing such designation, to the address for notice to such other party provided pursuant to Article 19.

     12.3. Disputed Charges.

          (a) WinStar shall pay undisputed charges when such payments are due under this Agreement. WinStar may withhold payment of particular charges that WinStar disputes in good faith and for which it promptly gives written notice to Williams, stating the details of such dispute. The parties shall promptly refer such matter to dispute resolution in accordance with Section 23. If WinStar withholds any disputed charges and such charges are ultimately determined to be proper and payable to Williams, WinStar shall pay such charges to Williams plus interest at the Prime Rate from the date such charges were originally due until the date such charges are paid. No payment dispute shall be grounds for Williams to withhold or diminish the quality or quantity of any of the connectivity and services provided hereunder.

          (b) If WinStar fails to pay undisputed charges provided for under this Agreement when such charges are due, Williams may, in addition to any other remedies that it may have under this Agreement or by law, terminate this Agreement only as it applies to the System Segment(s) or Telecommunications Services to which such failure applies, upon at least thirty (30) days' notice, if such payment (together with applicable interest) is not made within such thirty (30) day notice period subject to WinStar's thirty-day right to cure, provided however, that this remedy of termination shall be available to Williams only with respect to System Segments for which the unpaid amount exceeds two hundred thousand dollars ($200,000) at the time of such notice.

     12.4. Late Interest.

          If either Williams or WinStar fails to make any payment under this Agreement when due, such amounts shall accrue interest, from the date such payment is due until paid, including accrued interest, at the Prime Rate.

     12.5. Adjustments.

          Williams may make corrections to its invoices to reflect undercharges only for the period of two (2) years following the Due Date of each invoice, or two (2) years following the date the corresponding service is rendered, whichever is later.

13.  DISCLAIMER OF WARRANTIES

     13.1. Parties.

          EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, THE PARTIES MAKE NO WARRANTY TO EACH OTHER OR ANY OTHER ENTITY, WHETHER EXPRESS, IMPLIED OR STATUTORY, AS TO THE MERCHANTABILITY OR FITNESS FOR ANY
          PARTICULAR PURPOSE OF ANY FIBERS, THE SYSTEM, THE TELECOMMUNICATIONS SERVICES, ANY OTHER SERVICES OR ANY ADDITIONAL SERVICES PROVIDED HEREUNDER OR DESCRIBED HEREIN, OR AS TO ANY OTHER MATTER, ALL OF WHICH WARRANTIES ARE HEREBY EXPRESSLY EXCLUDED AND DISCLAIMED.

     13.2. Facility Owners/Lenders.

          NO FACILITY OWNERS/LENDERS HAVE MADE ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, TO WINSTAR CONCERNING WILLIAMS, THE WINSTAR FIBERS, THE CABLE, OR THE SYSTEM OR AS TO ANY OF THE MATTERS SET FORTH IN SECTIONS 12.1 OR 24.2(a).

14.  AUDIT  RIGHTS

     Each party shall keep such books and records (which shall be maintained on a consistent basis and substantially in accordance with generally accepted accounting principles) as shall readily disclose the basis for any charges (except charges fixed in advance by this Agreement or by separate written agreement of the parties) or credits, ordinary or extraordinary, billed or due to the other party under this Agreement and shall make them available, upon reasonable notice and during normal working hours, for examination, audit, and reproduction by the other party and its agents for a period of one (1) year after such charge or credit is billed or due.

15. INDEMNIFICATION

     15.1. Indemnification.

          Each party ("Indemnitor") shall indemnify, defend, protect, and hold harmless the other party, its employees, members, managers, officers, agents, contractors, Facility Owners/Lenders, and Affiliates (collectively and individually, "Claimant"), from and against any and all Losses resulting or arising from, relating to or incurred in connection with:

          (a) The Indemnitor's failure to observe or perform its duties or obligations to third parties (e.g., duties or obligations to its customers);

          (b) The Indemnitor's infringement or misappropriation of Intellectual Property Rights of any third party;

          (c) The death or bodily injury of any agent, employee, customer, business invitee or any other person to the extent caused by the tortious conduct of the Indemnitor;

          (d) The damage, loss or destruction of any real or tangible personal property to the extent caused by the tortious conduct of the Indemnitor;

          (e) Fines, penalties or other amounts payable due to the Indemnitor's violation of applicable laws or regulation; and

          (f) Any claim, demand, charge, action, cause of action, or other proceeding asserted against the Claimant but resulting from an act or omission of the Indemnitor in its capacity as an employer of a person.

     15.2. Third Party Claims.

          With respect to third-party claims, the following procedures shall apply:

          (a) Promptly after receipt of notice of the commencement or threatened commencement of any civil, criminal, administrative, or investigative action or proceeding involving a claim in respect of which the Claimant will seek indemnification pursuant to this Article 15, the Claimant will notify the Indemnitor of such claim in writing. No failure to so notify the Indemnitor will relieve the Indemnitor of its obligations under this Agreement except to the extent that its ability to defend such claim is materially prejudiced by such failure. Within fifteen
               (15) calendar days following receipt of written notice from the Claimant relating to any claim, but no later than ten (10)
               calendar days before the date on which any response to a complaint or summons is due, the Indemnitor will notify the Claimant in writing if the Indemnitor elects to assume control of the defense and settlement of that claim (a "Notice of Election").

          (b) If the Indemnitor delivers a Notice of Election relating to any claim within the required notice period, the Indemnitor shall be entitled to have sole control over the defense and settlement of such claim; provided that (i) the Claimant shall be entitled to observe the defense of such claim and to employ counsel at its own expense to observe the defense of such claim, and (ii) the Indemnitor shall obtain the prior written approval, not to be unreasonably withheld or delayed, of the Claimant before ceasing to defend against such claim or entering into any settlement of such claim. After the Indemnitor has delivered a Notice of Election relating to any claim in accordance with the preceding paragraph, the Indemnitor shall not be liable to the Claimant for any legal expenses incurred by the Claimant in connection with the defense of that claim. In addition, the Indemnitor shall not be required to indemnify the Claimant for any amount paid or payable by the Claimant in the settlement of any claim for which the Indemnitor has delivered a timely Notice of Election if such amount was agreed to without the written consent of the Indemnitor.

          (c) If the Indemnitor does not deliver a Notice of Election relating to any claim within the required notice period or after delivering a Notice of Election fails to defend the claim, the Claimant shall have the right to defend the claim in such manner as it may deem appropriate. The Indemnitor shall promptly reimburse the Claimant for all reasonable costs and expenses of such defense.

     15.3. Indemnification of Providers.

          WinStar shall indemnify and hold harmless Williams and any Third Party Service Providers from and against all Losses arising out of or relating to the content of any transmission by WinStar, including claims relating to any violation or alleged violation of export control laws or other laws or failure to comply with WinStar's obligations as set forth in Sections 26.4 and 26.5.

15.4.    WinStar Customers.

          WinStar shall indemnify and hold Williams harmless from and against all Losses arising out of or relating to the use of the WinStar Fibers by any WinStar customer.

16.  LIMITATION OF LIABILITY

     16.1. General Intent.

          Subject to the specific provisions of this Article 16, it is the intent of the Parties that each party shall be liable to the other party for any actual damages incurred by the non-breaching party as a result of the breaching party's failure to perform its obligations in the manner required by this Agreement.

     16.2. Liability Restrictions.

          (a) IN NO EVENT, WHETHER IN CONTRACT OR IN TORT (INCLUDING BREACH OF WARRANTY, NEGLIGENCE AND STRICT LIABILITY IN TORT), SHALL A PARTY BE LIABLE FOR INDIRECT OR CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR SPECIAL DAMAGES EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE.

          (b) Subject to Subsection (c), below, each party's total liability to the other, whether in contract or in tort (including breach of warranty, negligence and strict liability in tort) shall be limited to two hundred million dollars ($200,000,000).

          (c) The limitation set forth in Subsections (b), above, shall not apply with respect to: (i) third-party claims subject to indemnification pursuant to the Agreement; (ii) fees due and owing under this Agreement at the time of the claim; and (iii) amounts subject of Cover as provided in Section 4.2(b).

          (d) For the purposes of this Section 16.2, all amounts payable or paid to third parties in connection with claims that are eligible for indemnification pursuant to this Agreement shall be deemed direct damages.


     16.3. Released Parties.

          Neither party shall have any recourse of any kind against any Released Party or any assets of a Released Party in respect of any Claim that is not directly or indirectly caused by the Released Party, it being expressly agreed and understood that no liability whatsoever shall attach to or be incurred by any Released Party in respect of any Claim under or by reason of this Agreement or any other instrument, arrangement or understanding relating to the Network IRU, the System, the Interim IRU, the Telecommunications Services, the Other Services or Additional Services, except to the extent such Claim is directly or indirectly caused by the Released Party. Each party waives all such recourse to the extent set forth in this Section on behalf of its successors, assigns, and any entity claiming by, through, or under such party.

17.      INSURANCE

     17.1. Insurance.

          During the Term, the parties shall each obtain and maintain not less than the following insurance:

          (a) Commercial General Liability Insurance, including coverage for sudden and accidental pollution legal liability, with a combined single limit of $10,000,000 for bodily injury and property damage per occurrence and in the aggregate.

          (b) Worker's Compensation Insurance in amounts required by applicable law and Employers Liability Insurance with limits not less than $1,000,000 each accident. If work is to be performed in Nevada, North Dakota, Ohio, Washington, Wyoming or West Virginia, the party shall participate in the appropriate state fund(s) to cover all eligible employees and provide a stop gap endorsement.

          (c) Automobile Liability Insurance with a combined single limit of $2,000,000 for bodily injury and property damage per occurrence, to include coverage for all owned, non-owned, and hired vehicles.

     The limits set forth above are minimum limits and shall not be construed to limit the liability of either party.

     17.2. Documentation.

          (a) Each party shall obtain and maintain the insurance policies required above with companies rated A- or better by Best's Key Rating Guide or with a similar rating by another generally recognized rating agency. The other party, its Affiliates, officers, directors, and employees, and any other party entitled to indemnification hereunder shall be named as additional insureds to the extent of such indemnification. Each party shall provide the other party with an insurance certificate confirming compliance with the insurance requirements of this Article. The insurance certificate shall indicate that the other party shall be notified not less than thirty (30) days prior to any cancellation or material change in coverage.

          (b) If either party provides any of the foregoing coverages through a claims made policy basis, that party shall cause such policy or policies to be maintained for at least three (3) years beyond the expiration of this Agreement.

     17.3. Certificates.

          The parties shall each obtain from the insurance companies providing the coverages required by this Agreement a waiver of all rights of subrogation or recovery in favor of the other party and, as applicable, its members, managers, shareholders, Affiliates, assignees, officers, directors, and employees or any other party entitled to indemnity under this Agreement to the extent of such indemnity.

     17.4. Blanket Policies.

          Nothing in this Agreement shall be construed to prevent either party from satisfying its insurance obligations pursuant to this Agreement under a blanket policy or policies of insurance that meet or exceed the requirements of this Article.

18.      TAXES AND GOVERNMENTAL FEES

     18.1. Payment by WinStar.

          WinStar shall timely report and pay any and all sales, use, income, gross receipts, excise, transfer, ad valorem, or other taxes, and any and all franchise fees or similar fees, if any, assessed against it due to its ownership of the Network IRU, its use of the WinStar Fibers, including the provision of services over the WinStar Fibers, its use of any other part of the System, or its ownership or use of facilities connected to the WinStar Fibers.

     18.2. Payment by Williams.

          Subject to Section 18.1 above, Williams shall timely report and pay any and all sales, use, income, gross receipts, excise, transfer, ad valorem or other taxes, and any and all franchise fees or similar fees assessed against it due to its construction, ownership or use of the System, provided that WinStar shall reimburse Williams for its Pro-Rata Share of property taxes (including ad valorem, use, property, or similar taxes, franchise fees, or assessments that are based on the value of property or of a property right) attributable to the System, including taxes based on the value, operation, or existence of the System.

     18.3. Reimbursement.

          If Williams is assessed for any taxes or fees (a) related to WinStar's ownership of the Network IRU, WinStar's use of or rights in the WinStar Fibers, or (b) that WinStar is obligated to pay pursuant to Sections 18.1 or 18.2, WinStar shall reimburse Williams for any payment of such taxes or fees within thirty (30) days of receipt of Williams' invoice.

     18.4. Cooperation.

          The parties shall cooperate in any contest of any taxes or fees so as to avoid, to the extent reasonably possible, prejudicing the interests of the other party.

     18.5. Services.

          If any sales taxes, valued added taxes or similar charges or impositions are assessed against Williams after, or as a result of, WinStar's use of Telecommunications Services, any Other Services or the Additional Services by any local, state, national, international, public or quasi-public governmental entity or foreign government or its political subdivision, including any tax or charge levied to support the Universal Service Fund contemplated by the Telecommunications Act of 1996, WinStar shall be solely responsible for and shall pay such taxes, charges or impositions and hold Williams harmless from any liability or expense associated with such taxes, charges or impositions.

19.  NOTICE

     Unless otherwise provided in this Agreement, all notices and communications concerning this Agreement shall be in writing and addressed to the other party as follows, or at such other address as may be designated in writing to the other party:


         If to WinStar:                      If to Williams:
               WinStar Wireless, Inc.           Williams Communications, Inc.
               230 Park Avenue                  One Williams Center, Suite 26-5
               New York, NY  10169              Tulsa, Oklahoma  74172
               Attn:  EVP, General Counsel      Attn:  Contract Administration
               Facsimile:  212/922-1637         Facsimile:  918/573-6578

         With a copy to:                     With a copy to:
            WinStar Wireless, Inc.              Williams Communications, Inc.
            7799 Leesburg Pike                  One Williams Center, Suite 4100
            Falls Church, Virginia 22043        Tulsa, Oklahoma  74172
            Attn:  VP, Commercial and           Attn:  General Counsel
               Legal Operations
            Facsimile:  703/288-6647            Facsimile:  918/573-3005

          Unless otherwise provided herein, notices shall be hand delivered, sent by registered or certified U.S. Mail, postage prepaid, or by commercial overnight delivery service, or transmitted by facsimile, and shall be deemed served or delivered to the addressee or its office when received at the address for notice specified above when hand delivered, upon confirmation of sending when sent by facsimile, on the day after being sent when sent by overnight delivery service, three
          (3) days after deposit in the mail when sent by U.S. mail or, in the case of invoices, upon the Due Date (as defined in the Telecommunications Services Purchase Provision).

20.  CONFIDENTIALITY

     20.1. Confidential Information.

          Williams and WinStar each acknowledge that they may be furnished with, receive, or otherwise have access to information of or concerning the other party that such party considers to be confidential, proprietary, a trade secret or otherwise restricted. As used in this Agreement and subject to Section 20.3, "Confidential Information" means all information, in any form, furnished or made available directly or indirectly by one party (the "Disclosing Party") to the other (the "Receiving Party") that (i) concerns the operations, facilities, plans, affairs and businesses of the Disclosing Party, the financial affairs of the Disclosing Party, and the relations of the Disclosing Party with its customers, employees and service providers, or (ii) is marked confidential, restricted, proprietary, or with a similar designation. The terms and conditions of this Agreement shall be deemed Confidential Information, but may be disclosed as provided below and Section 24.6.

     20.2. Obligations.

          (a) Each party's Confidential Information shall remain the property of that party except as expressly provided otherwise by the other provisions of this Agreement. Each party shall each use at least the same degree of care, but in any event no less than a reasonable degree of care, to prevent unauthorized disclosure of Confidential Information as it employs to avoid unauthorized disclosure of its own information of a similar nature. Except as otherwise permitted hereunder, the parties may disclose such information (A) to their respective directors, officers, managers, employees, agents, contractors and consultants (collectively, "Representatives") and (B) entities performing services required hereunder only where: (i) use of such entity is authorized under this Agreement, (ii) such disclosure is necessary or otherwise naturally occurs in that entity's scope of responsibility, and (iii) the entity agrees in writing to assume the obligations described in this Section 20.2. Any disclosure to such entity shall be under substantially the same confidentiality terms and conditions as provided herein.

          (b) Each party shall take reasonable steps to ensure that its (and its Affiliates') Representatives comply with this Section 20.2. In the event of any disclosure or loss of, or inability to account for, any Confidential Information of the Disclosing Party, the Receiving Party shall promptly, at its own expense:
               (i) notify the Disclosing Party in writing; (ii) take such actions as may be necessary and cooperate in all reasonable respects with the Disclosing Party to minimize the violation and any damage resulting therefrom.

          (c) Either party may disclose the terms and conditions of this Agreement to any third party that (i) has expressed a bona fide interest in consummating a significant financing, merger or acquisition transaction or other corporate transaction between the third party and such party, (ii) has a reasonable ability (financial or otherwise) to consummate such transaction, and
               (iii) has executed a nondisclosure agreement that includes within its scope the terms and conditions of this Agreement and also includes a procedure to limit the extent of copying and distribution thereof. Each party shall endeavor to delay the disclosure of the terms and conditions of this Agreement until the status of discussions concerning such transaction warrants such disclosure. In addition, either party (or either party's Affiliates) may disclose the terms and conditions of this Agreement as such party deems appropriate to prepare for IPOs or major corporate transactions. Any disclosure to such entity shall be substantially under the same confidentiality terms and conditions as provided herein.

     20.3. Exclusions.

          "Confidential Information" shall exclude any particular information that the Receiving Party can demonstrate:

          (a) At the time of disclosure, was in the public domain or in the rightful possession of the Receiving Party;

          (b) After disclosure, is published or otherwise becomes part of the public domain through no fault of the Receiving Party;

          (c) Was received after disclosure from a third party who had a lawful right to disclose such information to the Receiving Party without any obligation to restrict its further use or disclosure;

          (d) Was independently developed by the Receiving Party without reference to Confidential Information of the Disclosing Party; or

          (e) Was required to be disclosed to satisfy a legal requirement of a competent government body; provided that, immediately upon receiving such request and to the extent that it may legally do so, the Receiving Party advises the Disclosing Party promptly and prior to making such disclosure in order that the Disclosing Party may interpose an objection to such disclosure, take action to assure confidential handling of the Confidential Information, or take such other action as it deems appropriate to protect the Confidential Information.

     20.4. No Implied Rights.

          Nothing contained in this Section shall be construed as obligating a party to disclose its Confidential Information to the other party, or as granting to or conferring on a party, expressly or impliedly, any rights or license to the Confidential Information of the other party.

     20.5  Communication With FCC.

          Communications by either party with the FCC regarding the subject matter of this Agreement shall require the other's prior written approval.

21 . DEFAULT

     A party shall not be in material breach of this Agreement unless and until the other party provides it written notice of default and the non-performing party has failed to cure within thirty (30) days after receipt of such notice. Any event of default may be waived in writing at the non-defaulting party's option. Upon the failure of a party to timely cure its material breach hereunder within the applicable cure period, the non-defaulting party shall have the right to (i) terminate this Agreement or (ii) subject to the terms of Article 23, pursue any legal remedies it may have under applicable law or principles of equity relating to such breach.

22.  FORCE MAJEURE

     22.1. Excusable Delay.

          Neither Williams nor WinStar shall be in default under this Agreement as a result of any delay in its performance (other than a failure to make payments when due) caused by any elements of nature or acts of God, fire, explosion, vandalism, power outage, earthquake, flood or lightning; any civil or military authority; by national emergency, insurrection, rebellion, revolution, riot, civil disorders, war or act of terrorism; by cable cuts; or any other cause beyond the reasonable control of such party (collectively, "Force Majeure Events"); provided, however, that (i) the non-performing party is without fault in causing such default or delay, and (ii) such default or delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the non-performing party through the use of alternate sources (e.g., other suppliers of telecommunications services or capacity), workaround plans or other means, including means contemplated by applicable disaster recovery processes or procedures).

     22.2. Notice and Remedy.

          In such event the non-performing party shall be excused from further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay. The non-performing party shall immediately notify the other party by telephone (to be confirmed in writing within two (2) business days of the inception of such delay) and describe at a reasonable level of detail the Force Majeure Event causing such delay and the expected duration of the Force Majeure Event. The non-performing party will provide the other party prompt written notice of the cessation or termination of the Force Majeure Event.

23.  REMEDIES AND DISPUTE RESOLUTION

     23.1. Dispute Resolution.

          Any dispute between the Parties arising out of or relating to this Agreement, the interpretation of any provision hereof or the performance or failure to perform of Williams or WinStar shall be resolved as provided in this Article 23.

     23.2. Cumulative Remedies.

          Except as otherwise expressly provided herein, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity or otherwise.

     23.3. Informal Dispute Resolution.

          (a) Prior to the initiation of formal dispute resolution procedures (i.e., arbitration), the parties shall first attempt to resolve their dispute at the senior manager level. If that level of dispute resolution is not successful, the parties shall proceed informally, as follows:

               (i) Upon the written request of either party, each party shall appoint a designated representative who does not otherwise devote substantially full time to performance under this Agreement, whose task it will be to meet for the purpose of endeavoring to resolve such dispute.

               (ii) The  designated  representatives  shall meet as often as the parties  reasonably  deem  necessary  in order to gather and furnish to the other all information with respect to the matter in issue that the parties believe to be appropriate and germane in connection with its resolution. The representatives shall discuss the problem and attempt to resolve the dispute without the necessity of any formal proceeding.

               (iii)During the course of  discussion,  all  reasonable  requests made by one party to another for non-privileged non-confidential information reasonably related to this Agreement shall be honored so that each of the parties may be fully advised of the other's position.

               (iv) The specific format for the discussions shall be left to the discretion of the designated representatives.

          (b) Prior to instituting formal proceedings, the parties will first have their chief executive officers meet to discuss the dispute. This requirement shall not delay the institution of formal proceedings past any statute of limitations expiration or for more than fifteen (15) days.

          (c) Subject to Subsection (b), formal proceedings for the resolution of a dispute may not be commenced until the earlier of:

               (i) The designated representatives concluding in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or

               (ii) Thirty  (30)  days  after the  initial  written  request  to appoint a designated  representative  pursuant to Subsection
                    (a), above, (this period shall be deemed to run notwithstanding any claim that the process described in this
                    Section 23.3 was not followed or completed).

          (d) This Section 23.3 shall not be construed to prevent a party from instituting, and a party is authorized to institute, formal proceedings earlier to avoid the expiration of any applicable limitations period, or to preserve a superior position with respect to other creditors or as provided in Section 23.6.

     23.4. Arbitration.

          If the  Parties  are unable to resolve a dispute  as  contemplated  by
          Section 23.3, then except as provided by Section 23.6, such dispute shall be submitted to mandatory and binding arbitration at the election of either WinStar or Williams (the "Disputing Party") pursuant to the following conditions:

          (a) The Disputing Party shall notify the American Arbitration Association ("AAA") and the other party, describing in reasonable detail the nature of the dispute (the "Dispute Notice"); and shall request that the AAA furnish a list of five (5) possible arbitrators who have substantial experience in the telecommunications industry. Each party shall have fifteen (15) days to reject two (2) of the proposed arbitrators. If only one individual has not been so rejected, that person shall serve as arbitrator; if two (2) or more individuals have not been so rejected, the AAA shall select the arbitrator from those individuals.

          (b) The arbitration shall take place in Chicago, Illinois, in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date that such notice is provided. The arbitration shall be commenced promptly and conducted expeditiously. The parties shall be entitled to submit expert testimony and/or written documentation on such arbitration proceeding. The decision of the arbitrator shall be final and binding upon Williams and WinStar and shall include written findings of law and fact, and judgment may be obtained thereon by either Williams or WinStar in a court of competent jurisdiction. Williams and WinStar shall each bear the cost of preparing and presenting its own case. The cost of the arbitration, including the fees and expenses of the arbitrator, shall be shared equally by Williams and WinStar unless the award otherwise provides. The arbitrator shall be instructed to establish procedures such that a decision can be rendered within sixty (60) days of the appointment of the arbitrator.

          (c) The obligation to arbitrate shall not be binding upon any party with respect to requests for preliminary injunctions, temporary restraining orders, specific performance, or other procedures in a court of competent jurisdiction to obtain interim relief when deemed necessary by such court to preserve the status quo or prevent irreparable injury pending resolution by arbitration of the actual dispute.

          (d) Any arbitrator appointed to act under this Article must agree to be bound by the provisions of this Agreement and any information obtained during the course of the arbitration proceedings. In particular, the arbitrator shall not have the authority to exclude the right of a Party to terminate this Agreement when a Party would otherwise have such right. The arbitration hearing shall be commenced promptly and conducted expeditiously.

          (e)  Should  the  arbitrator  refuse  or be  unable  to  proceed  with arbitration proceedings as called for by this Section, such arbitrator shall be replaced and a rehearing shall take place in accordance with the provisions of this Section. In such case, the replacement for the arbitrator shall be either selected by the AAA from the original group of potential arbitrators that were not rejected by the parties or, if there are no such arbitrators available, selected by repeating the process of selection described in 23.4(a).

          (f) The arbitrator is instructed that time is of the essence in the arbitration proceeding, and that the arbitrator shall have the right and authority to issue monetary sanctions against either of the parties if, upon a showing of good cause, that party is unreasonably delaying the proceeding. Recognizing the express desire of the parties for an expeditious means of dispute resolution, the arbitrator shall limit or allow the parties to expand the scope of discovery as may be reasonable under the circumstances.

     23.5. Continued Performance.

          Each party agrees to continue performing its obligations under this Agreement while any dispute is being resolved except to the extent the issue in dispute precludes performance.

     23.6. Immediate Injunctive Relief.

          The only circumstance in which disputes between the parties shall not be subject to the provisions of Section 23.3 and 23.4 is where a party, in good faith, determines that a temporary restraining order or other injunctive relief is its only appropriate and adequate remedy. If a party seeks immediate injunctive relief and does not prevail in substantial part, that party shall pay the other party's costs and attorneys' fees to the extent incurred in responding to or challenging the request for immediate injunctive relief.

24.  GENERAL

     24.1. Rules of Construction.

          (a) The captions or headings in this Agreement are strictly for convenience and shall not be considered in interpreting this Agreement or as amplifying or limiting any of its content. Words in this Agreement that import the singular connotation shall be interpreted as plural, and words that import the plural connotation shall be interpreted as singular, as the identity of the parties or objects referred to may require. References to "person" or "entity" each include natural persons and legal entities, including corporations, limited liability companies, partnerships, sole proprietorships, business divisions, unincorporated associations, governmental entities, and any entities entitled to bring an action in, or that are subject to suit in an action before, any state or federal court of the United States.

          (b)  Unless  expressly   defined  herein,   words  having   well-known
               technical or trade meanings shall be so construed.

          (c) Except as set forth to the contrary herein, any right or remedy of Williams or WinStar shall be cumulative and without prejudice to any other right or remedy, whether contained herein or not.

          (d) Nothing in this Agreement is intended to provide any legal rights to anyone not an executing party of this Agreement except under the indemnification and insurance provisions and except that (i) the Released Parties shall have the benefit of Sections 16.3, 24.2(a) and 24.5(a) and (ii) the Facility Owners/Lenders shall be entitled to rely on and have the benefit of Sections 13.2 and 24.5(b).

          (e) This Agreement has been fully negotiated between Williams and WinStar.

          (f) In the event of a conflict between the provisions of this Agreement and those of any Exhibit, the provisions of this Agreement shall prevail and such Exhibit shall be corrected accordingly, provided that the provisions of Exhibit K shall prevail over conflicting provisions in the Agreement or in any Exhibit. Notwithstanding the above, terms defined in Section 7 of Exhibit K shall not supersede terms defined in the Agreement or in other Exhibits except as used in Exhibit K.

          (g) Except as otherwise set forth herein, for the purpose of this Agreement the normal standards of performance within the telecommunications industry in the relevant market shall be the measure of whether a party's performance is reasonable and timely.

          (h)  Except as the context  otherwise  indicates,  all  references  to
               Exhibits,   Articles,   Sections,   Subsections,   Clauses,   and
               Paragraphs refer to provisions of this Agreement.

          (i) The failure of either Williams or WinStar to enforce any of the provisions of this Agreement, or the waiver thereof in any instance, shall not be construed as a general waiver or relinquishment on its part of any such provision, but the same shall nevertheless be and remain in full force and effect.

          (j) This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without reference to its choice of law principles. All disputes referred to arbitration and the statute of limitations and the remedies for any wrongs that may be found shall be governed by the laws of such state. If a proceeding is brought for the enforcement of this Agreement or because of any alleged or actual dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in such action or proceeding in addition to any other relief to which such party may be entitled.

          (k) If any term, covenant or condition in this Agreement shall, to any extent, be invalid or unenforceable in any respect under the laws governing this Agreement, the remainder of this Agreement shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

          (l) The parties acknowledge and agree that: (i) the payment deductions ("Payment Deductions") set forth in Sections 5.2(g), 6.1(c) and 10.4 (collectively, the "Deduction Sections") shall not limit Williams' liability or serve as a sole or exclusive remedy for Williams' default under any portion of this Agreement;
               (ii) WinStar may seek any other rights or remedies it may have against Williams for any default hereunder; (iii) none of the Deduction Sections modify or otherwise limit any other term or condition of this Agreement; (iv) the one hundred and twenty
               (120) day periods specified in the Deduction Sections shall only be applicable with respect to the Deduction Sections and such periods shall in no manner whatsoever be construed or interpreted to extend Williams' cure periods or other timing of any other obligation set forth in any other provision of this Agreement; and (v) WinStar's compliance with the Deduction Sections shall not constitute a breach of the Payment Terms. Williams hereby waives any rights it may have to use the Deduction Sections as a claim or defense against any other provision in this Agreement.

     24.2. Assignment.

          (a) Except to the extent permitted by Section 24.2(d), neither party may, or shall have the power to, assign this Agreement or delegate such party's obligations hereunder without the prior written consent of the other except to:

               (i) An entity that acquires all or substantially all of the assets of such party,

               (ii) Any Affiliate,

               (iii) A successor in a merger or acquisition of such party, or

               (iv) In connection with any financing.

          (b) Notwithstanding the foregoing, no assignment or other transfer of this Agreement shall be effective without the written agreement of the assignee to be bound by the terms and conditions of this Agreement including the indemnification provisions and limitations on liability and recourse set forth in this Agreement (including those benefiting the Released Parties).

          (c) Except with respect to the assignment of less than all of a party's rights or obligations under this Agreement and except as set forth in Section 24.2(e), the non-assigning party shall not unreasonably withhold its consent to an assignment if neither the assigning party nor the proposed assignee is in material default under this Agreement or any other agreement with the non-assigning party.

          (d) The provisions of Section 24.2(a) notwithstanding, Williams may assign some or all of its rights and obligations hereunder to State Street Bank and Trust Company of Connecticut, National Association, in connection with a financing by Williams of construction of its fiber optic network; in addition, State Street Bank and Trust Company of Connecticut, National Association, may further assign this Agreement as collateral for such financing. If Williams makes an assignment pursuant to this Subsection 24.2(d), Williams (or its assignee pursuant to an assignment made under the other provisions of this Section 24.2) shall guarantee performance of the assignee's obligations.

          (e) Except in connection with an assignment of this Agreement as provided herein, until the third (3rd) anniversary of the Acceptance Date of any System Segment, WinStar shall not sell the dark fiber, raw frequency (commonly known as "windows") but may place optronics in such System Segment and resell capacity in any increment. After such three (3) year period, WinStar may convey such an interest provided that WinStar shall serve as the sole point of contact with Williams and no party receiving such interest shall have any contract rights against or be in privity of contract with Williams as a result of such conveyance.

          (f) This Agreement and the rights and obligations under this Agreement (including the limitations on liability and recourse set forth in this Agreement benefiting the other party and the Released Parties) shall be binding upon and shall inure to the benefit of Williams and WinStar and their respective permitted successors and assigns.

          (g) Neither the provisions of this Article nor any other provisions of this Agreement shall limit the ability of any Facility Owners/Lenders or of any Released Parties to assign their rights under this Agreement and such Facility Owners/Lenders and Released Parties may assign their rights hereunder at any time and from time to time without the consent of, notice to, or any other action by any other entity. The provisions of this Agreement benefiting the Facility Owners/Lenders and Released Parties shall inure to the benefit of such entities and their respective Affiliates, successors, and assigns.

          (h) Notwithstanding any presumptions under applicable state law that a change in control of a party constitutes an assignment of an agreement, a change in control of a party, not made for purposes of circumventing restrictions on assignment or of depriving the other party of rights under this Agreement, shall not be deemed an assignment for purposes of this Agreement.

     24.3. Relationship of the Parties.

          The relationship between Williams and WinStar shall not be that of partners, agents, or joint venturers for one another, and nothing contained in this Agreement shall be deemed to constitute a partnership or agency agreement between them for any purposes, including federal income tax purposes. Williams and WinStar, in performing any of their obligations hereunder, shall be independent contractors or independent parties and shall discharge their contractual obligations at their own risk.

     24.4. Prohibition on Improper Payments.

          Neither party shall use any funds received under this Agreement for illegal or otherwise "improper" purposes. Neither party shall pay any commission, fees or rebates to any employee of the other party. If either party has reasonable cause to believe that one of the provisions in this Article has been violated, it, or its representative, may audit the books and records of the other party for the sole purpose of establishing compliance with such provisions.

     24.5. Entire Agreement; Amendment; Execution.

          (a) This Agreement constitutes the entire and final agreement and understanding between Williams and WinStar with respect to the subject matter hereof and supersedes all prior agreements (oral or written) relating to the subject matter hereof, which are of no further force or effect (including, in particular, the Customer Services Agreement between Williams and WinStar GoodNet, dated July 16, 1998, Contract Number 98R0675.00, provided that any undisputed payment obligations accruing prior to the Effective Date, shall be due and owing under the terms of this Agreement). The Exhibits referred to herein are integral parts hereof and are made a part of this Agreement by reference.

          (b) This Agreement may only be amended, modified, or supplemented by an instrument in a single writing executed by duly authorized representatives of Williams and WinStar. No such amendment, modification, or supplement shall result in any modification of
               (i) any indemnity benefiting any Facility Owners/Lenders or their respective Affiliates or (ii) any limitation of liability or recourse benefiting any Released Parties that is adverse to such Released Parties.

          (c) This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

          (d) This Agreement may be duly executed and delivered by a party by execution and facsimile delivery of the signature page of a counterpart to the other party, provided that, if delivery is made by facsimile, the executing party shall promptly deliver a complete counterpart that it has executed to the other party.

          (e) Unless otherwise expressly permitted in this Agreement, Williams shall not make any changes to the Exhibits or Schedules attached hereto that may have a material adverse impact on the performance or usability of the Telecommunications Services, Additional Services or Other Services without WinStar's prior written consent.

     24.6 Public Disclosures.

          All media releases, public announcements, and public disclosures relating to this Agreement or the subject matter of this Agreement, including promotional or marketing material, but not including announcements intended solely for internal distribution or disclosures to the extent required to meet legal or regulatory requirements shall be coordinated with and shall be subject to approval by both parties prior to release.

25.  REPRESENTATIONS, WARRANTIES AND COVENANTS

     25.1. Representations and Warranties.

          In addition to any other representations and warranties contained in this Agreement, each party hereto represents and warrants to the other that:

          (a) It has the requisite corporate power to enter into, execute, deliver, and perform its obligations under this Agreement;

          (b) It has taken all requisite corporate action to approve the execution, delivery, and performance of this Agreement;

          (c) This Agreement constitutes a legal, valid and binding obligation enforceable against such party in accordance with its terms;

          (d) Its execution of and performance under this Agreement shall not violate any applicable existing regulations, rules, statutes, or court orders of any local, state, or federal government agency, court, or body;

          (e) It is not subject to any contractual or other obligation that would prevent it from entering into this relationship; and

          (f) It has not offered or provided any inducements in violation of law or the other party's policies, of which it has been given notice, in connection with this Agreement.

     25.2. Additional Williams Covenants.

          Excluding services provided by third parties other than Williams' subcontractors, Williams covenants that Telecommunications Services, Additional Services, and Other Services shall be provided to WinStar in accordance with the technical parameters set forth in the applicable service schedule. Williams further covenants that it shall use commercially reasonable efforts under the circumstances to remedy any delays, interruptions, omissions, mistakes, accidents or errors in the Telecommunications Services, Additional Services or Other Services provided hereunder and to restore such Telecommunications Services or Other Services to compliance with the terms hereof.

     25.3. Infringement of Intellectual Property Rights.

          Each party represents, warrants and covenants to the other that it shall perform its responsibilities under this Agreement in a manner that does not infringe, or constitute an infringement or misappropriation of, any Intellectual Property Rights of any third party.

26.  USE OF TELECOMMUNICATIONS AND OTHER SERVICES

     26.1. Condition to Provision of Services.

          Telecommunications Services or Other Services shall not be used for any unlawful purpose. More than ten percent (10%) of the transmissions will be interstate transmissions. The parties represent to each other that this Agreement, to the extent it is subject to FCC regulation, is an inter-carrier agreement not subject to the filing requirements of
          Section 211 (a) of the Communications Act of 1934, as amended. One strand of the Williams Network is contractually limited to use for multimedia transmission (i.e. internet traffic, video and radio transmission services and/or related applications, including, graphic, visual, imaging, interactive and multimedia transmissions) (the "Restricted Fiber"). If the parties want to use such Restricted Fiber, upon request from Williams, WinStar agrees within a reasonable period of time to identify the nature of its proposed use of the Other Service so as to permit Williams to determine whether the Other Service may be carried over the Restricted Fiber. The fact that Williams may not utilize the Restricted Fiber for such transmissions shall not affect Williams' obligation to provide Telecommunications Services or Other Services unless otherwise specifically set forth in this Agreement.

     26.2. Intrastate Interexchange Services.

          WinStar may use any interexchange service provided under this Agreement including any service provided by means of a Backbone
          Agreement only if such interexchange service is used for carrying inter-state (as defined by the FCC) telecommunications (i.e., telecommunications subject to the jurisdiction of the Federal Communications Commission). Williams and its Affiliates shall not be obligated to make available Telecommunications Services, Additional Services, or other interexchange service on a Circuit with end points within a single state or service on a Circuit which originates/terminates at points both of which are situated within a single state unless WinStar represents in writing that such interexchange service or Circuits shall be used to carry inter-state telecommunications (as defined by the FCC).

     26.3. WinStar Responsibilities.

          WinStar has sole responsibility for installation, testing and operation of facilities, services and equipment ("WinStar Facilities") other than those specifically provided by Williams as part of the Telecommunications Services or Other Services as described in a Service Order. In no event will the untimely installation or non-operation of WinStar Facilities relieve WinStar of its obligation to pay charges for the Service or Other Service after the Requested Start Date as set forth in the Service Order.

     26.4. Consents.

          As between the parties, WinStar shall be responsible for all arrangements with copyright holders, music licensing organizations, performers' representatives or other parties for necessary authorizations, clearances or consents with respect to transmission contents.

     26.5. Restriction of Transmissions.

          WinStar will not transmit content, nor permit its customers to transmit content that violates applicable law or carries an unreasonable risk of leading to criminal, civil or administrative proceedings or investigations against Williams or WinStar.

     26.6 Compliance with Regulations.

          If the FCC, any state regulatory body, or any court, in each case having competent jurisdiction, determines that any provision of this Agreement violates any applicable rules, policies, or regulations, both parties shall reasonably cooperate to immediately bring this Agreement into compliance, consistent with the intent of this Agreement.

     26.6. Reasonableness, Consents and Approval.

          (a) Where this Agreement requires a party to assist or cooperate, such requirement shall not be interpreted to require materially more than a commercially reasonable level of effort (i.e. the standard applicable will not be "best efforts" or "exhausting all available means").

          (b) Except where expressly provided as being in the sole discretion of a party, where agreement, approval, acceptance, consent, or similar action by either party is required under this Agreement, such action shall not be unreasonably delayed or withheld. An approval or consent given by a party under this Agreement shall not relieve the other party from responsibility for complying with the requirements of this Agreement, nor shall it be construed as a waiver of any rights under this Agreement, except as and to the extent otherwise expressly provided in such approval or consent.

         IN WITNESS WHEREOF and in confirmation of their consent to the terms and conditions contained in this Agreement and intending to be legally bound hereby, Williams and WinStar have executed and delivered this Agreement as of the dates set forth below.


WINSTAR WIRELESS, INC.                                          WILLIAMS COMMUNICATIONS, INC.



               /s/ Timothy R. Graham                                            /s/ Frank Semple
By:           --------------------------------------------      By:            ----------------------------------------
               Timothy R. Graham                                                Frank Semple
Name:         --------------------------------------------      Name:          ----------------------------------------
               Vice President                                                   President, Williams Network
Title         --------------------------------------------      Title:         ----------------------------------------
               December 17, 1998                                                December 17, 1998
Date:         --------------------------------------------      Date:          ----------------------------------------


                                   EXHIBIT A
                                     PART 1
                                SYSTEMS SEGMENTS



                     MAP SHOWING PROPOSED WILLIAMS NETWORK

                                                               EXHIBIT A
                                                                PART 2
                                                            SYSTEM SEGMENTS

------------------------------------------------------------------------------------------------------------------------
                                        Planned     Estimated Number  Total
                               Fiber  Construction     Route    of    Fiber           Option       Percentage of
   System Segment              Type      Date          Miles  Fibers  Payment         Price        Route Miles
------------------------------------------------------------------------------------------------------------------------
Atlanta       Washington, DC   SMF-LS    12/31/98     827       4     $24,229,931   $ 4,135,000
Dallas        Houston          SMF-LS    12/31/98     250       4     $ 7,324,647   $ 1,250,000
Minneapolis   Kansas City      LEAF      12/31/98     445       4     $13,037,871   $ 1,112,500
------------------------------------------------------------------------------------------------------------------------
          January 1999 Delivery                     1,522             $44,592,449   $ 6,497,600        10.37%
------------------------------------------------------------------------------------------------------------------------
Las Vegas     Los Angeles      LEAF      03/31/99     386       4     $11,309,255   $ 2,161,600
Atlanta       Jacksonville     LEAF      03/31/99     346       4     $10,137,311   $   865,000
Jacksonville  Miami            SMF-28    03/31/99     332       4     $ 9,727,131   $   830,000
Daytona       Tampa            LEAF      03/31/99     159       4     $ 4,658,475   $   397,500
------------------------------------------------------------------------------------------------------------------------
           March 1999 Delivery                      1,223             $35,832,172   $ 4,264,100          8.33%
------------------------------------------------------------------------------------------------------------------------
Houston       Atlanta          LEAF      06/30/99     993       4     $29,093,497   $ 2,482,500
Kansas City   Denver           LEAF      06/30/99     610       4     $17,872,138   $ 1,525,000
------------------------------------------------------------------------------------------------------------------------
            June 1999 Delivery                      1,603             $46,965,636   $ 4,007,500         10.92%
------------------------------------------------------------------------------------------------------------------------
Miami         Tallahassee      LEAF      09/30/99     580        4    $16,993,180   $ 1,450,000
------------------------------------------------------------------------------------------------------------------------
         September 1999 Delivery                      580             $16,993,180   $ 1,450,000          3.95%
------------------------------------------------------------------------------------------------------------------------
Tallahassee    New Orleans     LEAF      12/31/99     400        4    $11,719,435   $ 1,000,000
Denver         Salt Lake City  LEAF      12/31/99     397        4    $11,631,539   $   992,500
Los Angeles    San Diego       LEAF      12/31/99     165        4    $ 4,834,267   $   412,500
San Diego      Phoenix         LEAF      12/31/99     375        4    $10,986,970   $   937,500
Cleveland      New York        LEAF      12/31/99     760        4    $22,266,926   $ 1,900,000
------------------------------------------------------------------------------------------------------------------------
          December 1999 Delivery                    2,097             $61,439,137   $ 5,242,500         14.23%
------------------------------------------------------------------------------------------------------------------------
Salt Lake City Sacramento      LEAF      09/30/00     656        4    $19,219,873   $ 1,640,000
Sacramento     Oakland         LEAF      09/30/00      43        4    $ 1,259,839   $   107,500
Oakland        San Fransico    LEAF      09/30/00      70        4    $ 2,050,901   $   175,000
Oakland        Modesto         LEAF      09/30/00     127        4    $ 3,720,921   $   317,500
------------------------------------------------------------------------------------------------------------------------
         September 1999 Delivery                      896             $26,251,534   $ 2,224,000          6.10%
------------------------------------------------------------------------------------------------------------------------
Seattle        Portland        LEAF      12/31/00     200        4    $ 5,859,717   $   500,000
Portland       Sacramento      LEAF      12/31/00     700        4    $20,509,011   $ 3,500,000
Sacramento     Los Angeles     LEAF      12/31/00     470        4    $13,770,336   $ 2,350,000
New York       Boston          LEAF      12/31/00     250        4    $ 7,324,647   $   625,000
------------------------------------------------------------------------------------------------------------------------
          December 2000 Delivery                    1,620             $47,463,711   $ 6,975,000          11.03%
------------------------------------------------------------------------------------------------------------------------
Boston         Albany          LEAF      06/30/01     180        4    $ 5,273,746   $   450,000
------------------------------------------------------------------------------------------------------------------------
            June 2001 Delivery                        180             $ 5,273,746   $   450,000            1.23%
------------------------------------------------------------------------------------------------------------------------
Minneapolis    Cleveland       LEAF      09/30/01   1,124        4    $32,931,612   $ 5,620,000
Dallas         Kansas City     LEAF      09/30/01     661        4    $19,366,366   $ 3,305,000
Cleveland      Washington, DC  LEAF      09/30/01     400        4    $11,719,435   $ 1,000,000
Atlanta        Nashville       LEAF      09/30/01     220        4    $ 6,445,689   $   550,000
Nashville      Chicago         LEAF      09/30/01     630        4    $18,458,110   $ 1,575,000
------------------------------------------------------------------------------------------------------------------------
         September 2001 Delivery                    3,035             $88,921,211   $12,050,000           20.67%
------------------------------------------------------------------------------------------------------------------------
Kansas City    Chicago         LEAF      12/31/01     389        4    $11,397,150   $   972,500
Phoenix        Houston         LEAF      12/31/01   1,539        4    $45,090,525   $ 7,695,000
------------------------------------------------------------------------------------------------------------------------
          December 2001 Delivery                    1,928             $56,487,676   $ 8,667,500           13.13%
========================================================================================================================
      Totals                                       14,684            $430,220,451   $51,834,100          100.00%
========================================================================================================================

============================================================================
 WinStar Payment for 4 Dark Fibers, Collocation,
    and Maintenance Charges                            $ 430,220,451
 WinStar Option Price for 2 Additional Dark Fibers
    (no charge for Collocation and Maintenance)        $  51,834,100
============================================================================

                                    Exhibit B

                        Williams Network Pricing Schedule

This Pricing Schedule is made as of this _____ day of ________________, 199__, and is subject to that Carrier Services Agreement No. __________________ (the "CSA") by and between Williams Communications, Inc. d/b/a Williams Network, a Delaware corporation ("Williams"), and
____________________________________________, a _____________________
corporation ("WinStar").

I.       ATM  SERVICES

1. Rates & Charges: Williams Network ATM service has three basic rate elements; Access, Port Connections, and either Committed Bit Rate
          (CBR), or Variable Bit Rate (VBR) Permanent Virtual Circuits (PVCs) and Virtual Paths (VPs).

          1.1 Permanent virtual circuit (PVC) and Virtual Path (VP) bandwidth charges. PVC and VP charges are based on the class of service (CoS) and bandwidth selected. Bandwidth charges are stated in Committed Information Rates (CIR) or Megabit per second (Mbps) increments for one-way, or Simplex PVCs. CIR increments are available in 1Meg increments up to 40Mbps for DS3 ports, 5 Meg increments up to 150 Mpbs for OC3 ports and 25 Meg increments up to 600 Mbps for OC12 ports. Two Classes of Service are offered; Constant Bit Rate (CBR) and Variable Bit Ratenon non real time (VBRnrt). Port charges are based on port speed connections selected. Options currently are DS3, OC3 and OC12. Monthly recurring charges for port, PVCs and VPs are as follows:

-------------------------------------------------------------------------------------------
                                Monthly Recurring Charges
       Port            CIR (Mbps)           Port              CoS          Price Per Meg
------------------- ----------------- ----------------- ----------------- -----------------
       DS3                1-9              $4,500            VBRnrt             $151
------------------- ----------------- ----------------- ----------------- -----------------
                         10-19             $4,500            VBRnrt             $147
------------------- ----------------- ----------------- ----------------- -----------------
                         20-29             $4,500            VBRnrt             $144
------------------- ----------------- ----------------- ----------------- -----------------
                         30-40             $4,500            VBRnrt             $140
------------------- ----------------- ----------------- ----------------- -----------------
       OC3                5-20             $11000            VBRnrt             $147
------------------- ----------------- ----------------- ----------------- -----------------
                         25-35             $11000            VBRnrt             $144
------------------- ----------------- ----------------- ----------------- -----------------
                         40-55             $11000            VBRnrt             $140
------------------- ----------------- ----------------- ----------------- -----------------
                         60-75             $11000            VBRnrt             $137
------------------- ----------------- ----------------- ----------------- -----------------
                         80-95             $11000            VBRnrt             $133
------------------- ----------------- ----------------- ----------------- -----------------
                        100-120            $11000            VBRnrt             $130
------------------- ----------------- ----------------- ----------------- -----------------
                        125-150            $11000            VBRnrt             $126
------------------- ----------------- ----------------- ----------------- -----------------
       OC12              25-75            $37,000            VBRnrt             $133
------------------- ----------------- ----------------- ----------------- -----------------
                        100-175           $37,000            VBRnrt             $130
------------------- ----------------- ----------------- ----------------- -----------------
                        200-275           $37,000            VBRnrt             $126
------------------- ----------------- ----------------- ----------------- -----------------

-------------------------------------------------------------------------------------------
                                Monthly Recurring Charges
       Port            CIR (Mbps)           Port              CoS          Price Per Meg
------------------- ----------------- ----------------- ----------------- -----------------
                        300-350           $37,000            VBRnrt             $123
------------------- ----------------- ----------------- ----------------- -----------------
                        375-475           $37,000            VBRnrt             $119
------------------- ----------------- ----------------- ----------------- -----------------
                        500-600           $37,000            VBRnrt             $116
------------------- ----------------- ----------------- ----------------- -----------------
       DS3                1-9              $4,500             CBR               $323
------------------- ----------------- ----------------- ----------------- -----------------
                         10-19             $4,500             CBR               $315
------------------- ----------------- ----------------- ----------------- -----------------
                         20-29             $4,500             CBR               $308
------------------- ----------------- ----------------- ----------------- -----------------
                         30-40             $4,500             CBR               $300
------------------- ----------------- ----------------- ----------------- -----------------
       OC3                5-20             $11000             CBR               $315
------------------- ----------------- ----------------- ----------------- -----------------
                         25-35             $11000             CBR               $308
------------------- ----------------- ----------------- ----------------- -----------------
                         40-55             $11000             CBR               $300
------------------- ----------------- ----------------- ----------------- -----------------
                         60-75             $11000             CBR               $293
------------------- ----------------- ----------------- ----------------- -----------------
                         80-95             $11000             CBR               $285
------------------- ----------------- ----------------- ----------------- -----------------
                        100-120            $11000             CBR               $278
------------------- ----------------- ----------------- ----------------- -----------------
                        125-150            $11000             CBR               $270
------------------- ----------------- ----------------- ----------------- -----------------
       OC12              25-75            $37,000             CBR               $285
------------------- ----------------- ----------------- ----------------- -----------------
                        100-175           $37,000             CBR               $278
------------------- ----------------- ----------------- ----------------- -----------------
                        200-275           $37,000             CBR               $270
------------------- ----------------- ----------------- ----------------- -----------------
                        300-350           $37,000             CBR               $263
------------------- ----------------- ----------------- ----------------- -----------------
                        375-475           $37,000             CBR               $255
------------------- ----------------- ----------------- ----------------- -----------------
                        500-600           $37,000             CBR               $248
------------------- ----------------- ----------------- ----------------- -----------------


2.1      Non-recurring Charges:

         Non-recurring charges include installation, configuration changes, order cancellations and order changes that may be incurred for the Port or PVC.

---------------------------------------------------------------------------
                               Non Recurring Charges
             Description of Charge                            Charges
--------------------------------------- -----------------------------------
Installation:
--------------------------------------- -----------------------------------
45Mb Port                                        $1,500
--------------------------------------- -----------------------------------
155Mb Port                                       $4,000
--------------------------------------- -----------------------------------
622Mb Port                                       $15,000
--------------------------------------- -----------------------------------
per PVC                                          $40
--------------------------------------- -----------------------------------

--------------------------------------- -----------------------------------
Ancillary Charges:
--------------------------------------- -----------------------------------
Configuration Changes                            $50
--------------------------------------- -----------------------------------
Order Cancellation                               $250
--------------------------------------- -----------------------------------
PVC Order Change                                 $50
--------------------------------------- -----------------------------------
Port Order Change                                $100
--------------------------------------- -----------------------------------

          Configuration change charges are applied when the parameters of Virtual Channels (VCs) are changed. Order Cancellation Charges apply when a PVC or Port has been ordered and needs to be canceled prior to the Service having been installed and accepted.

          PVC Order Change Charges apply when WinStar requests a change to the PVC.

          Port Order Change Charges apply when WinStar requests to change the port size ordered. If the Port has been installed and accepted, WinStar will be charged for a new port installation.

3.1       ATM Discount Structure

          Contributing Williams Network ATM Service charges include recurring port and PVC charges only. Contributing charges do not include any credits to which WinStar may be entitled, late payment penalties, taxes or other government surcharges, any one-time non-recurring fees and charges or any charges related to Local Access Services. The discount structure is based on the monthly revenue achieved by WinStar (contributing charges) and the stated length of the Service Order established. The discount WinStar will receive in any given month will be determined by the level of revenue achieved by WinStar for that month. WinStar will receive the stated discounts off of Williams? standard rates as such rates may exist from time to time.


-------------------------------------------------------------------------------------------
                                    Discount Structure
Monthly Revenue     1 Year         2 Year         3 Year         4 Year         5 Year
---------------- -------------- -------------- -------------- -------------- --------------
      $0              0%             0%             0%             0%             0%
---------------- -------------- -------------- -------------- -------------- --------------
    $25,000           12%            14%            18%            22%            27%
---------------- -------------- -------------- -------------- -------------- --------------
    $50,000           14%            16%            20%            24%            29%
---------------- -------------- -------------- -------------- -------------- --------------
   $100,000           16%            18%            22%            26%            31%
---------------- -------------- -------------- -------------- -------------- --------------
   $150,000           18%            20%            24%            28%            33%
---------------- -------------- -------------- -------------- -------------- --------------
   $200,000           20%            22%            26%            30%            35%
---------------- -------------- -------------- -------------- -------------- --------------

         Private Line Services

1. Williams Network Private Line Service has three basic rate elements; IXC charges, Local Access Charges and Non-recurring charges.

         1.1 IXC rates are determined on an individual case basis and will be set forth on WinStar's Service Order. The minimum monthly charge for any IXC circuit ordered by WinStar shall be as follows:

          ---------------------------------------------------------
                          Minimum Monthly Charges
          ---------------------------------------------------------
          DS-3                               $2,000
          ---------------------------------- ----------------------
          OC-3                               $5,000
          ---------------------------------- ----------------------
          OC-12                              $20,000
          ---------------------------------- ----------------------
          OC-48                              $80,000
          ---------------------------------- ----------------------

Non-recurring Charges:

------------------------------------------------ ---------------- --------------- -------------- -------------- ---------------
             Non-Recurring Charges                    DS-1             DS-3           OC-3           OC-12          OC-48
------------------------------------------------ ---------------- --------------- -------------- -------------- ---------------
New Order Installation                                $400            $2,000         $5,000         $18,000        $48,000
------------------------------------------------ ---------------- --------------- -------------- -------------- ---------------
Order Change (1st change free)                         $25             $50           $2,000         $3,000          $4,000
------------------------------------------------ ---------------- --------------- -------------- -------------- ---------------
Order Cancellation (prior to activation)              $150             $250          $2,000         $3,000          $4,000
------------------------------------------------ ---------------- --------------- -------------- -------------- ---------------
 ASR (new or disconnect) Special Access               $250             $250           $250           $250            $250
------------------------------------------------ ---------------- --------------- -------------- -------------- ---------------
ASR Supplement                                        $150             $150           $150           $150            $150
------------------------------------------------ ---------------- --------------- -------------- -------------- ---------------
Order Expedite                                        $300             $300           $300           $300            $300
------------------------------------------------ ---------------- --------------- -------------- -------------- ---------------
Reconfiguration                                       $500            $2,000         $6,000         $12,000        $24,000
------------------------------------------------ ---------------- --------------- -------------- -------------- ---------------
Additional Installation/Maintenance/Engineering    $100.00/hr       $100.00/hr     $100.00/hr     $100.00/hr      $100.00/hr
------------------------------------------------ ---------------- --------------- -------------- -------------- ---------------
After Hours                                      $150.00/hr       $150.00/hr      $150.00/hr     $150.00/hr     $150.00/hr
------------------------------------------------ ---------------- --------------- -------------- -------------- ---------------

------------------------------------------------ ------------------------------------- ----------------------------------------
             Cross-Connect Charge                         Monthly Recurring                         Non-Recurring
------------------------------------------------ ------------------------------------- ----------------------------------------
                     DS-3                                        $250                                   $500
------------------------------------------------ ------------------------------------- ----------------------------------------
                     OC-3                                        $800                                  $1,000
------------------------------------------------ ------------------------------------- ----------------------------------------
                     OC-12                                      $3,250                                 $10,000
------------------------------------------------ ------------------------------------- ----------------------------------------
                     OC-48                                     $12,000                                 $25,000
------------------------------------------------ ------------------------------------- ----------------------------------------

         Installation charges shall apply to the normal installation of equipment necessary to provide the requested service to the point of demarcation at WinStar's premises. Additional Installation charges shall apply when Williams is required to install equipment other than that normally required to provide the service or when WinStar requests special equipment.

3.1      Private Line Discount Structure

         Contributing Williams Network Private Line Service charges include monthly recurring IXC charges only. Contributing charges do not include any credits to which WinStar may be entitled, late payment penalties, taxes or other government surcharges, any one-time non-recurring fees and charges or any charges related to Local Access Services. The discount structure is based on the monthly revenue achieved by WinStar (contributing charges) and the stated length of the Service Order established. The discount WinStar will receive in any given month will be determined by the level of revenue achieved by WinStar for that month. WinStar will receive the stated discounts off of Williams' standard rates as such rates may exist from time to time.

          ------------------------------------------------------------
                        Rates per VG&E V&H mile On Net.
          ------------------------------------------------------------
                       DS-3                         $ 0.0230
          -------------------------------- ---------------------------
                       OC-3                         $0.0220
          -------------------------------- ---------------------------
                       OC-12                        $0.0185
          -------------------------------- ---------------------------
                       OC-48                        $0.0165
          -------------------------------- ---------------------------

III.     Frame Relay Services

1. Rates & Charges: Williams Network Frame Relay Service has four principle rate elements: Access, Port Connections, Permanent Virtual Circuits (PVCs), and Flex-CIR (Time-of-Day and/or Day-of-Week) configuration charges.

         Ports and PVCs are further categorized as being either a User-to-Network Interface (UNI) type or Network-to-Network Interface
         (NNI) type. An NNI port is defined as one end of a connection between Williams' frame relay network and another carrier's network. The connecting carrier could be either a customer or off-net service provider. Similarly, an NNI PVC is defined as one which has each end of the PVC residing in two different carrier's frame relay networks, rather than the originating and terminating points being in the same carrier's network.

1.1 Port Charges: Both UNI and NNI port charges are based solely on the bandwidth selected by WinStar. Available port speeds range from 64 Kilobits per second (Kbps) to 1.536 Megabits per second (Mbps). See rate table below for list of available speeds. Monthly recurring and non-recurring charges for frame relay ports are provided in the rate table below.

1.1.2 Permanent Virtual Circuit (PVC) bandwidth charges: UNI and NNI PVC charges are both based solely on the bandwidth selected by WinStar. Bandwidth charges are stated in Committed Information Rates (CIR) or Kbps increments for one-way, or Simplex PVCs. Available PVC-CIR speeds range from 4 Kbps to 1.024 Mbps. See rate table below for list of available speeds. Monthly recurring and non-recurring charges for frame relay PVCs are provided in the rate table below.

1.1.3    Frame Relay Rate Table

------------------------------- ---------------- ------------------- -------------------
Frame Relay Service Components     Speed/CIR
                                    (Kbps)            MRC ($)         Installation ($)
------------------------------- ---------------- ------------------- -------------------
NNI Port (Private NNI)                       64    $      224          $      250
                                            128    $      418          $      250
(Add: "NNITrunking Charge")                 192    $      455          $      250
Charge")
                                            256    $      492          $      250
                                            320    $      610          $      250
                                            384    $      727          $      250
                                            448    $      823          $      250
                                            512    $      920          $      250
                                            576    $      984          $      250
                                            640    $      1,049        $      250
                                            704    $      1,114        $      250
                                            768    $      1,179        $      250
                                           1024    $      1,471        $      250
                                           1536    $      1,856        $      250
NNIPVC                                        0    $      8            $      25
                                              4    $      8            $      25
(SimplexPricing)                              8    $      10           $      25
                                             16    $      12           $      25
                                             32    $      20           $      25
                                             48    $      30           $      25
                                             64    $      40           $      25
                                            128    $      80           $      25
                                            192    $      119          $      25
                                            256    $      159          $      25
                                            320    $      199          $      25
                                            384    $      239          $      25
                                            448    $      278          $      25
                                            512    $      318          $      25
                                            576    $      358          $      25
                                            640    $      398          $      25
                                            704    $      437          $      25
                                            768    $      477          $      25
                                            832    $      517          $      25
                                            896    $      557          $      25
                                            960    $      596          $      25
                                           1024    $      636          $      25
UNIPorts                                     64    $      224          $      250
                                            128    $      418          $      250
                                            192    $      455          $      250
                                            256    $      492          $      250

                                            320    $      610          $      250
                                            384    $      727          $      250
                                            448    $      823          $      250
                                            512    $      920          $      250
                                            576    $      984          $      250

------------------------------- ---------------- ------------------- -------------------
Frame Relay Service Components     Speed/CIR
                                    (Kbps)            MRC ($)         Installation ($)
------------------------------- ---------------- ------------------- -------------------
                                            640    $      1,049        $      250
                                            704    $      1,114        $      250
                                            768    $      1,179        $      250
                                           1024    $      1,471        $      250
                                           1536    $      1,856        $      250
UNIPVCs                                       0    $      8            $      25
                                              4    $      8            $      25
(SimplexPricing)                              8    $      10           $      25
                                             16    $      12           $      25
                                             32    $      20           $      25
                                             48    $      30           $      25
                                             64    $      40           $      25
                                            128    $      80           $      25
                                            192    $      119          $      25
                                            256    $      159          $      25
                                            320    $      199          $      25
                                            384    $      239          $      25
                                            448    $      278          $      25
                                            512    $      318          $      25
                                            576    $      358          $      25
                                            640    $      398          $      25
                                            704    $      437          $      25
                                            768    $      477          $      25
                                            832    $      517          $      25
                                            896    $      557          $      25
                                            960    $      596          $      25
                                           1024    $      636          $      25
Local Access                    DS-0/DDS           ICB                 ICB
                                                   ICB

                                FT-1               ICB                 ICB
                                                   ICB

                                DS-1               ICB                 ICB

NNI Trunking Charge             DS-0/DDS           ICB                 ICB
                                                   ICB

                                FT-1               ICB                 ICB
                                                   ICB

                                DS-1               ICB                 ICB
------------------------------- ---------------- ------------------- -------------------

1.2 Enhanced Services: The basic Frame Relay Service components described in the previous sections can be bundled and molded into a wide variety of different service offerings. The following descriptions outline how Williams packages these service components to address the specialized requirements of its wholesale customers.




1.2.1 Frame Relay/ATM Service Interworking:

------------------------------------- ------------------------ -------------------------------
Enhanced Wholesale Services           Installation             MRC
------------------------------------- ------------------------ -------------------------------
Frame Relay/ATM Interworking          (No additional charge    (No additional charge for
                                       --------------------     --------------------
                                      for locations            locations requiring ATM
                                      requiring ATM beyond     beyond that for standard ATM
                                      that for standard ATM    service)
                                      service)
------------------------------------- ------------------------ -------------------------------

1.3 Flex-CIR Services: Williams Flex-CIR Service is designed to help end-users in two ways:

     1. Reserve the exact amount of bandwidth needed by the end-user during the hours it is most critical.

     2. Minimize the end-user's network costs by "turning off" excess bandwidth during the hours when it is least required.

         Specifically, WinStar will be able to adjust its PVC speeds (or CIR) at quarter-hour increments (e.g. 8:00, 8:15, 8:30, 8:45, etc.). Once WinStar has made a speed change, WinStar will not be able to make another change for at least two (2) hours. WinStar shall have the option of establishing different speed schedules for the same PVC depending on the day of the week (e.g. turning a Flex-CIR PVC down from its "weekday speed" of 256 Kbps CIR to 64 Kbps CIR on the weekend). The configuration charges for this enhanced service are provided in the table below

1.3.1

--------------------------------------------------------------------------------------
                          Time-of-Day/Day-of-Week Flex-CIR
                                     PVC Charges
         Description                 NRC (Per PVC)              MRC (Per PVC)
------------------------------- ------------------------ -----------------------------
Basic PVC Charge                (Standard NRC charge     (Standard MRC charge for
(Based on weighted average of   for average CIR level)   average CIR level)
CIRs)
------------------------------- ------------------------ -----------------------------
TOD Configuration Charge (2     $40                      $60
CIR adjustments per day)
------------------------------- ------------------------ -----------------------------
DOW Configuration Charge (2     $40                      $60
CIR adjustments per wk.)
------------------------------- ------------------------ -----------------------------
Each additional CIR             $20                      $30
adjustment per period (Per
day or per week)
------------------------------- ------------------------ -----------------------------

2.1 Additional Non-recurring Charges: In addition to the non-recurring charges set forth in the tables above, WinStar may incur the following additional non-recurring charges.

----------------------------------------------------------------------------------
                        Additional Non-Recurring Charges
          Description of Charge                            Charge
------------------------------------------ ---------------------------------------
Basic PVC Reconfiguration Changes          $50
------------------------------------------ ---------------------------------------
Flex-CIR PVC Reconfiguration Changes       Apply Standard Installation Charges
------------------------------------------ ---------------------------------------
PVC Order Cancellation Charge              $40
------------------------------------------ ---------------------------------------
Port Order Change Charge                   $100
------------------------------------------ ---------------------------------------
Port Order Cancellation Charge             $250
------------------------------------------ ---------------------------------------

          Configuration charges are applied when the parameters of PVCs are changed. PVC Order Cancellation Charges apply when WinStar cancels a PVC order prior to its installation.

          Port Order Change Charges apply when WinStar requests to change the port size ordered. If the Port has been installed and accepted, WinStar will be charged for a new port installation.

          Port Cancellation Charges apply when WinStar cancels a port order prior to installation.

3.1      Frame Relay Discount Schedule

         Contributing Williams Network Frame Relay Service charges include monthly recurring charges only. Contributing charges do not include any credits to which WinStar may be entitled, late payment penalties, taxes or other government surcharges, any one-time non-recurring fees and charges or any charges related to Local Access Services. The discount structure is based on the monthly revenue achieved by WinStar (contributing charges) and the stated length of the Service Order established. The discount WinStar will receive in any given month will be determined by the level of revenue achieved by WinStar for that month. WinStar will receive the stated discounts off of Williams' standard rates as such rates may exist from time to time.

--------------------------------------------------------------------------------------
                            Frame Relay Discount Schedule

Monthly Revenue                 1 Year     2 Year     3 Year     4 Year      5 Year
----------------------------- ----------- ---------- ---------- ---------- -----------
$0                            0%          0%         0%         0%         0%
----------------------------- ----------- ---------- ---------- ---------- -----------
$25,000                       12%         14%        18%        22%        27%
----------------------------- ----------- ---------- ---------- ---------- -----------
$50,000                       14%         16%        20%        24%        29%
----------------------------- ----------- ---------- ---------- ---------- -----------
$100,000                      16%         18%        22%        26%        31%
----------------------------- ----------- ---------- ---------- ---------- -----------
$150,000                      18%         20%        24%        28%        33%
----------------------------- ----------- ---------- ---------- ---------- -----------
$200,000                      20%         22%        26%        30%        35%
----------------------------- ----------- ---------- ---------- ---------- -----------


IV.      Pricing General Conditions

1. All pricing set forth in Sections I, II and III above is Williams' current pricing. Such pricing is subject to change upon thirty (30) days written notice by Williams to WinStar. Price changes shall only be effective on a going-forward basis and shall not apply to Service Orders previously placed by WinStar and accepted by Williams.

                    Williams Network Technical Specifications

I.  Technical Specifications for ATM and Frame Relay Services

1.0 Williams Network Technical Specifications are stated as an objective that the ATM and Frame Relay Services will perform in accordance with prevailing telecommunications industry standards. All Service provided under Williams ATM and Frame Relay Services are measured using two variables: Network Availability and Mean-time-to-restore.

2.0      Quality Standards

         2.1 General. ATM and Frame Relay Service standards apply on a one-way basis between the WinStar Premises Network Interface Points ("CPNIP") which are connected to Local Access between which ATM and Frame Relay Interexchange Service is provided (CPNIP to CPNIP or End-to-End) and exclude nonperformance due to force majeure or planned interruptions for necessary maintenance purposes. The actual end-to-end availability and performance of ATM and Frame Relay Service may be affected by the WinStar provided equipment, dependent upon the type and quality of WinStar equipment used. (WinStar provided Local Access may not meet these specifications.)

         2.2 Availability. Availability is a measurement of the percent of total time that service is operative when measured over a 365 consecutive day (8760 hour) period. The Local Access availability standards for ATM and Frame Relay Services are established by the Local Access Provider. For ATM and Frame Relay Services on the Williams network, availability shall be 99.95% from point-of-presence ("POP") to POP measured over a one year period. For Services not on the Williams network, the off-net provider will establish availability.

3.0      Maintenance

         Repair efforts will be undertaken upon notification of trouble by internal network surveillance and network surveillance and performance systems or by notification of trouble and release of all or part of the ATM or Frame Relay Service by WinStar for testing.

4.0      Mean Time to Restore

         Mean Time to Restore (MTTR) is the average time required to restore service and resume availability and is stated in terms of equipment and cable outages. The time is measured from the moment the outage is reported until the service is available and applies specifically to equipment outages or failures.

          4.1     MTTR Objective:           2 Hours (Equipment)

                         6 Hours (First Fibers on Cable)

5.0 Calculation. Williams Network calculates network availability on WinStar action requests. WinStar must notify the Williams Network Customer Care department and initiate an action request to determine if Service variables stated above were met.

II.      Technical Specifications for Private Line Service

1.0      Interconnection Specifications

         1.1 DS-3. DS-3 service is provided in accordance with ANSI Standard T1.102 (formerly AT&T Compatibility Bulletin 119) and Technical Reference 54014 |_| 4. DS-3 Service operates at 44.736 Mbps.

         1.2 Optical SONET Services (OC-N). Optical SONET Services are provided in accordance with ANSI Standard T1.105. OC-3 Service operates at 155.520 Mbps and is configured with 3 separate STS-1 signaling paths. OC-3C Service operates at 155.520 Mbps and is configured with 1 STS-3C signaling path (or 3 concatenated STS-1 signaling paths). OC-12 Service operates at 622.080 Mbps with 12 separate STS-1 signaling paths. OC-12C Service operates at
               622.080 Mbps with 1 STS-12C signaling path (or 4 separate STS-3C signaling paths). OC-48 Service operates at 9953.280 Mbps and is configured with 48 separate STS-1 signaling paths.

2.0      Quality Standards

         2.1 General. DS-3 and Optical SONET Service standards apply on a one-way basis between WinStar Premises Network Interface Points ("CPNIP") which are connected to Local Access between which DS-3 and Optical SONET Interexchange Service is provided (CPNIP to CPNIP or End-to-End) and exclude nonperformance due to force majeure or planned interruptions for necessary maintenance purposes. The actual end-to-end availability and performance of DS-3 and Optical SONET Service may be affected by WinStar provided equipment, dependent upon the type and quality of WinStar equipment used. (WinStar provided Local Access may not meet these specifications.)

         2.2 Availability. Availability is a measurement of the percent of total time that service is operative when measured over a 365 consecutive day (8760 hour) period. DS-3 and Optical SONET Service is considered inoperative when there has been a loss of signal or when two consecutive 15 second loop-back tests confirm the observation of any severely errored seconds or a bit error rate equal to or worse than 1 x 10-3. The Local Access availability standards for DS-3 and Optical SONET Services are established by the Local Access Provider. For Services on the Williams network, availability shall be 99.95% from point-of-presence ("POP") to POP measured over a one year period. For Services not on the Williams network, the off-net provider will establish availability. For multi-media services, availability will be the same as established by WorldCom, Inc.

         2.3 Performance (% Error Free Seconds, while Available). Performance is noted in Error Free Seconds (EFS) which are a measure of the percentage of total seconds when measured over a consecutive 24 hour period that do not contain bit errors. Performance shall be measured on a one-way basis using a Pseudo Random Bit Sequence test pattern as defined in CCITT Recommendation 0.151. The Error Free Seconds standards for the Local Access for DS-3 and Optical SONET Service is established by the Local Access Provider. For Services on the Williams network, Error Free Seconds shall be 99.5% from POP to POP measured over a monthly period. For Services not on the Williams network, the off-net provider will establish Error Free Seconds. For multi-media services, Error Free Seconds will be as defined by WorldCom, Inc.

3.0      Maintenance

         Repair efforts will be undertaken upon notification of trouble by internal network surveillance and network surveillance and performance systems or by notification of trouble and release of all or part of the DS-3 or Optical SONET Service by WinStar for testing.

4.0      Mean Time to Restore

         Mean Time to Restore (MTTR) is the average time required to restore service and resume availability and is stated in terms of equipment and cable outages. The time is measured from the moment the outage is reported until the service is available and applies specifically to equipment outages or failures.

         4.1     MTTR Objective:                     2 Hours (Equipment)

                         6 Hours (First Fibers on Cable)

5.0 Calculation. Williams Network calculates network availability on WinStar action requests. WinStar must notify the Williams Network Customer Care department and initiate an action request to determine if Service variables stated above were met.

                                    EXHIBIT C
                                     PART 1

                   COLLOCATION PROVISIONS - TRANSMISSION SITES

         1.       Collocation Rights.

         a. Collocation. WinStar shall have the right to locate, install, maintain and operate WinStar Equipment at Transmission Sites included in each System Segment during the relevant IRU Term. Williams will provide to WinStar either seventy-five (75) square feet or six (6) racks* at each Transmission Site except with respect to the Dallas-Houston System Segment, where Williams shall make commercially reasonable efforts to secure six (6) racks at each Transmission Site. No use of Transmission Sites required or permitted under these Collocation Provisions shall create or vest in WinStar any easements or other ownership or property rights of any nature in Williams' real or personal property. Williams shall construct and operate such space, and WinStar shall cause the WinStar Equipment to be installed and operated, in accordance with telecommunications industry standards for similar collocation arrangements.

         b. Basic Services. Williams shall designate each Transmission Site as an optical amplifier site, a regenerator site, or a junction. At each Transmission Site, Williams shall provide separate access, not located in its backbone area, where available, space, HVAC, and DC power for the WinStar Equipment as follows:

         Sites                                       Maximum Power
         Optical Amplifier                           90 amps of 48v DC

         Regenerator                                    120 amps of 48v DC

         Junctions                                      180 amps of 48v DC

* A rack space adequate to contain a rack (measuring 26 inches (width) x 24 inches (depth) x 78 or 84 inches (height)). WinStar shall supply its own cabinets.

The total linear inches for WinStar Rack Space within each Transmission Site shall not exceed the sum of the number of Rack Spaces for the specified Transmission Site multiplied by 26 inches. The services provided pursuant to this Subsection shall be referred to as the "Basic Services."

         c. Charges for Basic Services. The Contract Price includes the charge for Basic Services.

         d. Ancillary Collocation Services. WinStar may request in writing installation services, AC power or additional DC power, additional back-up power, technical assistance, additional space or racks, assistance in establishing an Interconnection Facility (as defined below), or additional HVAC (collectively referred to as the "Ancillary Collocation Services") at any Transmission Site. Within fifteen (15) business days after receiving such written request, Williams shall notify WinStar whether the Ancillary Collocation Services are available and, if they are, Williams' standard rates for the Ancillary Collocation Services. WinStar shall provide written notice to Williams confirming its request for such Ancillary Collocation Services at the quoted rates prior to Williams providing such Ancillary Collocation Services. If upgrades or expansions to Transmission Sites or its facilities are necessary to accommodate WinStar's request, Williams may include the entire cost of such upgrades or expansions in the cost to WinStar.

         e. Charges for Ancillary Collocation Services. If WinStar chooses to receive the Ancillary Collocation Services, WinStar shall pay any and all (initial and continuing) costs reasonably incurred by Williams in providing such Ancillary Collocation Services or Williams' standard prices for such Ancillary Collocation Services at the relevant Transmission Site, provided that WinStar has in either case agreed to such charges in advance in writing. WinStar shall pay Williams the amounts due within thirty (30) days of receipt of an invoice therefor from Williams. Following the fifth (5th) year after the Effective Date, upon at least thirty (30) days' notice to WinStar, Williams may adjust recurring charges for the Ancillary Collocation Services once each calendar year to equal its then-current standard charges. Williams' current charges (as of the Effective Date) for certain Ancillary Collocation Services are set forth in the following tables:

---------------------------------------------------- ------------------- ------------------ -----------------
Recurring Monthly Charges for Specific Minimum            One Year          Three Year      Five Year
Term Commitments                                            Term               Term               Term
---------------------------------------------------- ------------------- ------------------ -----------------
Rack                                                        $700               $650               $500
---------------------------------------------------- ------------------- ------------------ -----------------
Each AC amp                                                  0                   0                 0
---------------------------------------------------- ------------------- ------------------ -----------------
Each DC amp                                                  0                   0                 0
---------------------------------------------------- ------------------- ------------------ -----------------

---------------------------------------------------- ------------------- ------------------ -----------------
Nonrecurring Charges for Specific Minimum Term            One Year          Three Year      Five Year
Commitments (in addition to monthly charge)
---------------------------------------------------- ------------------- ------------------ -----------------
Rack                                                       $3,000             $1,500               0
---------------------------------------------------- ------------------- ------------------ -----------------
Each AC amp                                                 $75                 $75               $75
---------------------------------------------------- ------------------- ------------------ -----------------
Each DC amp                                                 $250               $250               $250
---------------------------------------------------- ------------------- ------------------ -----------------


---------------------------------------------------------------- ------------------------- ------------------------
                       Ancillary Charges                               Nonrecurring           Monthly Recurring
                                                                        Charge ($)               Charge ($)
---------------------------------------------------------------- ------------------------- ------------------------
Change of Installation Date (pre-work date)                                100                        0
---------------------------------------------------------------- ------------------------- ------------------------
Service Order Change (pre-work date)                                       100                        0
---------------------------------------------------------------- ------------------------- ------------------------
Service Order Change (post-work date)                                      250                        0
---------------------------------------------------------------- ------------------------- ------------------------
Order Cancellation (more than 30 days before scheduled work                250                        0
date)
---------------------------------------------------------------- ------------------------- ------------------------
Order Cancellation (less than 30 days from scheduled work date)            500                        0
---------------------------------------------------------------- ------------------------- ------------------------
AC Power Addition (after initial installation)                             750                        0
---------------------------------------------------------------- ------------------------- ------------------------
Cross-Connect (per DS-3) (subject to limitations set forth in             1,000                      250
Section 2 of this Exhibit)
---------------------------------------------------------------- ------------------------- ------------------------
Early Termination (before one, three, or five year term                   100% of remaining contract term
expires)
---------------------------------------------------------------- --------------------------------------------------



-------------------------------------------------------------------------------------------------------------------
                                            Dispatch Labor Charges ($)
-------------------------------------------------------------------------------------------------------------------
Monday-Friday Business Hours                                                           100 per hour
------------------------------------------------------------------------ ------------------------------------------
Monday-Friday Non-Business Hours                                                       125 per hour
------------------------------------------------------------------------ ------------------------------------------
Saturday & Sunday                                                                      150 per hour
------------------------------------------------------------------------ ------------------------------------------
Holidays                                                                               150 per hour
------------------------------------------------------------------------ ------------------------------------------

         f. Delivery and Installation. WinStar shall, at its expense, cause the WinStar Equipment to be delivered, installed, and maintained in a safe condition and meeting or exceeding the standards set forth in the Subsection entitled Standards. Williams shall allow WinStar reasonable access to each Transmission Site for purposes of installing WinStar Equipment beginning on or before the Acceptance Date of the relevant System Segment, provided that, if a Transmission Site is not ready for installation of equipment other than security, alarm, HVAC, power, back-up power or other common systems on such date, Williams shall allow such access within five (5) days of the first date such Transmission Site is ready for such installation. Williams shall provide WinStar with at least thirty (30) days notice prior to the date it estimates each Transmission Site will be ready for installation of the WinStar Equipment.

         g. Interface. Interface points for the WinStar fibers shall be at fiber patch panels or digital cross-connect (DSX-N) panels located in the Transmission Sites. Such panels shall be the demarcation to establish each party's operational and maintenance responsibilities. All cables placed to interface such panels shall conform to all applicable Williams' standards.

         h. Alarms 24 x 7 Monitoring. Williams shall continuously monitor (i.e., 24 x 7) Transmission Site security, environmental, and power alarms at one or more manned monitoring centers. At WinStar's request, Williams shall establish procedures to allow WinStar, at WinStar's expense, to share or receive alarm information.

         i. Compliance with Agreement. Each party shall comply with the provisions of the Agreement relating to Transmission Sites, including, without limitation, Williams' obligations to provide as-built drawings of Transmission Sites showing WinStar rack placement and assignment and to comply with the Operations Specifications set forth in Exhibit I thereto.

         2.       Interconnections

         a. Right to Interconnect Off-Premises. WinStar shall have the right to connect any of its premises to any Transmission Site (such connection or entrance facility referred to herein as the "Interconnect Facility"). Transmission Sites are established and designed to support network transmission equipment and, therefore, no interconnections may be made at such sites for other purposes such as directly or indirectly connecting to local exchange carrier facilities or other local access facilities or for purposes of providing local exchange or local access services.

         b. Construction and Installation. WinStar shall provide at its expense all necessary rights of way, permits, equipment and Williams-approved materials to construct and install each Interconnect Facility, including, but not limited to, cables and conduit and any labor charges associated therewith. Williams shall reasonably cooperate with WinStar to facilitate reasonable WinStar requests for Interconnection Facilities. Specifically, if necessary, and where applicable, Williams shall assist WinStar at WinStar's expense, in obtaining from any third-party building owner or Williams lessor access to existing building entrance facilities, if available, to access and exit Transmission Sites. The demarcation point for WinStar's facilities shall be in Williams' fiber patch panel or the DSX-N panel in the Transmission Sites, as appropriate.

         c. Ownership. WinStar shall retain ownership of any portion of each Interconnect Facility that is located on Transmission Sites during the IRU Term; provided, however, that title to any part of the Interconnect Facility within a Transmission Site shall be transferred to Williams upon expiration of the IRU Term.

         d. Prohibition on Interconnection with Other Collocation Customers. WinStar shall not establish interconnections between WinStar's collocated facilities or the WinStar Equipment and the collocated facilities of other parties who are using a Transmission Site. WinStar shall not use any Interconnect Facility to allow third parties collocated in any Transmission Site to interconnect with each other at that Transmission Site.

         e. Maintenance and Changes. WinStar shall provide all maintenance and repair of the Interconnect Facility on WinStar's side of the point of demarcation. Any improvement, modification, addition to, relocation, or removal of, the Interconnect Facility by WinStar at Transmission Sites shall be subject to Williams' prior review and written approval. WinStar shall pay the cost of such improvement, modification, addition to, relocation, or removal of, the Interconnect Facility. Williams' approval will not be unreasonably withheld and if Williams fails to respond to WinStar's written request within thirty (30) days of receiving WinStar's request for such changes, Williams shall be deemed to have approved WinStar's request. Williams' maintenance responsibility shall be limited to the demarcation point and the associated cross connect at that point.

         3. Notice to Interconnect or Collocate. No later than sixty (60) days prior to WinStar's planned installation of its WinStar Equipment or Interconnect Facilities at any Transmission Site, WinStar shall provide to Williams the "Interconnect/Collocation Notice." The Interconnect/Collocation Notice shall include notice of WinStar's desire to interconnect/collocate in a particular Transmission Site, a copy of WinStar's construction design drawings and installation schedule. The Interconnect/Collocation Notice shall also include:
(a) WinStar's requested installation date(s); (b) any excess cable storage requirements; (c) identification of all Interconnect Facilities and WinStar Equipment to be installed; (d) a diagram of the desired location of the Interconnect Facilities and WinStar Equipment; (e) the space, power, environmental and other requirements for the Interconnect Facilities and WinStar Equipment; (f) the estimated commencement and termination dates for the interconnection/collocation; (g) all other information reasonably required by Williams. Within ten (10) business days of receiving the Interconnection/ Collocation Notice, Williams shall respond to WinStar's Interconnection/Collocation Notice with its acceptance or objections to WinStar's proposal in the Interconnect/Collocation Notice.

         4.       Use of Equipment and Interconnect Facilities

         a. Power Use. WinStar shall not install any electrical or other equipment that overloads any electrical paneling, circuitry, or wiring.

         b. Standards. WinStar shall ensure that the WinStar Equipment and any Interconnect Facilities are installed, operated, and maintained to meet or exceed any reasonable requirements of Williams, any requirements of Williams' building management or insurance underwriters, and any applicable local, state and federal codes and public health and safety laws and regulations (including fire regulations and the National Electric Code).

         c. Intervention. If any part of WinStar's fiber, Interconnect Facilities or WinStar Equipment is not placed and maintained in accordance with the terms and conditions of these Collocation Provisions and WinStar fails to correct the violation within thirty (30) days from receipt of written notice thereof from Williams, then Williams may, at its option, without further notice to WinStar, correct the deficiency at WinStar's expense without liability (except to the extent the Agreement permits recovery for Williams' negligence) for damages to the fiber,

Interconnect Facilities or WinStar Equipment or for any interruption of WinStar's services. As soon as practicable thereafter, Williams shall advise WinStar in writing of the work performed or the action taken. WinStar shall reimburse Williams for all expenses reasonably incurred by Williams associated with any work or action performed by Williams pursuant hereto. WinStar shall remit payment to Williams within thirty (30) days from its receipt of Williams' invoice therefor.

         d. Threat to Persons or Property. If Williams reasonably determines that WinStar's actions or failure to fulfill an obligation of these Collocation Provisions, or its Interconnect Facilities or WinStar Equipment poses an immediate threat to the safety of Williams' employees or the public, interferes with the performance of Williams' service obligations, or poses an immediate threat to the physical integrity of Williams' facilities, Williams may perform such work and/or take such action that it deems necessary without notice to WinStar and without subjecting itself to any liability (except to the extent the Agreement permits recovery for Williams' negligence) for damage to the fiber, Interconnect Facilities or the WinStar Equipment or for any interruption of WinStar's services. As soon as practicable thereafter, Williams shall advise WinStar in writing of the work performed or the action taken. WinStar shall reimburse Williams for all expenses reasonably incurred by Williams associated with any work or action performed by Williams pursuant hereto. WinStar shall remit payment to Williams within thirty (30) days from its receipt of Williams' invoice therefor.

         e. Use by WinStar's Customers. WinStar may permit its customers holding IRU interests in the WinStar Fibers to use the collocation rights granted by these Collocation Provisions, but only as specifically set forth herein. Such customers shall act as WinStar's subcontractors to the extent they or their representatives are present at or on space adjoining the Transmission Sites. WinStar shall be liable for the acts or omissions of such customers to the same extent as for its own employees or representatives and shall either cause such customers, their employees and representatives to be covered by WinStar's insurance coverages as required by the Agreement or shall cause such customers to independently obtain such insurance. WinStar shall act as the single point of contact with respect to such customers and Williams. WinStar must provide all power, space, and additional service to these IRU customers out of WinStar's own allocation of Basic Services and Ancillary Collocation Services as provided in these Collocation Provisions.

         5.       Access to Transmission Site.

         a. Access. Williams shall provide WinStar with secure, separate, unescorted twenty-four (24) hour access to WinStar's assigned space, where available. Where such separate space is not available, WinStar shall not pay for escorted access. If WinStar requires access to Williams' common space, it shall provide Williams with reasonable advance notice and Williams shall provide escorted access. WinStar shall pay Williams' charges for such access, which may include minimum call out times, and night, weekend, and holiday differentials or multipliers. In no case shall WinStar enter Williams common space without a Williams escort.

         b. Notice. WinStar shall notify the Williams Network Operations Center prior to entering a Transmission Site.

         c. Security. WinStar shall abide by Williams' reasonable security requirements. When deemed appropriate by Williams, WinStar employees, customers, or representatives shall be issued passes or visitor identification cards which must be presented upon request before entry to Transmission Sites and surrendered upon demand or upon expiration of the IRU Term. Such passes or other identification shall be issued only to persons meeting any reasonable security criteria applicable at the relevant Transmission Site for such purpose. Nothing in this Subsection shall be construed as preventing WinStar from having twenty-four hour unescorted access to Transmission Sites.

         d. Right to Terminate Individual's Access. Notwithstanding any other provision of these Collocation Provisions, Williams shall, without threat of liability, have the right to immediately terminate the right of access of any specific WinStar personnel or representative should it determine in its reasonable discretion for any lawful reason that termination of such access is necessary for the security of the facility or is required to prevent a violation of law, landlord requirements, or applicable insurance requirements. Williams shall promptly notify WinStar of any such termination, and WinStar shall have a reasonable opportunity to demonstrate that the terminated rights of access should be reinstated. Any termination of a specific individual's access shall remain in effect pending Williams' final determination as to the advisability of such reinstatement.

         e. Removal of WinStar Equipment. Within sixty (60) days after the end of the IRU Term or WinStar's abandonment of any collocation arrangement at a Transmission Site, WinStar shall remove all WinStar Equipment from the System or any other Williams facilities at WinStar's sole cost under Williams' supervision. WinStar shall provide Williams with at least sixty (60) days' notice prior to such removal. If WinStar fails to remove the same within said sixty-day period, Williams shall either:

         (a) remove WinStar's Equipment and issue an invoice to WinStar for the cost of removal and storage, which WinStar shall pay within thirty (30) days of receipt of such invoice; or

         (b) notify WinStar that Williams elects to take ownership of such abandoned WinStar Equipment, in which case WinStar shall execute a bill of sale or other document evidencing Williams' title to such WinStar Equipment.

         6. Relocation. WinStar shall, at Williams' expense, relocate its fiber, Interconnect Facilities and WinStar Equipment within Transmission Site upon Williams' written request and in the reasonable (under the circumstances) time frame required by Williams. If the entire Transmission Site is relocated,
Article X (Relocation) of the Agreement shall govern such relocation.

         7. No Restrictions. Williams' right to maintain and operate its facilities in such a manner as will best enable it to fulfill its own service requirements is in no manner limited by these Collocation Provisions, except as specifically set forth in these Collocation Provisions or the Agreement.

         8. Inspections. Williams reserves the right to make periodic inspections of any part of the Fiber, Interconnect Facilities, or WinStar Equipment located within or physically attached to the Transmission Sites; provided that WinStar shall have the right to have one or more of its employees or representatives present during the time of any such inspection. Williams shall give WinStar advance notice of such inspections, except in those instances where Williams determines that safety considerations justify the need for such an inspection without the delay of providing notice. The making of periodic inspections or the failure to do so shall not operate to impose upon Williams any liability of any kind whatsoever nor relieve WinStar of any responsibility, obligation, or liability allocated to it in these Collocation Provisions.

         9. Liens and Encumbrances. WinStar shall not have the power, authority or right to create and shall not permit any lien or encumbrance, including, without limitation, tax liens, mechanics' liens, or other liens or encumbrances with respect to work performed, in connection with the installation, repair, maintenance or operation of its WinStar Equipment, Interconnect Facilities or other property installed within the Transmission Site.

         10. Subordination. WinStar's rights under these Collocation Provisions shall be totally subordinate to any bona fide mortgages, loans, deeds of trust, or any other borrowing upon the real or personal property which may be incurred by Williams. WinStar shall sign any such reasonable documents as are necessary to satisfy any lender, private or institutional, to reflect said subordination.

         11. Independent Parties. The presence of a Williams or WinStar employee or representative (as an inspector or otherwise) while an employee or representative of the other party is at the Transmission Site or performing work pursuant to these Collocation Provisions shall not make either party liable for the actions of the other party and shall not be deemed to waive the responsibility of either party to perform its obligations in a safe and workmanlike manner.

                               Exhibit C -- Part 2

                            POP Collocation Services
                                Services & Terms

1.       Collocation Service:

         1.1      Collocation Service Description ("Collocation Service").

                  WinStar shall have the right to occupy, access and locate therein certain telecommunications transmission equipment and cabling ("Equipment") for the purpose of interconnecting the Equipment with Williams' telecommunications transmission network within a portion of certain premises ("Premises") which are currently owned or leased by Williams. WinStar shall initiate request for Collocation Service by completion of the form included as Attachment I to this Schedule. Collocation Service is granted only by mutual execution of relevant Collocation Service Order(s), identified as Attachment II to this Schedule. The portion of collocation space ("Space") allocated is accepted "as-is" by WinStar and Williams makes no representation as to the fitness of the space for WinStar's intended purpose. WinStar shall abide by the standard specifications as set forth in the Technical Specifications as attached hereto. No work related to Collocation Service shall commence until the CSA, Collocation Schedule, the Collocation Service Request, and the relevant Collocation Service Order(s) are mutually executed.

                  Only upon the express written consent of Williams may WinStar interconnect the Equipment with transmission service provided to WinStar by third parties. If WinStar should interconnect the Equipment with equipment or services of any entity other than Williams without obtaining the written consent of Williams, WinStar shall, subject to the cure provision in the Agreement, be in breach of Agreement and Williams may pursue any legal or equitable remedy, including but not limited to the immediate termination of the license granted in this Schedule.

                  All cross-connections relevant to interconnecting the Equipment with Williams or any other party for which Williams gives explicit written permission shall be established under the control and direction of Williams.

         1.2      Minimum Service Commitment.

                  Collocation Service shall be granted with a minimum network service commitment as further described herein. A minimum multimedia transmission service level of $25,000 per month per rack is required. Transmission charges applied to this commitment level include monthly recurring fees for Private Line, ATM and Frame Relay services. WinStar's monthly transmission billing will be reviewed against the quantity of Collocation Service and WinStar shall be liable for any deficiency. Charges for deficiency will be assessed one month in arrears.

2. Effective Date: The Effective Date is defined as the date identified on the relevant Collocation Service Order as the date of Collocation Service delivery, or the date upon which Williams delivers Collocation Service, whichever is later.

3. Term: The Collocation Service Term shall commence upon the Effective Date and shall continue for the duration specified within the relevant Collocation Service Order.

4. Rates & Charges: WinStar shall pay Williams for the Collocation Services rendered pursuant to this Schedule the charges set forth in each Collocation Service Order. Charges shall be payable in advance commencing on the Effective Date of the Term relevant to the license for the use of the Space and on the first day of each calendar month thereafter during the said Term. Charges for partial months shall be prorated.

         4.1      Service Fee.

                  The Service Fee is the amount to be invoiced WinStar on a monthly basis for Collocation Service rendered including, but not limited to, space and power use. Service Fees are identified on the relevant Collocation Service Order.

         4.2      Installation Fee.

                  The Installation Fee is the amount to be invoiced WinStar as a one time fee for Collocation Service consisting of charges associated with the initial installation of the Collocation Service. Installation Fees are identified on the relevant Collocation Service Order.

         4.3      Build-Out Fee.

                  Build-Out Fees are those one-time charges applicable to Collocation Services rendered that are outside the standard Collocation offering. Build-Out fees are individually quoted based on Service Order. Build-out fees are payable in full to Williams upon execution of a Collocation Service Order and no work will be performed by Williams or WinStar to Build-Out space prior to Williams' receipt of said payment. Alterations to the form or amount of this payment must be requested by WinStar in writing and approved by Williams Finance & Administration prior to commencement of work.

        4.4 Ancillary: Ancillary charges related to changes of Collocation Service delivery are fully defined in Section 9 of this Collocation Schedule.

-------------------------------------------------------------------- -----------------
                                                                     Charge  Per
                                                                     Occurrence
-------------------------------------------------------------------- -----------------
Change of Effective Date (pre-install)                                   $100.00
-------------------------------------------------------------------- -----------------
Change of Collocation Service Order (pre-Effective Date)                 $100.00
-------------------------------------------------------------------- -----------------
Change of Collocation Service (post-Effective Date)                      $250.00
-------------------------------------------------------------------- -----------------
Order Cancellation (greater than/=30 days from Effective Date)           $250.00
-------------------------------------------------------------------- -----------------
Order Cancellation (less than 30 days from Effective Date)               $500.00
-------------------------------------------------------------------- -----------------
AC power addition (post Effective Date)                                  $750.00
-------------------------------------------------------------------- -----------------

     4.5 Dispatch Labor Charges: are assessed for WinStar requested site labor. Dispatch requires 10 days advance notice to Williams.

          -------------------------------- ------------------------
                                 Charge Per Hour
          -------------------------------- ------------------------
          M-F Business Hours               $100.00
          -------------------------------- ------------------------
          M-F Off Business Hours           $125.00
          -------------------------------- ------------------------
          Sat & Sun                        $150.00
          -------------------------------- ------------------------
          Holidays                         $150.00
          -------------------------------- ------------------------

5. Collocation Service Delivery: Upon mutual acceptance of a Collocation Service Order, Williams shall confirm Effective Date, or inform WinStar of the estimated date for the delivery of such Collocation Service. Williams shall use reasonable efforts to install each Collocation Service on or before the Effective Date, but the inability of Williams to deliver a facility by such date shall not be a default under this Schedule.

         In the event Williams fails to tender possession of the Space to WinStar by the Effective Date, WinStar shall not be obligated to pay the Service Fee or Installation Fee until such time as Williams tenders possession of the Space to WinStar.

         If Williams fails to make Collocation Services available within ninety
         (90) days after the Effective Date (due to any reason other than the acts or omissions of WinStar), winter's sole remedy shall be to cancel the Collocation Service Order which pertains to such Collocation Service by written notice to Williams. Williams shall not be liable to WinStar in any way as a result of such delay or failure to tender possession.

6. Contract Expiration: Following the expiration of the term or failure of the parties to enter into any renewal periods, WinStar's license shall continue in effect on a month-to month basis upon the same terms and conditions specified within this Schedule and relevant Collocation Service Order, unless terminated by either WinStar or Williams upon thirty (30) days prior written notice.

         WinStar's option to renew its license to occupy the Space shall be contingent on the election by Williams to continue to own or lease the premises in which the Space is located for the duration of the renewal period(s), such election to be exercised at the sole discretion of Williams.

7. Early Termination: WinStar may terminate Collocation Service upon 30 days written notice. Collocation Services will be terminated 30 days from date of letter and WinStar will be liable for fifty percent (50%) of the charges due under remaining term of contract should WinStar terminate Collocation Service prior to contract expiration. Termination Liability will be invoiced in lump sum in the billing period directly following Collocation Service termination and shall be payable within 30 days of the invoice date.

8.       [Intentionally Blank

9.       Change of Collocation Services:

         9.1 Change of Effective Date (pre-install). WinStar will be assessed a Change of Effective Date Charge by Williams for any changes of Effective Date requested within thirty (30) days prior to original Effective Date. WinStar will also be charged for any charges incurred by Williams from third party providers as a result of a request by WinStar for a Change of Effective Date, regardless of date of WinStar notification.

         9.2 Change of Collocation Service Order (pre-Effective Date). All modifications to the information contained in an executed Collocation Service Order will be reviewed on an individual case basis and the Collocation Service Order shall be amended accordingly upon Williams' acceptance of the Collocation Service modifications. Any modifications will permit Williams to likewise amend Rates and Charges and Effective Date from original Collocation Service Order. WinStar will be assessed a one time fee for changes to a Collocation Service Order. WinStar will also be charged for any charges incurred by Williams from third party providers as a result of a request by WinStar for a Change of Collocation Service Order, regardless of date of WinStar notification.

         9.3 Change of Collocation Service (post-Effective Date). If WinStar requests a change to Collocation Services after such Collocation Services have been installed, the request will be reviewed by Williams on an individual case basis with no guarantees granted by Williams as to the ability to provide such enhanced Collocation Service. All Change of Collocation Service requests shall be authorized by Williams via a change Collocation Service Order. WinStar may incur an additional Collocation Service and/or Installation Fee(s) for the amended Collocation Service. WinStar will be assessed a one time fee for Collocation Service changes. WinStar will also be charged for any charges incurred by Williams from third party providers as a result of a request by WinStar for a Change of Collocation Service, regardless of date of WinStar notification.

          9.4 Order Cancellation (>/=30 days from Effective Date). WinStar may cancel a Collocation Service Order by written notice to Williams. WinStar will incur a one time cancellation fee for Collocation Services cancelled where notice is received at least 30 days prior to Effective Date.

          9.5 Order Cancellation (less than 30 days from Effective Date). WinStar may cancel a Collocation Service Order by written notice to Williams. WinStar will incur a one time cancellation fee for Collocation Services cancelled where notice is received less than 30 days prior to Effective Date.

10. Improvements to Space: In the event WinStar desires to make improvements to the Space which improvements are deemed material and substantial as reasonably determined by Williams ("Material Improvements"), WinStar shall submit all plans and specifications for such work to be performed in the Space to Williams for Williams' prior written approval, which approval shall not be unreasonably withheld or delayed. No construction for Material Improvements may commence until the foregoing consent is obtained. WinStar agrees that its use or construction of the Space shall not interfere with Williams' use of its Premises or other tenants' use of their premises in the building in which the Premises are located.

         WinStar shall not employ any contractor to perform Material Improvements unless previously approved in writing by Williams, which approval shall not be unreasonably withheld (and approved in writing by the Landlord if required by the lease). WinStar and each contractor and subcontractor participating in performing material Improvements shall warrant that such work shall be free from all mechanic's and/or materialman's liens and free from any and all defects in workmanship and materials for the period of time which customarily applies in good contracting practice, but in no event for less than one (1) year after the acceptance of the work by WinStar and Williams. The aforesaid warrantees of each such contractor and subcontractor and WinStar shall include the obligation to repair or replace in a workmanlike manner all defects in workmanship and materials without any additional charge.

         It shall be WinStar's responsibility to cause each of WinStar's contractors and subcontracts to maintain continuous protection of the premises adjacent to the Space in such manner as to prevent any damage to such adjacent property by reason of the performance of WinStar's work.

         All of WinStar's work shall be coordinated with all work being performed or to be performed by Williams and other tenants of the building in which the Premises are located. The contractor or subcontractor shall not at any time damage, injure, interfere with or delay the completion of any other construction within the building; and they and each of them shall comply with all procedures and regulations prescribed by Williams and the Landlord of the Premises for integration of winter's work with the work to be performed in connection with the construction of the building, and all other construction within the building which comprises or contains the Premises.

         All fixtures, alterations, additions, repairs, improvements and/or appurtenances attached to or built into, on or about the Space prior to or during the Term of the license relevant thereto, whether by Williams at its expense or at the expense of WinStar, or by WinStar at its expense or by previous occupants of the Space, shall be and remain part of the Space and shall not be removed by WinStar at the end of the Term of the license relevant to the Space. Upon termination or expiration of the Term relevant to the Space, Williams shall allow WinStar thirty
         (30) days from the date of such termination or expiration, at WinStar's sole cost and expense, to remove all trade fixtures (including, but not limited to, rectifiers/chargers, batteries, AC power conditioning equipment, telecommunication switching equipment, channel banks, etc.) installed by WinStar provided that the Space is restored by WinStar to its condition before the installation of such items and that all such work (including restoration) is performed in accordance with the other provisions of this Schedule. If WinStar shall fail to complete such removal and restoration within the aforesaid thirty (30) day time period, all such trade fixtures remaining within the Space or at the Premises may, at Williams' option, become the sole property of Williams, and Williams may dispose of such trade fixtures as it deems appropriate. WinStar shall continue to pay the Service Fee specified in the relevant Collocation Service Order until the earlier of: (i) WinStar's removal of such trade fixtures and completion of such restoral or (ii) Williams' taking possession of such trade fixtures as set forth above.

         All work affecting the Space shall be in compliance with all laws, ordinances, rules, regulations, orders and directives of governmental and quasi-governmental bodies and authorities having jurisdiction over the Premises and the Space from time to time and WinStar shall obtain and keep in effect all licenses, permits and other authorizations required with respect to the business conducted by WinStar within the Space.

     11. Sole Use of Space by WinStar: WinStar acknowledges that it has been granted only a license to occupy the Space and that it has not been granted any real property interests in the Space and that neither this Schedule nor any interest created herein shall be assigned, mortgaged, subleased, encumbered or otherwise transferred, and that neither the Space nor any part thereof shall be encumbered in any manner by reason of any act or omission on the part of WinStar, or used or occupied, or permitted to be used or occupied, by anyone other than WinStar. Any attempt to allow the use or occupation of the Space by anyone other than WinStar to assign, mortgage, sublease or encumber any rights under this Schedule by WinStar shall, unless otherwise agreed to in writing by Williams, be void and in such event, Williams shall have the right to terminate this Schedule as to any or all Space occupied by WinStar. Such written agreement by Williams shall be subject to the sole discretion of Williams.

     12. Eminent Domain: In the event of a taking by eminent domain (or a conveyance by any Landlord of all or any portion of the Premises to an entity having the power of eminent domain after receipt of actual notice of the threat of such taking) of all or any portion of the Premises so as to prevent, in Williams' sole discretion, the utilization by WinStar of the Space in the Premises, relevant Collocation Service Order(s) shall terminate as of the date of such taking or conveyance with respect to the Space which is affected by such taking or conveyance and the Service Fee paid or to be paid by WinStar shall be reduced accordingly. Except as set forth below, WinStar shall have no claim against Williams for the value of the unexpired Term of the license affected thereby (or any portion thereof) or any claim or right to any portion of the amount that might be awarded to the Landlord of the Premises or Williams as a result of any such payment for condemnation or damages. Nothing contained in this Schedule should prohibit WinStar from seeking any relief or remedy against the condemning authority in the event of an Eminent Domain proceeding or condemnation which affects the Space.

     13. Damage to Premises: If the building in which the Premises are located is damaged by fire or other casualty, Williams shall give immediate notice to WinStar of such damage. If a Landlord or Williams exercises an option to terminate a particular Lease due to damage or destruction of the Premises subject to such Lease, or if Williams decides not to rebuild such building or portion thereof in which the Space is located, relevant Collocation Service Order(s) shall terminate as of the date of such exercise or decision as to the affected Space and the Service Fee paid by WinStar shall be modified accordingly. If neither the Landlord of the affected Premises nor Williams exercises the right to terminate, Williams shall repair the particular Space to substantially the same condition it was in prior to the damage, completing the same with reasonable speed. In the event that Williams shall fail to complete the repair within a reasonable time period, WinStar shall thereupon have the option to terminate relevant Collocation Service Order(s) with respect to the affected Space, which option shall be the sole remedy available to WinStar against Williams under this Schedule relating to such failure. If the Space or any portion thereof shall be rendered untenable by reason of such damage, the Service Fee for such Space shall proportionately abate, based on the amount of square footage which is rendered untenable, for the period from the date of such damage to the date when such damage shall have been repaired for the portion of the Space rendered untenable.

     14. Conduct in Space & Premises: WinStar shall abide by Williams' and applicable landlord's rules with regard to conduct in the Premises. Such rules include, but are not limited to, a prohibition against smoking in the Space or the Premises by WinStar's employees, agents, representatives, contractors, subcontractors, invitees or licensees. Further, WinStar shall maintain the Space in a safe condition, including but not limited to the preclusion of storing combustible materials in the Space.

                 TECHNICAL SPECIFICATION FOR COLLOCATION SERVICE

Williams Network Standards, Descriptions & Tasks

1.0      DC Power

         1.1 Backup electrical power, including batteries and shared use of an emergency generator to the extent such generator exists and is maintained to support the Premises.

         1.2 DC power adequate for WinStar's consumption equated to power specified in applicable Collocation Service Order. A low-voltage and high-voltage battery alarm will be monitored by Williams.

         1.3 Nominal 50 +/- 6V DC battery and charger supply with a minimum four (4) hour reserve will be provided by Williams.

         1.4 Redundant chargers of adequate size will be provided by Williams, so that in the event of a charger failure the full load will be supplied to WinStar's equipment. A charger failure alarm will be monitored by Williams.

2.0      AC Power

         2.1 A 20-amp four-plex AC receptacle will be available within reach of WinStar's Equipment. AC power and outlets for use with test equipment only and is not provided to operate the Equipment. This AC power is not provided over an Uninterruptable Power Source (UPS).

         2.2 AC power supply to WinStar equipment is backed by generator where available, but is not UPS. This excludes utility outlets described in the immediately preceding subsection 2.1.

3.0      Environmentals

         3.1 Pre-reaction sprinkler protection, where available. Smoke and fire alarms monitored by Williams.

         3.2 Lighting.

         3.3 Ground Buss and cable interconnect.

         3.4 Grounding conductor will be supplied by Williams between the bus bar and WinStar's Equipment.

         3.5 Overhead cable ladder

         3.6 Interconnect signal and power cabling between Williams and WinStar.

         3.7 Concrete floors will be covered with vinyl tile.

         3.8 Ambient temperature will be maintained by Williams between 60-90(degree)F with an objective of 20-65% humidity.

         3.9 General and administrative services directly relating to the provision of the above listed Collocation Services.

WinStar Standards, Descriptions & Tasks

1.0      Equipment Specifications

         1.1 The Equipment should be designed to operate satisfactorily between 60-90(degree)F with 20-65% (non-condensing) humidity. Low 60(degree) and high 90(degree) temperature alarms will be monitored by Williams.

         1.2 WinStar will ensure that their equipment and surrounding area do not pose safety hazards to personnel. This includes exposed AC electrical hazards, trip and slip hazards, hazardous material storage deficiencies, improperly secured or overloaded equipment racks or ladders, inadequate ingress and egress space. OSHA and local codes will apply.

         1.3 WinStar will notify Williams of any significant equipment additions or deletions (i.e. shelf or rack). Installation and removals will be coordinated with local Williams management.

2.0      Space Specifications

         2.1 WinStar will not jeopardize Collocation Service or damage property of other collocated customers, Williams, or landlord in any manner.

         2.2 WinStar will take precautions to protect Williams' and landlord's common facility and nearby equipment belonging to other customers. This includes floor, wall, and telecommunication equipment protection while moving equipment and notifying Williams of any major rearrangements of equipment, drilling, power work, and etc.

         2.3 WinStar will follow good housekeeping practices. All trash must be disposed of daily at WinStar's expense. Any trash or empty boxes not disposed of by WinStar is subject to removal by Williams with any associated charges borne by WinStar.

         2.4 Nothing may be stored outside of the assigned rack space. A minimum of 2.5' of aisle space must be maintained at front and rear of equipment.

         2.5      No metal ladders, stools, or chairs may be used.

         2.6 Combustible or hazardous material may not be stored in the area.

         2.7 All equipment must be installed within the assigned rack footprint (i.e. UPS units, spare equipment).

         2.8 All cabling will be terminated on DSX panels in the Williams common area. Fiber will be terminated on an appropriate Fiber Distribution Panel ("FDP"). Any panels for WinStar end will be supplied at WinStar's expense.

         2.9 WinStar is responsible for the termination of the A & B DC power and signal cabling in its Equipment.

         2.10 Maximum DC power provided to WinStar as A & B power shall be rated for the rating of a single feed. WinStar is liable for an outage caused by the DC power exceeding the single feed rating. WinStar will be responsible for payment of consumed power exceeding the single feed rating specified in the Collocation Service Order.

         2.11 WinStar will follow normal telecommunications industry standards with regards to equipment installation and removal in a central office environment. Williams standards are to be followed for connection of cables that interface with Williams. All installations are subject to approval by Williams.

         2.12     Permanent use of extension cords is not allowed.

         2.13 WinStar will not jeopardize Williams' ability to conduct business in any manner.

         2.14 All local, state, and federal laws will be obeyed. Local requirements for union labor, especially for AC electrical work, will be observed. Building management guidelines will be followed.

         2.15 WinStar will follow Williams sign-in procedures at all times. Subject to the requirements of this Schedule, WinStar shall have access to their equipment 24 hours a day, 365 days a year. WinStar must coordinate their first visit to a particular Williams' site with Williams' operations department, giving at least five (5) days notice of such visit. For all subsequent entries, WinStar will follow the procedure outlined below:

          (a) At locations where WinStar's equipment is located in caged space which is separate from Williams' equipment, before entry WinStar will notify Williams' Network Control Center at (800) 582-9069 and follow Williams' sign-in procedures.

          (b) At locations where WinStar's equipment is not located in caged space which is separate from Williams' equipment, WinStar must be escorted by a Williams technician. WinStar may gain such escort by notifying Williams' Network Control Center at (800) 582-9069 at least forty-eight hours prior to WinStar's desired entry. In the case of an emergency, WinStar shall give as much notice as is reasonably possible by contacting Williams' Network Control Center at the number listed above. Williams' Network Control Center shall work with WinStar to allow WinStar to gain access as soon as reasonably possible.

          2.16 If Williams notifies WinStar in writing of a violation of the above rules, or any other unsafe or unacceptable situation or practice, WinStar must correct the problem within seven days or provide a written plan for correction to Williams' satisfaction and proposed completion date. Williams may agree to additional time. If the problem is not resolved in seven days or within the agreed upon time frame, which ever is longer, Williams may fix the option of either (i) correcting the problem at WinStar's expense or (ii) terminating the contract and diconnecting power and signal connections from WinStar's equipment.

               Extreme safety violations are subject to immediate correction by Williams without prior notice to WinStar. Corrections made by Williams are at WinStar's expense and will be billed to WinStar on a time and material basis.

                            Exhibit C - Attachment I

                                Reference Number  ________________________
                                                    new   |_|        disc   |_|
                                                    sup   |_|        cancel |_|
                                                    change |_|

                      [WILLIAMS COLLOCATION SERVICE REQUEST]

                       [WILLIAMS COLLOCATION SERVICE ORDER]
                                  [CONTINUED]

                                    EXHIBIT D
                Fiber Splicing, Testing and Acceptance Standards

1.       Initial Construction Testing

         A. During initial construction, Williams shall use an optical time domain reflectometer ("OTDR") to test splices and shall use an OTDR and a 1-km launch reel to test pigtail connectors. Such initial construction tests shall be uni-directional and performed at 1550 nm.

         B. If the loss value of two connectors and the associated pigtail splice exceeds 1 dB, Williams shall break the splice and re-splice until the loss value is 1.0 dB or less. If Williams is unable to achieve a loss value of
1.0 dB or less after five total splicing attempts, the splice shall be marked as Out-of-Spec (OOS).

         C. If the loss value for a splice, when measured in one direction with an OTDR, exceeds 0.15 dB, Williams shall break the splice and re-splice until the loss value is 0.15 dB or less, provided that, if Williams is not able to achieve a loss value of 0.15 dB after three total splicing attempts, then the maximum loss value shall be 0.3 dB. If, after two additional resplicing attempts, Williams is not able to achieve a loss value of 0.3 dB or less, then Williams shall mark the splice as Out-of-Spec (OOS).

2.       End-to-End Testing

        A. After Williams has established end-to-end connectivity on the fibers during initial construction, it shall:

o    perform bi-directional end-to-end tests,

o test continuity to confirm that no fibers have been "frogged" or crossed in any of the splice points,

o    record loss measurements using a light source and a power meter, and

o    take OTDR traces and record splice loss measurements.

       B. Williams shall perform the bi-directional end-to-end tests and OTDR traces at both 1310 nm and 1550 nm. Williams shall measure and verify losses for each splice point in both directions and average the loss values. Williams shall mark any splice points as Out-of-Spec (OOS) that have an average loss value, based on bi-directional OTDR testing at 1550 nm, in excess of 0.3 dB.

3.       Post-Construction Testing

After performing permanent resplicing (in conjunction with repair of a cable cut, replacement of a segment of cable, or other work after initial installation and splicing of the cable), the test procedures set forth in section 2 (End-to-End Testing), shall apply to the relevant fibers and cable segments. The provisions in sections 4 (OTDR Equipment and Settings) and 5 (Acceptance Test Deliverables), that are relevant to such testing shall also apply. Williams may, after completing construction of its System, adopt any alternative methods of testing that are generally accepted in the industry and that provide sufficient data to fulfill the objectives of the tests set forth in this exhibit.


4.       Out-of-Spec Splices

         Out-of-Spec splices shall be noted, but shall not preclude acceptance of a fiber if the Out-of-Spec condition does not affect transmission capability (based on use of then-prevailing telecommunications industry standards applicable to equipment generally used with the relevant type of fiber) or create a significant possibility of an outage.

5.       OTDR Equipment and Settings

         A. Williams shall use OTDR equipment and settings that are, in its reasonable opinion, suitable for performing accurate measurements of the fiber installed. Such equipment and settings shall include, without limitation, the equipment and settings described below.

         B. Williams has approved the following OTDRs and settings for acceptance testing: the Laser Precision TD3000 and CMA4000 models and compatible models.

         C. Williams has approved the following settings for various OTDR tests:

i.       Index of refraction settings:


                                            1310 nm          1550 nm
         ---------------------------------- ---------------- -----------------
           Lucent Truwave                    1.4738          1.4732
           Corning SMF-28                    1.4675          1.4681
           Corning SMF-LS                    1.471           1.470
           Corning LEAF                      1.470           1.469
           Sumitomo fiber                    1.4670          1.4670

ii.      Tests of a pigtail connector and its associated splice:

                TD3000                               CMA4000
               -------------------------- ----------------------------
                4 km Range                 4 km Range
                50 ns Pulse                50 ns Pulse
                1 m Resolution             1 m Resolution
                Medium Averaging           Medium Averaging

iii.     End to End Segment OTDR Testing:


                TD3000                               CMA4000
                -------------------------- ----------------------------
                64 km Range                100 km Range
                500 ns Pulse               250 ns Pulse
                4 m Resolution             4 m Resolution
                Medium Averaging           Medium Averaging


         Note: If the end points are more than 64 kilometers apart, Williams currently uses a TD3000 set at 128 km range setting and performs bi-directional testing only at 1550 nm.

6.       Acceptance Test Deliverables

         Williams shall provide data sheets or computer media containing the following information for the relevant fibers and cable segments:

              A. Verification of end-to-end fiber continuity with power level readings for each fiber taken with a light source and power meter.

              B. Verification of loss at each splice point to be below 0.3 dB as well as the final bi-directional OTDR test data, with distances.

              C. Cable manufacturer, cable type (buffer/ribbon), fiber type, cable reel number, number of fibers, number of fibers per tube, and distance of each section of cable between splice points.

                                    EXHIBIT E

                              FIBER SPECIFICATIONS

         Exhibit A, Part 2 sets forth the types of fibers for each System Segment. The corresponding attached manufacturer's specifications shall apply to each System Segment as indicated therein.

         Williams may, with WinStar's consent, which shall not be unreasonably withheld, substitute a different type of fiber for a System Segment if such type is equivalent or superior to the type set forth in Exhibit A, Part 2 for such System Segment, by written notice provided at least one hundred twenty (120) days before the planned Acceptance Date for such System Segment. Such written notice shall include the relevant manufacturer's specifications for such fiber type and such specifications shall, if WinStar consents to such substitution, apply to such System Segment.

         Specifications for SMF-28, SMF-LS, and SMF-LEAF fibers are attached.

                                    EXHIBIT F
                        Cable Installation Specifications


1.   Material

o    Steel or PVC conduit shall be minimum schedule 40 wall thickness.

o Any exposed steel conduit, brackets or hardware (e.g., bridge attachments) shall be hot-dipped galvanized after fabrication. o All split steel shall be flanged.

o    Handholes shall have a minimum H-15 loading rating.

o    Manholes shall have a minimum H-20 loading rating.

o Warning signs shall display universal do not dig symbol, "Warning-Buried Fiber-Optic Cable," company name and logo, local and emergency One Call toll-free numbers.

2.       Minimum Depths

Minimum cover required in the placement conduit/cable shall be forty-two inches (42"), except in the following instances:

o The minimum cover in ditches adjacent to roads, highways, railroads and interstates is forty-eight inches (48") below the clean out line or existing grade, whichever is greater.

o The minimum cover across streams, river washes, and other waterways shall be sixty inches (60") below the clean out line or existing grade, whichever is greater.

o At locations where fiber-optic cable crosses other subsurface utilities or other structures, the fiber-optic cable/conduit shall be installed to provide a minimum of twelve inches (12") of vertical clearance from the utility/obstacle. The fiber-optic cable/conduit can be placed above the utility/obstacle, provided the minimum clearance and applicable minimum depth can be maintained; otherwise the fiber optic cable/conduit shall be installed under the existing utility or other structure.

o In rock, the cable/conduit shall be placed to provide a minimum of eighteen inches (18") below the surface of the solid rock, or provide a minimum of forty-two inches (42") of total cover, whichever requires the least rock excavation.

o   Where existing pipe is used, current depth is sufficient.

3.   Buried Cable Warning Tape

o All cable/conduit shall be installed with buried cable warning tape. The warning tape shall be laid a minimum of twelve inches (12") above the cable/conduit. The warning tape shall generally be placed at a depth of twenty-four inches (24") below grade and directly above the cable/conduit.

o Buried cable warning tape shall be a minimum of three inches (3") wide and display "Warning-Buried Fiber-Optic Cable," a company name, logo and emergency One Call toll-free number repeated every twenty-four inches (24").

4.       Conduit Construction

o Conduits may be placed by means of trenching, plowing, jack and bore, multi-directional bore or directional bore. Conduits shall generally be placed on a level grade parallel to the surface, with only gradual changes in grade elevation.

o Steel conduit shall be joined with threaded collars, Zap-Lok or welding. (Welding is the preferred method.)

o All crossings of paved city, county, state, federal, and interstate highways, or railroad crossings shall be encased in steel conduit.

o All longitudinal cable runs under paved streets shall be placed in steel or concrete encased PVC conduit.

o All cable placed in metropolitan areas shall be placed in steel or concrete covered PVC conduit.

o Metropolitan areas shall be defined as areas where there is either extensive development and improvement or rapid growth (new building construction).

o All crossings of major streams, rivers, bays and navigable waterways shall be placed in HDPE, PVC or steel conduit, or shall use specially armored submarine cable.

o At all foreign utility/underground obstacle crossings, steel conduit shall be placed and shall extend at least five feet (5') beyond the outer limits of the obstacle in both directions.

o    All jack and bores shall use steel conduit.

o    All directional or mini-directional bores shall use HDPE or steel conduit.

o Any cable placed in swamp or wetland areas shall be placed in HDPE, PVC or steel conduit.

5.       Innerduct Installation

o Innerduct(s) shall be installed in all steel conduits. No cable shall be placed directly in any split/solid steel conduit without innerduct

o Innerduct(s) shall extend beyond the end of all conduits a minimum of eighteen inches (18").

6.       Cable Installation in Conduit

The fiber-optic cable shall be installed using either a sealed pneumatic cable blowing system or a powered pulling winch and hydraulic powered assist pulling wheels. The maximum pulling force to be applied to the fiber-optic cable shall be six hundred pounds (600 lbs.). Sufficient pulling assists shall be available and used to insure the maximum pulling force is not exceeded at any point along the pull.

o    The cable shall be lubricated at the reel and all pulling assist locations.

o A pulling swivel breakaway rated at six hundred pounds (600 lbs.) shall be used at all times.

o    Splices shall only be allowed at planned junctions and reel ends.

o    All splices shall be contained in a handhole or manhole.

o A minimum of twenty meters (20m) of slack cable shall be left in all intermediate handholes and manholes.

o A minimum of thirty meters (30m) of slack cable shall be left in all splice locations.

o A minimum of fifty meters (50m) of slack cable shall be left in Transmission Sites and points of presence.

o PVC conduit or innerduct may be split, with the fiber-optic cable installed inside the split duct and plowed in.

7.       Manholes and Handholes

o Manholes shall be placed in traveled surface streets and shall have locking lids.

o Handholes shall be placed in all other areas, and be installed with a minimum of eighteen inches (18") of soil covering lid.

8.       EMS Markers

EMS Markers shall be placed directly above the lid of all buried handholes. EMS markers fabricated into the lids of the handholes are acceptable.

9.       Cable Markers (Warning Signs)

Cable markers shall be installed at all changes in cable running line direction, splices, pull boxes, assist-pulling locations, and at both sides of street, highway or railroad crossings. Markers shall be spaced at intervals of no more than five hundred feet (500') apart in metropolitan areas and within line of sight (not to exceed one thousand feet (1,000')) in non-metropolitan areas. Markers shall be positioned so that they can be seen from the location of the cable and generally set facing perpendicular to the cable running line.

Splices and pull boxes shall be marked on the cable marker post.

10.      Fiber Optic Groundwire

The Williams Communications, Inc. (Vyvx) Optical Groundwire Specifications (Issue 1; October 15, 1996) shall apply to optical groundwire (aerial fibers installed within power transmission groundwire cable). Sections 2 through 9 of these Cable Specifications shall be inapplicable to optical groundwire. Upon written request, Williams shall promptly provide a copy of its Optical Groundwire Specifications.

11.      Updating of Specifications

Williams may revise these Cable Installation Specifications to include new procedures, materials, or processes so long as the changes achieve the objectives of the specifications set forth above and are in accordance with, or superior to, then-current telecommunications industry standards.

                                      EXHIBIT G
                        Transmission Site Specifications

         All Transmission Sites shall have redundant HVAC (heating, ventilation, and air conditioning) units each capable of handling the site's full HVAC load.

         All unattended (unmanned) Transmission Sites shall have a minimum of eight (8) hours' battery reserve.

         All attended Transmission Sites without an on-site generator shall have a minimum of eight (8) hours' battery reserve. If there is no generator on site, Williams shall have a portable generator at the Transmission Site within eight
(8) hours of a power failure.

         All attended Transmission Sites with an on-site generator shall have a minimum of four (4) hours' battery reserve.

         All on-site generators shall be capable of powering the total site for a minimum of twenty-four (24) hours. All generators shall have auto-start and auto-load transfer capabilities. All generators shall be inspected, tested, and refueled (to replace consumed fuel) once per month.

         Williams shall use approximately forty-mile spacing between Transmission Sites (or between a Transmission Site and a point of presence or System end point), except where geographic factors dictate shorter spacing.

         All Transmission Site buildings shall be grounded with a target specification of 5 ohms or less. The Cable sheath will be exposed and grounded, typically at least fifty (50) cable feet before the entrance to the building transition of outside plant to inside plant cabling.

                                    EXHIBIT H
                         As-Built Drawing Specifications


1.       As-Built Alignment Sheets

         Survey information (either from existing data or new information) shall be put on drawings.

         Drawings shall contain cable information, splice locations, assist point locations with permanent structures, survey stations, conduit information, Transmission Site locations, and optical distances to the nearest Transmission Sites from each splice location.

         Drawings shall be updated with actual field data during and after construction.

         Metropolitan area scales shall not exceed 1" = 200'.

         Non-metropolitan area scales shall not exceed 1" = 500'.

         Drawings shall be "blue lines", as such term is understood in the industry or in Auto CAD format revision 13 or a later revision. Williams may, after completing construction of its System, adopt any replacement method of creating or providing drawings that is generally accepted in the industry and that provides equivalent information.

2.       Transmission Sites

         Floor plans shall show rack placement and assignment for WinStar's floor space.

                                    EXHIBIT I
                            Operations Specifications

1.       Routine Maintenance

Williams shall perform the work and provide the services set forth in the following paragraphs A through E as Routine Maintenance:

         A. NCC Functions. Williams shall operate a manned Network Control Center ("NCC") twenty-four (24) hours a day, seven (7) days a week that monitors the System by means of remote surveillance equipment and dispatches maintenance and repair personnel to handle and repair problems detected through by the NCC or reported by WinStar or other parties. Williams shall provide WinStar a toll-free telephone number to report problems to the NCC.

         B. Cable Maintenance. Williams shall perform appropriate routine maintenance on the Cable in accordance with Williams' then current preventative maintenance procedures. Williams' preventative maintenance procedures shall not substantially deviate from industry practice.

         C. Transmission Site Maintenance. Williams shall perform appropriate routine maintenance on regenerator, optical amplifier, and junction buildings, including the DC power plant, HVAC equipment, and basic building safety equipment including alarms and emergency generators in accordance with Williams' then current preventative maintenance procedures. Williams' preventative maintenance procedures shall not substantially deviate from industry practice.

         D. Route Patrol. Williams shall patrol the Route on a reasonable, routine basis and shall perform all required Cable locates. Williams shall belong to a state or regional one-call (call-before you dig) center when available.

         E. Spare Cable. Williams shall maintain an inventory of spare Cable at strategic locations to facilitate timely restoration.

2.       Planned Network Maintenance Activity

Williams shall avoid performing maintenance between 0600-2200 local time, Monday through Friday, inclusive, that will have a disruptive impact on the continuity or performance level of WinStar Property. However, the preceding sentence does not apply to restoration of continuity to a severed or partially severed fiber optic cable, restoration of dysfunctional power and ancillary support equipment, or correction of any potential jeopardy conditions. Williams shall provide WinStar with telephone, facsimile, or written notice of all non-emergency planned network maintenance (a) no later than 3 working days prior to performing maintenance that, in its reasonable opinion, has a substantial likelihood of affecting WinStar's traffic for up to 50 milliseconds, and (b) no later than ten
(10) working days prior to performing maintenance that, in its reasonable opinion, has a substantial likelihood of affecting WinStar's traffic for more than 50 milliseconds. If Williams' planned activity is canceled or delayed, Williams shall promptly notify WinStar and shall comply with the provisions of the previous sentence to reschedule any delayed activity.

3.       Fiber and Cable

Williams shall correct or repair Cable discontinuity or damage. Williams shall use commercially reasonable efforts to repair Cable traffic discontinuity within the following times:

          Dispatch of personnel to problem area - immediately upon learning of discontinuity

          Maintenance employee's on site - within four (4) hours of learning of discontinuity

         Restoration of Cable continuity - continuity of at least one fiber shall be established within six (6) hours of learning of discontinuity; restoration shall continue until all in-service fibers are restored

Within twenty-four (24) hours after completion of an emergency repair, Williams shall commence its planning for permanent repair, shall notify WinStar of such plans, and shall implement such permanent repair within an appropriate time thereafter.

Williams shall comply with the Cable splicing specifications as provided in Exhibit C (entitled "Fiber Cable Splicing, Testing and Acceptance Standards"). Williams shall provide to WinStar any modifications to these specifications for WinStar's approval, which shall not be unreasonably withheld, so long as the modifications do not deviate from industry standards.

The demarcation point between the Cable and the facilities of WinStar or other parties shall be at the Fiber distribution panel or (but only if Williams agrees to establish such a connection) meet-me vault.

4.       Addition of Drop/Splice Points

WinStar shall have no right to access any Fibers within the Cable or to enter any splice or Williams vault.

WinStar may request that Williams connect WinStar's Fibers with other telecommunications facilities at WinStar's sole expense, at the Cable end points or at Transmission Sites (each, a "Connecting Point"). Such request shall set forth the splice location (which shall be at a demarcation point as set forth above) and the work required to be performed.

WinStar shall notify Williams at least thirty (30) days in advance of the date that it requests that a connection be completed. Williams shall use commercially reasonable efforts to accommodate the request, but may restrict such work to the planned system work periods set forth above.

Williams may decline to make a requested connection if Williams determines, in its reasonable discretion, that there is a significant likelihood that (a) WinStar's use of a proposed Connecting Point would cause a material and adverse effect on the System or the use thereof; (b) use of a particular splice locations will cause a significant technical impediment; or (c) the making or existence of the connection presents an unreasonable risk of creating an interruption of transmission.

WinStar shall have no right to establish any connection to the System other than at the fiber distribution panels located at the end points or Transmission Sites.

WinStar shall, prior to the requested connection date, provide a spur cable adequate to reach the splice location with an additional length (minimum 25 meters) sufficient for Williams to splice into any Fibers at the fiber distribution panel or meet-me vault. WinStar shall obtain the necessary rights of way (or other rights, if required) for the spur cable and shall install and maintain the spur cable beyond the demarcation point.

Williams may require WinStar to pay the costs of maintaining any splice point that presents unusual problems of access for Williams. If WinStar has a connection at a splice point and Williams requires access to WinStar Fibers for inspection, maintenance, or repair purposes and Williams does not have physical access to the Fibers to verify splicing specifications from Williams' fiber distribution panel, WinStar shall promptly upon Williams' request provide a trained and qualified technician at WinStar's fiber distribution panel with an OTDR to assist Williams in performing such inspection, maintenance, or repair.

5.       Miscellaneous

Williams' maintenance employees shall be available for dispatch twenty-four (24) hours a day, seven (7) days a week. Williams shall use commercially reasonable efforts to have its first maintenance employee at the site requiring an emergency maintenance activity within four (4) hours from the time of alarm identification by Williams' NCC or notification by WinStar, whichever occurs first. Emergency maintenance is defined as any service affecting situations requiring an immediate response.

In performing its services hereunder, Williams shall take workmanlike care to prevent impairment to the signal continuity and performance of the System. In addition, Williams shall reasonably cooperate with WinStar in sharing information and analyzing the disturbances regarding the cable and/or fiber facilities.

Nothing contained herein shall make Williams responsible for WinStar's equipment. If, however, Williams agrees to maintain WinStar electronic equipment, WinStar shall provide equipment spares, vendor training and documentation for each technician along the route when different vendor equipment is used between Williams and WinStar.

Williams shall, at WinStar's request, provide WinStar an operations escalation list for shall use in reporting and seeking redress of exceptions noted in Williams' performance of Routine Maintenance and Non-Routine Maintenance.

                                                                    Exhibit K

                                 Payment Terms


1. Amount of Payment. WinStar shall pay Williams the Contract Price in eighty-four (84) consecutive monthly installments of $7,656,577 each, due and payable on the fifteenth (15th) day of each month, commencing February 15, 1999, provided, however, that if any such date is not a day on which banks in New York are open for business ("Business Day"), the payment due thereon shall be paid on the next Business Day, and further provided, however that any such payment shall be subject to adjustment as provided in Section 2 below.

2. Adjustment Events. Each monthly payment required by Section 1 above shall be subject to adjustment pursuant to Sections 5.2(e), 6.4 and 10.4 of the Agreement.

3.       Further Representation and Warranties.

     (a) Security Matters. WinStar hereby represents and warrants (with defined terms having the meanings set forth in Section 7 below):

          (i) Winstar has good and valid rights in and to the Collateral and has full power and authority and legal right to grant to the Secured Party the Security Interest in the Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained;

          (ii) The Security Interest (x) constitutes a legal and valid security interest in and to all of WinStar's rights in the Collateral securing the payment and performance of the Obligations and (y) upon the filing of appropriate UCC or other forms, will constitute a perfected security interest in and to all Collateral. The Security Interest is and shall be prior to any other Lien on any of the Collateral, except for Permitted Encumbrances; and

          (iii) WinStar has not filed or consented to the filing of any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral.

     (b)  Other Matters. WinStar hereby represents and warrants to Williams that
          (i) the representations and warranties of WinStar Network Expansion, LLC ("Borrower") and WinStar Communications, Inc. ("Parent") set forth in Article III of the Credit Agreement dated as of October 21, 1998 (the "Lucent Credit Agreement"), among Borrower, Parent, the lenders party thereto, State Street Bank and Trust Company (as "Collateral Agent"), and Lucent Technologies, Inc. (as "Administrative Agent") are true and correct on the date of this Agreement with the same force and effect as if made on such date (or in the case of any representation and warranty that expressly relates to an earlier date, on and as of the earlier date) and (ii) that it has delivered to Williams a complete and correct copy of the Lucent Credit Agreement.

4. Events of Default. Until the Contract Price has been paid in full (except to the extent the Payment Deductions have relieved WinStar of the obligation to pay the Contract Price), notwithstanding the provisions of Article 21 of the Agreement (except as to clause (h) below), each of the following shall constitute an "Event of Default":

          (a) WinStar shall fail to pay any portion of the Contract Price or the Exercise Price on the due date thereof (except to the extent the Payment Deductions have relieved WinStar of the obligation to pay the Contract Price or the Exercise Price);

          (b) WinStar shall fail to pay any other amount in excess of $100,000 due under the Agreement within 30 days after such amount has become due or any lesser amount within fifteen (15) days after receiving notice from Williams of such non-payment (except to the extent the Payment Deductions have relieved WinStar of the obligation to pay such amount);

          (c) any representation or warranty made by WinStar in this Exhibit K or otherwise in this Agreement shall prove to have been incorrect when made in any respect which could reasonably be expected to have a material adverse effect upon Williams' ability to realize the benefits of the Agreement;

          (d) there shall occur any breach (including without limitation any breach of any representation and warranty) by Parent under the Guarantee Agreement (as described below);

          (e) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Parent or any of its Restricted Subsidiaries (as such term is defined in the Lucent Credit Agreement) or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Parent or any of its Restricted Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (f) Parent or any of its Restricted Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (e) of this Section 4,
               (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, or similar official for Parent or any of its Restricted Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (g) Parent or any of its Restricted Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (h) there shall occur any other event which entitles Williams to terminate this Agreement; or

          (i) this Agreement shall cease, for any other reason, to be in full force and effect or WinStar shall so assert or the Lien (as defined below) created by this Agreement shall cease to be perfected or enforceable and of the same effect as to perfection and priority purported to be created hereunder.

5. Remedies. Upon any Event of Default, and at any time thereafter during the continuance of such event, Williams may take any or all of the following actions at the same or different times:

          (a)  cease to perform any of its obligations under the Agreement;

          (b)  terminate the Agreement; or

          (c) seek to enforce its right to collect damages for breach of contract.

6.       Conditions Precedent.

          (a) Prior to the first Acceptance Date, as a condition precedent to Williams obligations with respect to such Acceptance Date, WinStar shall cause the following actions to be taken:

               (i) cause the Guarantee Agreement in the form attached hereto as Annex A ("Guarantee") to be executed and delivered by Parent;

               (ii) deliver to Williams an opinion of counsel reasonably
                    acceptable to Williams (which may be WinStar's General Counsel), which opinion shall be satisfactory in form and substance to Williams, to the effect set forth in Annex B hereto; and

               (iii) deliver to Williams a certified copy of an amendment to the
                    Lucent Credit Agreement which permits the transactions contemplated by this Agreement.

          (b) Prior to each Acceptance Date (including the first), as a condition precedent to Williams' obligation on such Acceptance Date, WinStar shall take all actions required to perfect the security interests granted by this Agreement (whether or not the collateral is characterized as fixtures, equipment, contract rights, general intangibles or otherwise), using filings (when necessary) that are satisfactory in form and substance to Williams.

7.       Security Interest

          (a) Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

          "Collateral" shall mean all of the following, whether now owned or existing or hereafter acquired or arising to the extent acquired by WinStar from Williams pursuant to this Agreement and used in connection with or arising out of the use of the Equipment: (i) all Equipment, (ii) all General Intangibles to the extent that a grant of a security interest therein to does not violate any agreement to which WinStar is now or may hereafter be subject, and (iii) all Proceeds.

         "Equipment" shall mean the following, to the extent acquired by WinStar from Williams pursuant to this Agreement: (i) all equipment, strands of optical fiber, and cable, or interests therein (ii) all tangible personal property similar to any of the foregoing, and (iii) all improvements, accessions or appurtenances thereto. The term Equipment shall include Fixtures.

         "Fixtures" shall mean all items of Equipment, whether now owned or hereafter acquired, of WinStar that become so related to particular real estate that an interest in them arises under any real estate law applicable thereto.

         "General Intangibles" shall mean the following, to the extent acquired by WinStar pursuant to this Agreement; (i) all "general intangibles" as such term is defined in the Section 9-106 of the UCC and (ii) all other intangible personal property of WinStar of every kind and nature now owned or heereafter acquired by WinStar, including WinStar's rights under this Agreement.

         "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

          "Obligations" means all present and future monetary obligations of WinStar to Williams under this Agreement.

          "Permitted Encumbrances" shall have the meaning specified in the Lucent Credit Agreement.

         "Person" shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental or regulatory authority or other entity.

         "Proceeds" shall mean any consideration received from the sale, exchange, license, lease or other disposition of any asset which constitutes Collateral, including any payment received from any insurer or other Person as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset which constitutes Collateral.

          "Security Interest" shall have the meaning assigned to such term in paragraph (b) below.

         "Transaction Documents" shall mean this Agreement and the Guarantee .

          "Transactions" shall mean the execution, delivery, and performance by WinStar of each Transaction Document.

          "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction.

     (b)  Security Interest. In order to effectuate the provisions of Section
          2.6 of the Agreement, as security for the payment or performance, as the case may be, in full of the Obligations, WinStar hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to Williams, its successors and assigns, and hereby grants to Williams, its successors and assigns, a security interest in, all of WinStar's right, title and interest in, to and under the Collateral (the "Security Interest"). Without limiting the foregoing, Williams is hereby authorized to file one or more financing statements (including fixture filings), continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by WinStar without the signature of WinStar, and naming WinStar as debtor and Williams as secured party.

     (c) No Assumption of Liability. The Security Interest is granted as security only and shall not subject Williams to, or in any way alter or modify, any obligation or liability of WinStar with respect to or arising out of any of the Collateral.

     (d) Protection of Security. WinStar shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all Persons and to defend the Security Interest of Williams in the Collateral and the priority thereof against any Lien.

     (e) Further Assurances. WinStar shall, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents (including Uniform Commercial Code financing statements in Collateral in which WinStar acquires an interest after the date hereof) and take all such actions as Williams may from time to time request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. WinStar agrees to take such action as may be requested by Williams to cause the Security Interest in Equipment to have priority pursuant to Sections 9-312(4) and 9-313 of the UCC, as applicable.

     (f) Inspection and Verification. Williams and such Persons as Williams may reasonably designate shall have the right, on reasonable advance notice at WinStar's own cost and expense, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, to discuss WinStar's affairs with the officers of WinStar and its independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, including, in the case of Collateral in the possession of any third Person, by contacting the third Person possessing such Collateral for the purpose of making such a verification. Williams shall have the absolute right to share any information it gains from such inspection or verification with its agents and representatives.

     (g) Taxes; Encumbrances. At its option, Williams may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted under the Transaction Documents and may pay for the maintenance and preservation of the Collateral to the extent WinStar fails to do so, and WinStar agrees to reimburse Williams on demand for any payment made or any expense incurred by Williams pursuant to the foregoing authorization; provided, however, that nothing in this
          Section 7 shall be interpreted as excusing WinStar from the performance of, or imposing any obligation on Williams to cure or perform, any covenants or other promises of WinStar with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances.

     (h) Continuing Obligations of WinStar. WinStar shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and WinStar agrees to indemnify and hold harmless Williams and Williams' Affiliates from and against any and all liability for such performance.

     (i) Use and Disposition of Collateral. Except as otherwise permitted by this Agreement, WinStar shall not make or permit to be made an assignment, pledge or hypothecation of the Collateral or grant any other Lien in respect of the Collateral, and WinStar shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral, except in any such case in the ordinary course of business.

     (j) Power of Attorney. Williams shall have the right, as the true and lawful agent and attorney-in-fact of WinStar, with power of substitution for WinStar and in WinStar's name or otherwise, for the use and benefit of Williams, upon the occurrence and during the continuance of an Event of Default (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral;
          (c) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (d) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; and (e) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though Williams were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating Williams to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by Williams, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by Williams with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of WinStar or to any claim or action against Williams. It is understood and agreed that the appointment of Williams as the agent and attorney-in-fact of WinStar for the purposes set forth above is coupled with an interest and is irrevocable. The provisions of this Section shall in no event relieve WinStar of any of its obligations hereunder with respect to the Collateral or any part thereof or impose any obligation on Williams to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by Williams of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Transaction Document, by law or otherwise.

     (k)  Remedies upon Default.

         (i) Upon the occurrence and during the continuance of an Event of Default, Williams shall have the right with or without legal process and with or without previous notice or demand for performance, to take possession and/or control of the Collateral or any part thereof (at the same or different times) and without liability for trespass to enter any premises where the Collateral or any part thereof may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the UCC or other applicable law. Without limiting the generality of the foregoing, WinStar agrees that Williams shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale for cash, upon credit or for future delivery as Williams shall deem appropriate. Upon consummation of any such sale Williams shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of WinStar, and WinStar hereby waives (to the extent permitted by law) all rights of redemption, marshalling, stay and appraisal which WinStar now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

         (ii) Williams shall give WinStar 10 days' written notice (which WinStar agrees is reasonable notice within the meaning of Section 9-504(3) of the UCC or its equivalent in other jurisdictions) of Williams' intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Williams may fix and state in the notice of such public sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as Williams may (in its sole and absolute discretion) determine. Williams shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. Williams may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Williams until the sale price is paid by the purchaser or purchasers thereof, but Williams shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, Williams may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of WinStar (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Obligation then due and payable to Williams from WinStar as a credit against the purchase price and Williams may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to WinStar therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof, Williams shall be free to carry out such sale pursuant to such agreement and WinStar shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after Williams shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, Williams may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

     (l) Application of Proceeds. Williams shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as follows:

       FIRST, to the payment of all costs and expenses incurred by Williams in connection with such collection or sale or otherwise in connection with this Agreement or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by Williams hereunder or under any other Transaction Document on behalf of WinStar and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Transaction Document;

         SECOND, to the payment in full of the Obligations; and

       THIRD, to WinStar, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

         Williams shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by Williams (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of Williams or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Williams or such officer or be answerable in any way for the misapplication thereof.

     (m)  Williams' Fees and Expenses; Indemnification.

          (i) WinStar agrees to pay upon demand to Williams the amount of any and all reasonable expenses (other than those incurred in connection with the negotiation and preparation of this Agreement), including the reasonable fees and expenses of its counsel and of any experts or agents, which Williams may incur in connection with (a) the administration of this Section 7, (b) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (c) the exercise, enforcement or protection of any of the rights of Williams or under Section 7 (d) the failure of WinStar to perform or observe any of the provisions of this Section 7.

          (ii) WinStar agrees to indemnify Williams against, and hold it harmless from, all stamp, documentary and other taxes, levies or charges payable in respect of the grant of the Security Interest.

          (iii) The provisions of this Section shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Transaction Document.

                                                         Annex A To Exhibit K

                               GUARANTEE AGREEMENT


         GUARANTEE AGREEMENT (this "Agreement") dated as of December ___, 1998, among WINSTAR COMMUNICATIONS, INC., a Delaware corporation ("Guarantor"), and WILLIAMS COMMUNICATIONS, INC. ("Williams").

         Reference is made to the IRU Agreement dated as of December 17, 1998 (as amended or modified from time to time, the "IRU Agreement"), between WinStar Wireless, Inc., a Delaware corporation ("Wireless"), and Williams. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the IRU Agreement.

         Wireless is a wholly-owned subsidiary of Guarantor. Guarantor acknowledges that it will derive substantial direct and indirect benefit from the IRU Agreement. The obligations of Williams under the IRU Agreement are conditioned on, among other things, the execution and delivery by Guarantor of a Guarantee Agreement in the form hereof. As consideration therefor and in order to induce Williams to enter into and perform its obligations under the IRU Agreement, Guarantor is willing to execute this Agreement.

         Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                    Guarantee

         SECTION 1.01 Guarantee. Guarantor unconditionally guarantees, as a primary obligor and not merely as a surety, (a) the due and punctual payment of all monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of Wireless under the IRU Agreement and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of Wireless under or pursuant to the IRU Agreement (all the monetary and other obligations referred to in the preceding clauses (a) and (b) being collectively called the "Obligations"). Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

         SECTION 1.02 Obligations Not Waived. To the fullest extent permitted by applicable law, Guarantor waives presentment to, demand of payment from and protest to Wireless of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of Guarantor hereunder shall not be affected by (a) the failure of Williams to assert any claim or demand or to enforce or exercise any right or remedy against Wireless or Guarantor under the provisions of the IRU Agreement or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement or any other agreement, or (c) the failure to perfect any security interest in, or the release of, any of the security held by Williams.

         SECTION 1.03 Security. Guarantor authorizes Williams to (a) take and hold security given for the payment of the Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine and (c) release or substitute any one or more endorsees, other guarantors or other obligors.

         SECTION 1.04 Guarantee of Payment. Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by Williams to any of the security held for payment of the Obligations.

         SECTION 1.05 No Discharge or Diminishment of Guarantee. The obligations of Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of Williams to assert any claim or demand or to enforce any remedy under the IRU Agreement or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of Guarantor or that would otherwise operate as a discharge of Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

         SECTION 1.06 Other Matters. Williams may, at its election, foreclose on any security held by it by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with Wireless or any other guarantor or exercise any other right or remedy available to them against Wireless or any other guarantor, without affecting or impairing in any way the liability of Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. To the fullest extent permitted by applicable law, Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of Guarantor against Wireless or any other guarantor, as the case may be, or any security.

         SECTION 1.07 Limit of Liability. The obligations of Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of applicable state law.


                                   ARTICLE II

                                  Subordination

         SECTION 2.01 Subordination. Parent hereby agrees that all the Subordinated Obligations of Wireless owed to Parent are hereby expressly subordinated, to the extent and in the manner set forth in this Article II, to the prior payment in full in cash of all Senior Obligations of Wireless in accordance with the terms thereof.

         As used herein:

         "Senior Creditors" means Williams and its successors and assigns.

         "Senior Obligations" of any means, the Obligations.

         "Subordinated Obligations" of Wireless means all monetary obligations and other liabilities of Wireless at any time owing to Parent (including any such obligations or other liabilities owing to any other Person for the direct or indirect benefit of Parent), including all rights of Parent against Wireless arising by way of right of subrogation, contribution, reimbursement, indemnity or otherwise.

         SECTION 2.02 Dissolution or Insolvency. Parent agrees that upon any distribution of the assets of Wireless or upon any dissolution, winding up, liquidation or reorganization of Wireless, whether in bankruptcy, insolvency, reorganization, arrangement or receivership proceedings or otherwise, or upon any assignment for the benefit of creditors or any other marshaling of the assets and liabilities of Wireless:

     (a) the Senior Creditors of Wireless shall first be entitled to receive payment in full in a cash of the Senior Obligations in accordance with the terms of such Senior Obligations before Parent shall be entitled to receive any payment on account of the Subordinated Obligations of Wireless, whether as principal, interest or otherwise; and

     (b) any payment by, or distribution of the assets of, Wireless of any kind or character, whether in cash, property or securities, received by or on behalf of Parent shall be held in trust for the benefit of, and shall be paid over to, the Senior Creditors of Wireless to the extent necessary to make payment in full in cash of all Senior Obligations remaining unpaid, after giving effect to any concurrent payment or distribution to the Senior Creditors in respect of the Senior Obligations.

         SECTION 2.03 Other Creditors. Nothing contained in this Agreement is intended to or shall impair, as between and among Wireless, its creditors (other than its Senior Creditors) and Parent, the Obligations of Wireless to pay to Parent the Subordinated Obligations as and when the same shall become due and payable in accordance with the terms thereof, or affect the relative rights of Parent and the other creditors of Wireless (other than its Senior Creditors).

         SECTION 2.04 Proofs of Claims. In the event of any dissolution, winding up, liquidation or reorganization of Wireless, whether in bankruptcy, insolvency, reorganization, arrangement or receivership proceedings or otherwise, or any assignment for the benefit of creditors or any other marshaling of the assets and liabilities of Wireless, Parent agrees to file proofs of claim for the Subordinated Obligations owed to it upon demand by Williams, in default of which Williams is hereby irrevocably authorized so to file in order to effectuate the provisions hereof. This Section shall not be construed to permit Parent to retain any payment received by it in respect of a Subordinated Obligation that Parent is not entitled to retain under any other provision of the Agreement.

         SECTION 2.05 No Waiver. No right of any Senior Creditor to enforce this Agreement shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of any Senior Creditor, Parent or Wireless, or by any noncompliance by Parent or Wireless with the terms, provisions and covenants contained herein, and the Senior Creditors are hereby expressly authorized to extend, renew, increase, decrease, modify or amend the terms of the Senior Obligations or any security therefor, and to release, sell or exchange any such security and otherwise deal freely with Wireless, all without notice to or consent of Parent and without affecting the liabilities and obligations of the parties hereto.

         SECTION 2.06. Transfer of Subordinated Obligations. Parent agrees that it will not sell, assign, transfer or otherwise dispose of all or any part of the Subordinated Obligations owed to it unless the Person to whom such sale, assignment, transfer or disposition is made shall acknowledge in writing (delivered to Williams) that it shall be bound by the terms of this Agreement, including the terms of this Section 2.06, as though named herein as a Subordinated Creditor.

         SECTION 2.07. Obligations Hereunder Not Affected. (a) All rights and interests of the Senior Creditors hereunder, and all agreements and obligations of Parent hereunder, shall remain in full force and effect irrespective of:

          (i)  any lack of validity or enforceability of the IRU Agreement;

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any other amendment or waiver of or consent to departure from the IRU Agreement;

          (iii) any exchange, release or nonperfection of any security interest in any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, in respect of all or any of the Senior Obligations; or

          (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Wireless in respect of its Senior Obligations or of Parent in respect of this Agreement.

     (b) Parent hereby authorizes the Senior Creditors, without notice or demand and without affecting or impairing any of the obligations of Parent hereunder, from time to time to (i) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of, the Senior Obligations or any part thereof and (ii) exercise or refrain from exercising any rights against Parent or any other Person.


                                   ARTICLE III

                                  Miscellaneous

         SECTION 3.01 Representations and Warranties. Guarantor represents and warrants that:

         (a) Organization; Powers. It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on its business, operations or condition (financial or otherwise), is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

         (b) Authorization; Enforceability. The transactions contemplated hereby are within its corporate power and have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         (c) Governmental Approvals; No Conflicts. The transactions contemplated hereby (i) do not require any consent or approval of, registration or filing with, or any other action by, any governmental or regulatory authority, (ii) will not violate any applicable law or regulation or its charter, by-laws or other organizational documents of it or any order of any governmental or regulatory authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon it or its assets, or give rise to a right thereunder to require any payment to be made by it, and (iv) will not result in the creation or imposition of any lien on any of its assets.

         SECTION 3.02 Information. Guarantor assumes all responsibility for being and keeping itself informed of Wireless' financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that Guarantor assumes and incurs hereunder, and agrees that Williams will not have any duty to advise Guarantor of any information known to it or regarding such circumstances or risks.

         SECTION 3.03 Termination of this Agreement and the Guarantees. This Agreement and the Guarantee made hereunder shall terminate when all the Obligations have been indefeasibly paid in full and Williams has no further commitments under the IRU Agreement and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by Williams upon the bankruptcy or reorganization of Wireless, Guarantor or otherwise.

         SECTION 3.04 Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of each party hereto that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to Williams and Guarantor when a counterpart hereof executed on behalf of such party shall have been delivered to Williams, and a counterpart hereof shall have been executed on behalf of Williams, and thereafter shall be binding upon such party and Williams and their respective successors and assigns, and shall inure to the benefit of such party and Williams, and their respective successors and assigns, except that Guarantor shall not have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void).

         SECTION 3.05 Waivers; Amendment. (a) No failure or delay of Williams in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Williams hereunder and under the IRU Agreement are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Guarantor in any case shall entitle Guarantor to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the parties.


         SECTION 3.06 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 3.07 Notices. All communications and notices hereunder shall be in writing and given as provided in Article XIII of the IRU Agreement, provided, however, that all communications and notices hereunder to Guarantor shall be given to it at:

                       WinStar Communications, Inc.
                       Attn:  General Counsel
                              230 Park Avenue
                              New York, New York   10169
                              Facsimile No: (212) ______________

or at such other address as may be designated in writing to Williams.

         SECTION 3.08 Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by Guarantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or the IRU Agreement shall be considered to have been relied upon by Williams, regardless of any investigation made by Williams, and shall continue in full force and effect as long as any of the Obligations is outstanding and unpaid and as long as the IRU Agreement has not been terminated.

         (b) In the event any one or more of the provisions contained in this Agreement or in the IRU Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.


         SECTION 3.09 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 3.04. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 3.10 Rules of Interpretation. The rules of interpretation specified in Article XXIII of the IRU Agreement shall be applicable to this Agreement.

         SECTION 3.11 Jurisdiction; Consent to Service of Process. (a) Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that Williams may otherwise have to bring any action or proceeding relating to this Agreement or the other Transaction Documents against Guarantor or its properties in the courts of any jurisdiction.

         (b) Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.


         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 3.07. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.


         SECTION 3.12 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.12.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


WILLIAMS COMMUNICATIONS, INC.

By  ______________________________
Name:
Title:

WINSTAR COMMUNICATIONS, INC.,

By  ___________________________________
Name:
Title:

                                                        Annex B to Exhibit K



         Organization; Powers. WinStar and Parent is each a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to carry on its business as now conducted.

         Authorization; Enforceability. (i) The obligations to be performed by WinStar under the IRU Agreement are within WinStar's corporate power and have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by WinStar and constitutes a legal, valid and binding obligation of WinStar, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         (ii) The obligations to be performed by Parent under the Guarantee Agreement are within Parent's corporate power and have been duly authorized by all necessary corporate action. Such Agreement has been duly executed and delivered by Parent and constitutes a legal, valid and binding obligation of Parent, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         Governmental Approvals; No Conflicts. The transactions contemplated by this Agreement (a) will not violate the charter, by-laws or other organizational documents of WinStar or Parent, (b) will not violate or result in a default under any indenture, agreement or other instrument known to us (including all agreements filed as exhibits to filings by Parent with the Securities and Exchange Commission) binding upon WinStar or Parent or its assets, or give rise to a right thereunder to require any payment to be made by WinStar or Parent, and (c) will not result in the creation or imposition of any lien on any asset of WinStar or Parent, except liens created under this Agreement.

                                    Exhibit O
Williams Network POP List

  ================================================================================================================================
  Williams Network Onnet City List             X indicates InService
                                                                                            Horizontal
                                POP Sq.                                         Vertical    Coordin-    NPA/         Local Access
         City               St  Ft.         Address            LATA  CLLI CODE  Coordinate    ate       NXX          Vendor
  =================================================================================================================================
 1      Albany             NY    5,000 194 Washington Avenue
                                        Albany, NY 12210        134  ALBYNY1W       4640      1630     518/436       NYNEX MFS BS
         --------------------------------------------------------------------------------------------------------------------------
  2   x  Atlanta            GA   10,000 374 Dekalb Avenue
                                        Atlanta, GA 30312       438  ATLNGA1W       7259      2084     404/688       MFS BST
         --------------------------------------------------------------------------------------------------------------------------
  3      Baltimore          MD   10,000 200 North Howard Street                                                      BELLATLANTIC
                                        Baltimore, MD 21201     228  BLTMMD1W       5511      1574      410/962      ESPIRE
         --------------------------------------------------------------------------------------------------------------------------
  4   x  Baton Rouge        LA    3,000 445 N Boulevard
                                        Suite 500
                                        Baton Rouge, LA 70802   492  BTRGLA1W       5475      2874      504/343      BST ACSI
         --------------------------------------------------------------------------------------------------------------------------
  5   x  Birmingham         AL    3,408 2001 Park Place North
                                        Suite 102
                                        Birmingham, AL 35203    476  BRHMAL1W       7518      2446      205/322      BST ACSI
         --------------------------------------------------------------------------------------------------------------------------
  6      Buffalo            NY    5,000 325 Delaware Avenue
                                        2nd Fl.                                                                      BELLATLANTIC
                                        Buffalo, NY 14202       140  BFLONY1W       5076      2327      716/854      HYPERION
         --------------------------------------------------------------------------------------------------------------------------
  7   x  Charlotte          NC    9,000 112 N Meyers St.
                                        Charlotte, NC 28202     422  CHRLNC2W       5657      1598       704/347     BST PW
         --------------------------------------------------------------------------------------------------------------------------
  8   x  Chicago            IL    5,000 600 South Federal
                                        5th Floor
                                        Chicago, IL 60605       358  CHCGIL1W       5987       2424       312/986   MFS AMERITECH
         --------------------------------------------------------------------------------------------------------------------------
  9      Cleveland          OH    2,362 The Keith Building
                                        1521 Euclid Ave Ste 522                                                     MFS
                                        Cleveland, OH           320  CLEVOH1W       5576       2544       215/687   AMERITECH CS
         --------------------------------------------------------------------------------------------------------------------------
  10  x  Dallas             TX    5,353 One Main Place
                                        1201 Main St Ste C-112
                                        Dallas, TX 75202        552  DLLSTXRID1W    8437       4035       214/742   ACSI MFS SWB
         --------------------------------------------------------------------------------------------------------------------------
  11     Daytona Beach      FL   10,000 111 N. Seagrave
                                        Daytona Beach, FL 32114 456  DYBHFL1W       7803       1036       904/252   BST
         --------------------------------------------------------------------------------------------------------------------------
  12     Ft. Lauderdale     FL   10,000 SW Corner of 2nd St
                                        NW & 2nd Ave NW         460  FTKDFK1W       8281.14    558.34               BST
         --------------------------------------------------------------------------------------------------------------------------
  13  x  Greensboro         NC    5,394 South Elm Center 201-E
                                        Creek Ridge Road
                                        Greensboro, NC 27406    424  GNBONC1W       6402       1639       336/275   BST TW
         --------------------------------------------------------------------------------------------------------------------------
  14  x  Houston           TX     5,000 1124 Hardy Street
                                        Houston, TX 77020       560  HSTNTX1W       8936       3536       713/225   TW SWB
         --------------------------------------------------------------------------------------------------------------------------
  15  x  Indianapolis      IN     5,723 720 Kentucky Avenue
                                        Suite 2
                                        Indianapolis, IN        336  IPLSHN1W       6272       2992       317/916   TW AMT
         --------------------------------------------------------------------------------------------------------------------------
  16     Jackson           MS     4,704 Capitol Building 111
                                        E. Capitol Street
                                        Suite 510
                                        Jackson, MS 39201       482  JCSNMS1W       8035       2879                  ESPIRE BST
         --------------------------------------------------------------------------------------------------------------------------
  17     Jacksonville      FL     5,000 530 West Adams St.
                                        Jacksonville, FL 32202  452  JCVLFL1W       7613       1245        904/358   BST
         --------------------------------------------------------------------------------------------------------------------------
  18  x  Kansas City       MO     7,693 The Bryant Building
                                        1102 Grand Ave #300
                                        Kansas City, MO         524  KSCYMO1W       7027       4202       816/221   SWB ESPIRE
         --------------------------------------------------------------------------------------------------------------------------
  19     Las Vegas         NV     2,525 4275 E. Sahara Ave
                                        Units 19 & 20                                                              SPRINT
                                        Las Vegas, NV 89104     721  LSVGNV1W       3668       7422       702/244  NEXTLINK ACS
         --------------------------------------------------------------------------------------------------------------------------
  20  x  Los Angeles       CA     5,000 624 South Grand
                                        Suite 1706
                                        Los Angeles CA 90017    730  LSANCA1W       9213       7878       213/623  GST PBT MFS
         --------------------------------------------------------------------------------------------------------------------------

  ================================================================================================================================
  Williams Network Onnet City List             X indicates InService
                                                                                            Horizontal
                                POP Sq.                                         Vertical    Coordin-    NPA/         Local Access
         City               St  Ft.         Address            LATA  CLLI CODE  Coordinate    ate       NXX          Vendor
  =================================================================================================================================
  21     Melbourne         FL     5,000 NE Corner of Line and
                                        Lotana St Melbourne Fl  458  MLBRFL1W       7964.23    351.64              BST
         --------------------------------------------------------------------------------------------------------------------------
  22     Miami             FL    10,000 2115 NW 22nd Street
                                        Miami, Fl 33142         460  MIAMFL1W       8350       534        305/325  BST MFS
         --------------------------------------------------------------------------------------------------------------------------
  23     Minneapolis       MN    10,000 511 11th Ave South
                                        Minneapolis, MN 55415   528  MPLSMN1W       5780       4526       612/339  USWEST
         --------------------------------------------------------------------------------------------------------------------------
  24  x  New Orleans       LA     5,000 Poydrous Plaza
                                        539 Loyola Ave Ste 2020
                                        New Orleans, LA 70113   490  NWORLA1W       8483       2638       504/529  BST
         --------------------------------------------------------------------------------------------------------------------------
  25  x  New York          NY     5,323 60 Hudson Street
                                        12th Floor                                                                 MFS
                                        New York, NY 10013      132  NYCMNY1W       5004       1406       212/571  BELLATLANTIC TW
         --------------------------------------------------------------------------------------------------------------------------
  26     Newark            NJ    20,000 165 Halsey Street                                                          MFS
                                        Newark, NJ 07102        224  NWRKNJ1W       5015       1430       973/643  BELLATLANTIC
         --------------------------------------------------------------------------------------------------------------------------
  27     Oklahoma City     OK    7,445 201 Robert S. Kerr
                                        Suite 220
                                        Oklahoma City, OK 73102 536  OKCYOK1W       7946       4372       405/232  SWB MFS COX
         --------------------------------------------------------------------------------------------------------------------------
  28     Orlando           FL   10,000 SW Corner of Division
                                        & Columbia              458  ORLDFL1W       7957.64    1031.53             BST MFS
         --------------------------------------------------------------------------------------------------------------------------
  29  x  Philadelphia      PA    3,800 2401 Locust Street
                                       4th Floor
                                       Philadelphia, PA 19103   228  PHLAPA1W       5252       1461       215/568 BELL ATLANTIC MFS
         --------------------------------------------------------------------------------------------------------------------------
  30     Phoenix           AZ    2,500 info not yet available   666  PHNXAZ1W       9119       6742       502/204 USWEST MFS
         --------------------------------------------------------------------------------------------------------------------------
  31     Portland          OR    2,500  707 SW Washington St.
                                        4th Floor
                                        Portland, OR 97205      572  PTLDOR1W       6799       3915       503/417 ELI MFS SW
         --------------------------------------------------------------------------------------------------------------------------
  32  x  Raleigh           NC    5,000  3440 Tarheel Drive
                                        Bldg. 3 Ste #105
                                        Raleigh, NC 27609       425  RLGHNC1W       5330       1435       919/873 BST TW
         --------------------------------------------------------------------------------------------------------------------------
  33  x  Richmond          VA    1,500  3600 W Broad St
                                        Ste 472 Richmond, VA    248  RCMDVA1W       5907       1479       304/359 BELLATLANTIC MEDIA
         --------------------------------------------------------------------------------------------------------------------------
  34     Rochester         NY    5,000  1 West Main Stuie 610
                                        Rochester, NY 14608     974  ROCHNY1W       4912.92    2194.33            RCCHTEL MFS TW
         --------------------------------------------------------------------------------------------------------------------------
  35     Sacramento        CA    2,403  770 L Street Ste 120
                                        Sacramento, CA 95814    725  SCRMCA1W       8303       3581       916/441 PBT MFS
         --------------------------------------------------------------------------------------------------------------------------
  36  x  Spartanburg       SC    4,212  BCT 145 N Church St
                                        Spartanburg, SC 29306   430  SPBGSC1W       6809       1832       364/948    BST
         --------------------------------------------------------------------------------------------------------------------------
  37  x  St. Louis         MO    2,331  The Valley Building
                                        900 Walnut St Ste 124
                                        St. Louis, MO 63102     520 STLSMO01DSC     6807       2483       314/436    MFS SWB
         --------------------------------------------------------------------------------------------------------------------------
  38     Syracuse          NY    4,700  The Atrium Building
                                        2 Clinton Square
                                        Syracuse, NY 13202      136 SYRCNY1W        4797.54    1990.96    315/422   BELLATLANTIC
         --------------------------------------------------------------------------------------------------------------------------
  39     Tucson            AZ    5,000  135 & 139 North 5th Ave
                                        Tuscon, AZ 85701        568 TCSNAZ1W        9346       5487       520/620    MFS USWEST
         --------------------------------------------------------------------------------------------------------------------------
  40  x  Tulsa             OK    5,238  100 W 5th Street
                                        5th Floor
                                        Tulsa, OK 74103         538 TULSOK1W        7708       4176       918/584    MFS ACSI SWB
         --------------------------------------------------------------------------------------------------------------------------

  =================================================================================================================================
  Williams Network Onnet City List             X indicates InService
                                                                                            Horizontal
                                POP Sq.                                         Vertical    Coordin-    NPA/         Local Access
         City               St  Ft.         Address            LATA  CLLI CODE  Coordinate    ate       NXX          Vendor
  =================================================================================================================================
  41  x  Washington        DC    5,279  1220 L Street NW
                                        Suite 200
                                        Washington, DC 20910    236 WASHDC1W        5622       1582       202/408  BELLATLANTIC MFS
         --------------------------------------------------------------------------------------------------------------------------
  42     West Palm Beach   FL    5,000  SW Corner of Rosemary &
                                        Second Street

                                        West Palm Beach, FL     460 WP8HFL1W        3161.4     509.48     561/      BST
         --------------------------------------------------------------------------------------------------------------------------



  Service provided between any of the cities listed above is considered On-Net. Williams will update this listing periodically.